     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1999

                                                      REGISTRATION NO. 333-71397
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           --------------------------


                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
                      MARATHON POWER TECHNOLOGIES COMPANY
                                   ZMP, INC.
                           ADAMS RITE AEROSPACE, INC.
    (Exact name of each of the co-registrants as specified in its respective charter)


                DELAWARE                                    3728                                   13-3733378
    (State or other jurisdiction of             (Primary Standard Industrial          (I.R.S. Employer Identification No.)
     incorporation or organization)                    Classification
                                                        Code Number)

                              8233 IMPERIAL DRIVE
                               WACO, TEXAS 76712
                                 (254) 776-0650
  (Address, including zip code, and telephone number, including area code, of each of the co-registrants' principal executive offices)
                         ------------------------------

                              PETER B. RADEKEVICH
                            CHIEF FINANCIAL OFFICER
                           TRANSDIGM HOLDING COMPANY
                              8233 IMPERIAL DRIVE
                               WACO, TEXAS 76712
                                 (254) 776-0650
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                    COPY TO:
                            KIRK A. DAVENPORT, ESQ.
                                LATHAM & WATKINS
                                885 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 906-1200
                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                   AMOUNT TO BE       OFFERING PRICE        AGGREGATE          REGISTRATION
           SECURITIES TO BE REGISTERED                  REGISTERED        PER NEW NOTES     OFFERING PRICE(1)       FEE(1)(2)
10 3/8% Senior Subordinated Notes due 2008(3).....     $125,000,000            100%            $125,000,000          $34,750
Guarantees of the 10 3/8 Senior Subordinated Notes
  due 2008(4).....................................         N/A                 N/A                 N/A                 N/A

(1) The registration fee has been calculated pursuant to Rule 457(a), Rule 457(f)(2) and Rule 457(n) under the Securities Act of 1933, as amended. The Proposed Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee.

(2) Paid with the initial filing of the Registration Statement.

(3) The 10 3/8% Senior Subordinated Notes due 2008 will be the obligations of TransDigm Inc.


(4) Each of TransDigm Holding Company, Marathon Power Technologies Company, ZMP, Inc. and Adams Rite Aerospace, Inc. will guarantee on an unconditional basis the obligations of TransDigm Inc. under the 10 3/8% Senior Subordinated Note due 2008. Pursuant to Rule 457(n), no additional registration fee is being paid in respect of the guarantees. The guarantees are not traded separately.


    THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED APRIL 23, 1999


PROSPECTUS

                       OFFER TO EXCHANGE ALL OUTSTANDING
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2008
             ($125,000,000 AGGREGATE PRINCIPAL AMOUNT OUTSTANDING)

                                      FOR

                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2008

                                       OF

                                 TRANSDIGM INC.

    We are offering to exchange all of our outstanding 10 3/8% senior subordinated notes ("Old Notes") for our registered 10 3/8% senior subordinated notes ("New Notes" and, together with the Old Notes, the "Notes"). The terms of the New Notes are identical to the terms of the Old Notes except that the New Notes are registered under the Securities Act of 1933 and, therefore, are freely transferable.

*PLEASE CONSIDER THE FOLLOWING:


- You should carefully review the Risk Factors beginning on page 11 of this prospectus.


- Our offer to exchange Old Notes for New Notes will be open until 5:00 p.m.,
  New York City time, on       , 1999, unless we extend the offer.


- You should also carefully review the procedures for tendering the Old Notes beginning on page 21 of this prospectus.


- If you fail to tender your Old Notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

- No public market currently exists for the Notes. We do not intend to list the New Notes on any securities exchange and, therefore, no active public market is anticipated.

INFORMATION ABOUT THE NOTES:

- The Notes will mature on December 1, 2008.

- We will pay interest on the Notes semi-annually on June 1 and April 1 of each year beginning June 1, 1999 at the rate of 10 3/8% per annum.


- We may redeem the Notes on or after December 1, 2003 at the rates set forth on page 75 of this prospectus.


- We also have the option until December 1, 2001, to redeem up to 35% of the original aggregate principal amount of the Notes with the net proceeds of certain types of equity offerings.

- The Notes are unsecured obligations and are subordinated to our existing and future senior debt.


- The Notes are fully and unconditionally guaranteed on an unsecured senior subordinated basis by our domestic subsidiaries and our parent holding company.


- If we undergo a change of control or sell some of our assets, we may be required to offer to purchase Notes from you.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               THE DATE OF THIS PROSPECTUS IS             , 1999

                               TABLE OF CONTENTS


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
                                                                                                                PAGE
                                                                                                                -----

WHERE YOU CAN FIND MORE INFORMATION........................................................................          ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................................................          ii

PROSPECTUS SUMMARY.........................................................................................           1

RISK FACTORS...............................................................................................          11

TRANSACTIONS...............................................................................................          20

THE EXCHANGE OFFER.........................................................................................          21

USE OF PROCEEDS............................................................................................          28

CAPITALIZATION.............................................................................................          28

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.....................................................          29

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA............................................................          39

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................          42

BUSINESS...................................................................................................          52

MANAGEMENT.................................................................................................          63

PRINCIPAL STOCKHOLDERS.....................................................................................          69

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................................................          71

DESCRIPTION OF OTHER INDEBTEDNESS..........................................................................          72

DESCRIPTION OF THE NEW NOTES...............................................................................          74

REGISTRATION RIGHTS........................................................................................         111

BOOK-ENTRY; DELIVERY AND FORM..............................................................................         113

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS....................................................         115

PLAN OF DISTRIBUTION.......................................................................................         116

EXPERTS....................................................................................................         116

LEGAL MATTERS..............................................................................................         116

INDEX TO FINANCIAL STATEMENTS..............................................................................         F-1

                      WHERE YOU CAN FIND MORE INFORMATION


    Upon effectiveness of the Registration Statement of which this prospectus is a part, we will file annual and quarterly and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any reports, statements and other information we file at the Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.



    We, together with our domestic subsidiaries and our parent holding company (the "Guarantors"), have filed a Registration Statement on Form S-4 to register with the Commission the New Notes to be issued in exchange for the Old Notes. This prospectus is part of that Registration Statement. As allowed by the Commission's rules, this prospectus does not contain all of the information you can find in the Registration Statement or the exhibits to the Registration Statement.



    WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE TRANSACTIONS WE DISCUSS IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN. IF YOU ARE GIVEN ANY INFORMATION OR REPRESENTATIONS ABOUT THESE MATTERS THAT IS NOT DISCUSSED, YOU MUST NOT RELY ON THAT INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES ANYWHERE OR TO ANYONE WHERE OR TO WHOM WE ARE NOT PERMITTED TO OFFER OR SELL SECURITIES UNDER APPLICABLE LAW. THE DELIVERY OF THIS PROSPECTUS OFFERED HEREBY DOES NOT, UNDER ANY CIRCUMSTANCES, MEAN THAT THERE HAS NOT BEEN A CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF. IT ALSO DOES NOT MEAN THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AFTER THIS DATE.


           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS


    This prospectus contains certain forward-looking statements about our financial condition, results of operations and business. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions used in this prospectus or incorporated herein.



    This prospectus includes forward looking statements including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward looking statements we make in this prospectus are set forth below under the caption "Risk Factors" and elsewhere in this prospectus. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by those cautionary statements.



    You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, the date of such document.



    We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus. Additionally, we don't undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by the forward-looking statements contained or incorporated by reference to this prospectus.

                               PROSPECTUS SUMMARY


    IN THIS PROSPECTUS, "TRANSDIGM" REFERS TO TRANSDIGM INC., THE ISSUER OF THE NOTES, AND ITS SUBSIDIARIES. THE TERM "HOLDINGS" REFERS TO THE PARENT HOLDING COMPANY OF TRANSDIGM, WHICH HAS NO ASSETS OTHER THAN TRANSDIGM CAPITAL STOCK. THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT TRANSDIGM AND THIS EXCHANGE OFFER. IT DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. FOR A MORE COMPLETE UNDERSTANDING OF THIS EXCHANGE OFFER, WE ENCOURAGE YOU TO READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO.


TRANSDIGM INC.
 8233 Imperial Drive
  Waco, Texas 76712
  (254) 776-0650


    We are a leading supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft. We sell our products to commercial airlines, such as United Airlines and Continental Airlines, large commercial transport and regional and business aircraft original equipment manufacturers, such as Boeing, Bombardier and Cessna, and various agencies of the United States government. We compete in niche individual aircraft component markets that we estimate range in size from $10 million to $100 million in annual revenues. For fiscal 1998 on a pro forma basis after giving effect to the offering of the Old Notes, the recapitalization of Holdings, Odyssey's equity investment in Holdings, the issuance of Holdings' pay-in-kind notes, the acquisition of ZMP, Inc. and the related borrowings under the new credit facility as if they had occurred on October 1, 1997, we would have generated net sales, operating income and EBITDA, As Defined, of $145.0 million, $39.3 million and $49.0 million, respectively. For the thirteen weeks ended January 1, 1999 on a pro forma basis as if those transactions had occurred on October 1, 1998, we would have generated net sales, operating income and EBITDA, As Defined, of $37.9 million, $10.3 million and $12.8 million, respectively.



    Our business is comprised of four business units: (1) AdelWiggins Group, (2) AeroControlex Group, (3) Marathon Power Technologies Company, and (4) Adams Rite Aerospace, Inc., each of which has a long history in the aircraft components industry. AdelWiggins manufactures an extensive line of fuel and hydraulic system connectors and specialized clamps, heaters and refueling systems. AeroControlex manufactures customized fuel pumps, compressors, valves, couplings and mechanical and electromechanical controls. Marathon manufactures nickel cadmium batteries and static inverters. Adams Rite Aerospace manufactures mechanical hardware, fluid controls, lavatory hardware, electromechanical controls and oxygen systems related products. TransDigm Inc. was formed in 1993 through a management-led buyout of the Aerospace Components Group of IMO Industries Inc. In addition, Marathon and ZMP, Inc., the corporate parent of Adams Rite Aerospace, were acquired in August 1997 and April 1999, respectively, as a strategic complement to the Adelwiggins and AeroControlex businesses.


BUSINESS STRATEGY

    Key elements of our strategy are:

- PROVIDE VALUE ADDED PRODUCTS TO CUSTOMERS. We will continue to focus on marketing and manufacturing highly engineered products to customers that place a premium on our capabilities.

- GENERATE NEW BUSINESS INITIATIVES. We intend to continue to aggressively pursue growth opportunities through our new business initiatives, particularly in the aftermarket.

- REALIZE PRODUCTIVITY SAVINGS. We will continue to focus on improving our operating margins through manufacturing improvements and increases in employee productivity.

- PURSUE STRATEGIC ACQUISITIONS. We intend to aggressively pursue acquisitions that we believe will allow us to enhance value, reduce costs and develop new business.

RECENT DEVELOPMENTS

    At the same time as the offering of the Old Notes by TransDigm, Holdings consummated a recapitalization. The former equity holders of Holdings received a payment in the recapitalization of $330.0 million of which $279.7 million was paid in cash, $20.0 million was paid in the form of Holdings' pay-in-kind notes and Holdings' common stock and approximately $30.3 million was retained by such equity holders in the form of equity interest in Holdings.

    As part of the recapitalization, Odyssey Investment Partners Fund, LLC and its co-investors invested $100.2 million of cash equity in Holdings. As a result of the recapitalization, Odyssey and its co-investors own approximately 73.7%, and certain continuing equity holders of Holdings own approximately 26.3%, in each case, of the outstanding shares of Holdings common stock on a fully diluted basis.


    On April 23, 1999, TransDigm acquired ZMP, Inc., the corporate parent of Adams Rite Aerospace, through a merger. The purchase price for the acquisition was $41 million, subject to post-closing purchase price adjustments. The acquisition was funded entirely through additional borrowings under the new credit facility. As a result of the acquisition, ZMP and Adams Rite Aerospace became wholly-owned subsidiaries of TransDigm.


ODYSSEY INVESTMENT PARTNERS FUND, LLC


    As a result of the recapitalization, TransDigm is controlled by Odyssey, a private equity fund engaged in making investments in established, middle market companies. Although Odyssey was formed in 1997, its principals collectively have over 70 years of private equity experience.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER


The Exchange Offer..................  $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of Old Notes. As of the
                                      date hereof, Old Notes representing $125.0 million
                                      aggregate principal amount are outstanding.

                                      Based on interpretations by the staff of the
                                      Commission, as set forth in no-action letters issued
                                      to certain third parties unrelated to us, we,
                                      together with Holdings, Marathon, ZMP and Adams Rite
                                      Aerospace (together, the "Guarantors"), believe that
                                      New Notes issued pursuant to the exchange offer in
                                      exchange for Old Notes may be offered for resale,
                                      resold or otherwise transferred by you without
                                      compliance with the registration and prospectus
                                      delivery requirements of the Securities Act, unless
                                      you:

                                      - are an "affiliate" of ours or the Guarantors within
                                      the meaning of Rule 405 under the Securities Act;

                                      - are a broker-dealer who purchased Old Notes
                                      directly from us for resale under Rule 144A or any
                                        other available exemption under the Securities Act;

                                      - acquired the New Notes other than in the ordinary
                                        course of your business; or

                                      - have an arrangement with any person to engage in
                                      the distribution of New Notes.

                                      However, the Commission has not considered the
                                      exchange offer in the context of a no-action letter
                                      and we cannot be sure that the staff of the
                                      Commission would make a similar determination with
                                      respect to the exchange offer as in such other
                                      circumstances. Furthermore, you must make the
                                      appropriate representations in the letter of
                                      transmittal that we are sending you with this
                                      prospectus.

Registration Rights Agreement.......  We sold the Old Notes on December 3, 1998, in a private placement in reliance on Section 4(2) of the
                                      Securities Act. The Old Notes were immediately resold
                                      by the initial purchasers in reliance on Rule 144A
                                      and Regulation S under the Securities Act. At the
                                      same time, we entered into a registration rights
                                      agreement with the initial purchasers requiring us to
                                      make the exchange offer. The registration rights
                                      agreement also requires us and the Guarantors to:

                                      - cause the registration statement filed with respect
                                      to the exchange offer to be declared effective by May
                                        2, 1999; and

                                      - consummate the exchange offer by June 6, 1999.

                                      See "The Exchange Offer--Purpose and Effect." If we
                                      do not do so, the interest rate on the Old Notes will
                                      increase initially by 0.50%.

Expiration Date.....................  The exchange offer will expire at 5:00 p.m., New York
                                      City time,       , 1999 or a later date and time if
                                      we extend it (the "Expiration Date").

Withdrawal..........................  The tender of the Old Notes pursuant to the exchange offer may be withdrawn at any time prior to the
                                      Expiration Date. Any Old Notes not accepted for
                                      exchange for any reason will be returned without
                                      expense as soon as practicable after the expiration
                                      or termination of the exchange offer.

Interest on the New Notes and the
  Old Notes.........................  Interest on the New Notes will accrue from the date of the original issuance of the Old Notes or from the
                                      date of the last payment of interest on the Old
                                      Notes, whichever is later. No additional interest
                                      will be paid on the Old Notes tendered and accepted
                                      for exchange.

Conditions to the Exchange Offer....  The exchange offer is subject to customary conditions, some of which may be waived by us. See
                                      "The Exchange Offer-- Conditions to Exchange Offer."

Procedures for Tendering Old
  Notes.............................  If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or
                                      a copy of the letter of transmittal, in accordance
                                      with the instructions contained in this prospectus
                                      and in the letter of transmittal, and mail or
                                      otherwise deliver the letter of transmittal, or the
                                      copy, together with the Old Notes and any other
                                      required documentation, to the exchange agent at the
                                      address set forth in this prospectus. If you are a
                                      person holding the Old Notes through the Depository
                                      Trust Company ("DTC") and wish to accept the exchange
                                      offer, you must do so through DTC's Automated Tender
                                      Offer Program, by which you will agree to be bound by
                                      the letter of transmittal. By executing or agreeing
                                      to be bound by the letter of transmittal, you will be
                                      required to make the representations to us set forth
                                      under "The Exchange Offer--Purpose and Effect."

                                      Under certain circumstances specified in the
                                      registration rights agreement, we may be required to
                                      file a "shelf" registration statement for the Old
                                      Notes for a continuous offering under Rule 415 under
                                      the Securities Act. See "Registration Rights."

                                      We will accept for exchange any and all Old Notes
                                      which are properly tendered in the exchange offer
                                      prior to the Expiration Date. The New Notes issued in
                                      the exchange offer will be delivered promptly
                                      following the Expiration

                                      Date. See "The Exchange Offer--Terms of the Exchange
                                      Offer."

Exchange Agent......................  State Street Bank and Trust Company is serving as exchange agent (the "Exchange Agent") in connection
                                      with the exchange offer.

Federal Income Tax Considerations...  We believe the exchange of Old Notes for New Notes in the exchange offer will not constitute a sale or an
                                      exchange for federal income tax purposes. See
                                      "Certain United States Federal Income Tax
                                      Considerations."

Effect of Not Tendering.............  Old Notes that are not tendered or that are tendered but not accepted will, following the completion of
                                      the exchange offer, continue to be subject to their
                                      existing transfer restrictions. We will have no
                                      further obligation to provide for registration under
                                      the Securities Act of such Old Notes.

                     SUMMARY OF THE TERMS OF THE NEW NOTES


Securities Offered...........................  $125,000,000 in aggregate principal amount of senior subordinated notes.

Guarantees...................................  Holdings, the parent holding company of
                                               TransDigm, will fully and unconditionally
                                               guarantee the New Notes. However, you should
                                               not rely upon the guarantee by Holdings
                                               because Holdings has no assets other than its
                                               equity interest in TransDigm. In addition,
                                               our domestic subsidiaries will fully and
                                               unconditionally guarantee the New Notes on a
                                               joint and several basis with Holdings.

                                               If we create or acquire a new domestic
                                               subsidiary, it will guarantee the New Notes
                                               unless we designate the subsidiary as an
                                               "unrestricted subsidiary" under the indenture
                                               or the subsidiary does not have significant
                                               assets.

Ranking......................................  The New Notes will be our unsecured senior subordinated obligations and will rank junior
                                               to our existing and future senior debt. The
                                               guarantees by Holdings and our subsidiaries
                                               will be subordinated to existing and future
                                               senior debt of Holdings and our subsidiaries,
                                               respectively. As of January 1, 1999 on a pro
                                               forma basis after giving effect to the
                                               acquisition of ZMP and the related borrowings
                                               under the new credit facility as if they had
                                               occurred on January 1, 1999, we and our
                                               subsidiaries would have had $133.0 million of
                                               senior debt, excluding approximately $21.0
                                               million that we would have had available to
                                               borrow under our New Credit Facility, and
                                               Holdings would have had $153.2 million of
                                               senior debt.

Optional Redemption..........................  We cannot redeem the New Notes until December
                                               1, 2003. Thereafter we may redeem some or all
                                               of the New Notes at the redemption prices
                                               listed in the "Description of the New Notes"
                                               section under the heading "Optional
                                               Redemption," plus accrued interest.

Optional Redemption after Public Equity        At any time and from time to time before
  Offerings..................................  December 1, 2001, we can choose to buy back up to 35% of the outstanding Notes with money
                                               that we raise in certain types of equity
                                               offerings, as long as:

                                               -  we pay 110.375% of the face amount of the
                                                  Notes, plus accrued interest;

                                               -  we buy the Notes back within 120 days of
                                                  completing such equity offering; and

                                               -  at least 65% of the aggregate principal
                                               amount of Notes issued remains outstanding
                                                  afterwards.

Change of Control Offer......................  If a change in control of TransDigm or
                                               Holdings occurs, we may be required to give
                                               holders of the New Notes the opportunity to
                                               sell us their New Notes at 101% of their face
                                               amount, plus accrued interest.

                                               We might not be able to pay you the required
                                               price for New Notes you present to us at the
                                               time of a change of control, because:

                                               -  we might not have enough funds at that
                                                  time; or

                                               -  the terms of our senior debt may prevent
                                               us from paying.

Asset Sale Proceeds..........................  If we engage in asset sales, we generally must either invest the net cash proceeds from
                                               such sales in our business within a period of
                                               time, repay senior debt or make an offer to
                                               purchase a principal amount of the New Notes
                                               equal to the excess net cash proceeds. The
                                               purchase price of the New Notes will be 100%
                                               of their principal amount, plus accrued
                                               interest.

Certain Indenture Provisions.................  The indenture governing the New Notes will contain covenants limiting our and most or
                                               all of our subsidiaries' ability to:

                                               -  incur additional debt or enter into sale
                                               and leaseback transactions;

                                               -  pay dividends or distributions on capital
                                               stock or repurchase capital stock;

                                               -  issue stock of subsidiaries;

                                               -  make certain investments;

                                               -  create liens on our assets to secure debt;

                                               -  enter into transactions with affiliates;

                                               -  merge or consolidate with another company;
                                                  and

                                               -  transfer and sell assets.

                                               These covenants are subject to a number of
                                               important limitations and exceptions.

Risk Factors.................................  See "Risk Factors" beginning on page 11 for a description of certain of the risks you
                                               should consider.

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA


    The following table sets forth summary historical and pro forma consolidated financial information of Holdings. The summary historical consolidated financial data for the fiscal years ended September 30, 1998, 1997, and 1996 have been derived from Holdings' consolidated financial statements, which have been audited by Deloitte & Touche LLP, independent auditors. The summary historical consolidated financial data as of and for the thirteen weeks ended January 1, 1999 and December 26, 1997 has been derived from Holdings' unaudited consolidated financial statements for those periods, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations, financial position, and cash flows. The results for the thirteen weeks ended January 1, 1999 are not necessarily indicative of results that may be expected for the entire year. Separate financial information for TransDigm is not presented since the New Notes will be guaranteed by Holdings and all direct and indirect subsidiaries of TransDigm, and since Holdings has no operations or assets separate from its investment in TransDigm.



    The pro forma statement of operations data and the pro forma other financial data set forth below give effect to the offering of the Old Notes, the recapitalization of Holdings, Odyssey's equity investment in Holdings, the issuance of Holdings' pay-in-kind notes, the acquisition of ZMP and the related borrowings under the new credit facility as if they had occurred at the beginning of the period. The pro forma balance sheet data set forth below give effect to the acquisition of ZMP and the related borrowings under the new credit facility as if they had occurred as of the balance sheet date. ZMP's fiscal year 1998 ended on June 26, 1998. The pro forma financial information is not necessarily indicative of either future results of operations or the results that might have occurred if the applicable transactions had been consummated on such date. There can be no assurance that assumptions used in the preparation of the pro forma financial data will prove to be correct.



    The Marathon Acquisition was completed on August 8, 1997. The acquisition was accounted for as a purchase. The results of operations of Marathon are included in Holdings' consolidated historical financial statements from the date of such acquisition. The acquisition of ZMP will also be accounted for as a purchase.



    You should read the following table together with the "Unaudited Pro Forma Consolidated Financial Information" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and the Consolidated Historical Financial Statements and the notes thereto included elsewhere in this prospectus.

                                                                                                   THIRTEEN
                                            FISCAL YEAR ENDED SEPTEMBER 30,                      WEEKS ENDED           UNAUDITED
                                                                              UNAUDITED   --------------------------   PRO FORMA
                                            -------------------------------   PRO FORMA   DECEMBER 26,   JANUARY 1,   JANUARY 1,
                                              1996       1997       1998        1998          1997          1999         1999
                                            ---------  ---------  ---------  -----------  -------------  -----------  -----------
                                                                     (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales.................................  $  62,897  $  78,159  $ 110,868   $ 145,022     $  26,104     $  28,194    $  37,855
Gross profit..............................     21,023     28,856     51,473      61,856        11,397        13,257       16,009
Selling and administrative................      6,459      7,561     10,473      17,349         2,669         2,685        4,516
Amortization of intangibles...............      3,838      2,089      2,438       3,000           635           645          786
Research and development..................        836      1,116      1,724       1,724           339           448          448
ZMP facility relocation...................         --         --         --         503            --            --           --
Merger expenses...........................         --         --         --          --            --        39,593           --
                                            ---------  ---------  ---------  -----------  -------------  -----------  -----------
Operating income (loss) (1)...............      9,890     18,090     36,838      39,280         7,754       (30,114)      10,259
Interest expense, net (2).................      4,510      3,463      3,175      28,952         1,046         2,276        6,884
Warrant put value adjustment..............      2,160      4,800      6,540          --            --            --           --
                                            ---------  ---------  ---------  -----------  -------------  -----------  -----------
Pre-tax income (loss).....................      3,220      9,827     27,123      10,328         6,708       (32,390)       3,375
Provision (benefit) for income taxes......      2,045      5,193     12,986       4,000         2,590        (7,566)       1,281
                                            ---------  ---------  ---------  -----------  -------------  -----------  -----------
Income (loss) before extraordinary item...      1,175      4,634     14,137       6,328         4,118       (24,824)       2,094
Extraordinary item........................         --     (1,462)        --          --            --            --           --
                                            ---------  ---------  ---------  -----------  -------------  -----------  -----------
Net income (loss).........................  $   1,175  $   3,172  $  14,137   $   6,328     $   4,118     $ (24,824)   $   2,094
                                            ---------  ---------  ---------  -----------  -------------  -----------  -----------
                                            ---------  ---------  ---------  -----------  -------------  -----------  -----------
OTHER FINANCIAL DATA:
Cash flows provided by (used in):
  Operating activities....................  $  18,695  $  17,468  $  23,455   $  11,223     $   6,485     $ (32,735)   $   4,813
  Investing activities....................     (2,494)   (43,160)    (4,295)     (8,163)          138          (712)      (1,682)
  Financing activities....................    (13,475)    28,153     (5,071)     (6,980)          (20)       16,064       16,278
EBITDA (3)................................     17,213     23,856     43,305      46,844         9,409       (28,515)      12,174
EBITDA, As Defined (4)....................     17,213     24,522     43,547      49,014         9,651        11,078       12,824
EBITDA, As Defined, margin................       27.4%      31.4%      39.3%       33.8%         37.0%         39.3%        33.9%
Depreciation and amortization.............  $   7,323  $   5,766  $   6,467   $   7,564     $   1,655     $   1,599    $   1,915
Capital expenditures......................      2,494      2,285      5,061       8,888           628           712        1,402
Ratio of earnings to fixed charges (5)....        1.7x       3.7x       9.0x        1.4x          7.1x           --          1.5x
Ratio of EBITDA, As Defined, to interest
  expense (2).............................        3.8x       7.1x      13.7x        1.7x          9.2x          4.9x         1.9x
Ratio of total debt to EBITDA, As
  Defined.................................        1.1x       2.0x       1.0x        5.5x          5.2x         21.3x        21.7x

BALANCE SHEET DATA (AT END OF PERIOD)
Working capital...........................  $  16,300  $  16,520  $  16,654                 $  21,231     $  26,754    $  38,344
Total assets..............................     57,666    101,969    115,785                   105,474       118,161      165,975
Long-term debt, including current
  portion.................................     19,124     50,000     45,000                    50,000       236,200      278,200
Total stockholders' equity (deficiency)...     19,670     22,613     36,427                    26,432      (136,165)    (136,165)

(1) Operating income (loss) includes the effect of a non-cash charge of $666 in fiscal 1997 and $242 in fiscal 1998 due to, in each case, a purchase accounting adjustment to inventory associated with the acquisition of Marathon.


(2) The interest expense reported for fiscal 1996 through 1998 represents interest expense of TransDigm. Holdings had no interest expense prior to the Recapitalization. After the Recapitalization, Holdings has incurred interest expense relating to the Holdings PIK Notes and Holdings has no other interest expense. TransDigm is not an obligor or a guarantor under the Holdings PIK Notes. Pro forma interest expense and historical interest expense for the Holdings PIK Notes for the thirteen weeks ended January 1, 1999 were $600 and $200, respectively. Pro forma EBITDA, As Defined to interest expense of TransDigm, which excludes the Holdings PIK Notes, for fiscal 1998 and the thirteen weeks ended January 1, 1999 was 1.9x and 2.0x, respectively.


(3) EBITDA represents earnings before interest, taxes, depreciation, amortization, warrant put value adjustments and extraordinary items. EBITDA is presented because management believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Holdings' industry. However, other companies in Holdings' industry may calculate EBITDA differently than Holdings does. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or an alternative to net income as indicators of Holdings' operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See Holdings' Consolidated Statements of Cash Flows included in Holdings consolidated financial statements.

(4) EBITDA, As Defined, is calculated as follows:


                                                                                             THIRTEEN WEEKS ENDED
                                                                                    ---------------------------------------
                                                                                                                 PRO FORMA
                                                                        PRO FORMA   DECEMBER 26,   JANUARY 1,   JANUARY 1,
                                        1996       1997       1998        1998          1997          1999         1999
                                      ---------  ---------  ---------  -----------  -------------  -----------  -----------
EBITDA..............................  $  17,213  $  23,856  $  43,305   $  46,844     $   9,409     $ (28,515)   $  12,174
                                      ---------  ---------  ---------  -----------  -------------  -----------  -----------
                                      ---------  ---------  ---------  -----------  -------------  -----------  -----------
Adjustments:
    Merger expenses.................         --         --         --         125            --        39,593           --
    Inventory purchase
      accounting adjustments........         --        666        242       1,542           242            --          650
    ZMP facility relocation.........         --         --         --         503            --            --           --
                                      ---------  ---------  ---------  -----------  -------------  -----------  -----------
EBITDA, As Defined..................  $  17,213  $  24,522  $  43,547   $  49,014     $   9,651     $  11,078    $  12,824
                                      ---------  ---------  ---------  -----------  -------------  -----------  -----------
                                      ---------  ---------  ---------  -----------  -------------  -----------  -----------


   EBITDA, As Defined, is presented herein to provide additional information with respect to the ability of Holdings to satisfy its debt service, capital expenditure and working capital requirements and because certain types of covenants in TransDigm's and Holdings' borrowing arrangements are tied to similar measures. While EBITDA-based measures are frequently used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

(5) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt expense and the portion (approximately 33%) of rental expense that management believes is representative of the interest component of rental expense. Earnings were insufficient to cover fixed charges by $32,390 for the thirteen weeks ended January 1, 1999.

                                  RISK FACTORS


    THIS PROSPECTUS INCLUDES FORWARD-LOOKING STATEMENTS, INCLUDING, IN PARTICULAR, THE STATEMENTS ABOUT OUR PLANS, STRATEGIES, AND PROSPECTS UNDER THE HEADINGS "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," AND "BUSINESS." ALTHOUGH WE BELIEVE THAT OUR PLANS, INTENTIONS AND EXPECTATIONS REFLECTED IN OR SUGGESTED BY SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THAT SUCH PLANS, INTENTIONS OR EXPECTATIONS WILL BE ACHIEVED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD-LOOKING STATEMENTS WE MAKE IN THIS PROSPECTUS ARE SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO TRANSDIGM, HOLDINGS OR PERSONS ACTING ON OUR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE FOLLOWING CAUTIONARY STATEMENTS.


    SUBSTANTIAL LEVERAGE--OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NEW NOTES.


    We have a significant amount of indebtedness. The following chart shows some of our important credit statistics and is presented as at January 1, 1999 on a pro forma basis assuming we had completed the acquisition of ZMP and the related borrowings under the new credit facility as of the date specified below:



                                                                                                    TRANSDIGM
                                                                                                    PRO FORMA
                                                                                                AT JANUARY 1, 1999
                                                                                                ------------------
                                                                                                   (DOLLARS IN
                                                                                                    MILLIONS)
Total indebtedness............................................................................      $    258.0
Stockholders' equity (deficit)................................................................      $   (116.0)



In addition, Holdings has an additional $20.2 million of indebtedness represented by the value of the Holdings' pay-in-kind notes, all of which will be senior to Holdings' guarantee of these New Notes. As at January 1, 1999 on a pro forma basis assuming we had completed the acquisition of ZMP and the related borrowings under the new credit facility on January 1, 1999, Holdings would have had a stockholders' deficit of approximately $136.2 million. See "Unaudited Pro Forma Consolidated Financial Information." Holdings' ratio of earnings to fixed charges for the fiscal year ended September 30, 1998 and the thirteen weeks ended January 1, 1999, in each case, on a pro forma basis assuming we had completed (1) the offering of the Old Notes, (2) the recapitalization of Holdings, (3) Odyssey's equity investment in Holdings, (4) the issuance of Holdings' pay-in-kind notes, (5) the acquisition of ZMP and (6) the related borrowings under the new credit facility at the beginning of the period specified below would have been as follows:



                                                                       HOLDINGS                    HOLDINGS
                                                                       PRO FORMA                   PRO FORMA
                                                                  FOR THE YEAR ENDED     FOR THE THIRTEEN WEEKS ENDED
                                                                  SEPTEMBER 30, 1998            JANUARY 1, 1999
                                                                 ---------------------  -------------------------------
Ratio of earnings to fixed charges.............................             1.4x                        1.5x


    Our substantial indebtedness could have important consequences to you. For example, it could:

- make it more difficult for us to satisfy our obligations with respect to the New Notes;

- increase our vulnerability to general adverse economic and industry conditions;

- limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements;

- require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

- limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

- place us at a competitive disadvantage compared to our competitors that have less debt; and

- limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. And, failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us.

    See "Description of the New Notes" and "Description of Other Indebtedness."

    ADDITIONAL BORROWINGS AVAILABLE--DESPITE OUR CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE DEBT. THIS COULD FURTHER EXACERBATE THE RISKS DESCRIBED ABOVE.


    We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. As at January 1, 1999 on a pro forma basis assuming we had completed the acquisition of ZMP and the related borrowings under the new credit facility on January 1, 1999, our new credit facility would have permitted additional borrowings of up to $21.0 million and all of those borrowings would have been senior to the New Notes and the guarantees of the New Notes. If new debt is added to our and the guarantors' current debt levels, the related risks that we and they now face could intensify.


    See "Capitalization," "Selected Historical Consolidated Financial Data" and "Description of the New Notes" and "Description of Other Indebtedness."

    ABILITY TO SERVICE DEBT--TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

    Our ability to make payments on and to refinance our indebtedness, including the New Notes, and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This is subject not only to our performance within our industry, but also to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.


    Based on our current level of operations and anticipated cost savings and revenue growth, we believe our cash flow from operations, available cash and available borrowings under our new credit facility, will be adequate to meet our future liquidity needs for at least the next several years.



    We cannot assure you, however, that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and revenue growth will be realized on schedule or at all or that future borrowings will be available to us under our new credit facility in amounts sufficient to enable us to pay our indebtedness, including the New Notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the New Notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our new credit facility and the New Notes, on commercially reasonable terms or at all.


    SUBORDINATION--YOUR RIGHT TO RECEIVE PAYMENTS ON THE NEW NOTES IS JUNIOR TO OUR EXISTING INDEBTEDNESS AND POSSIBLY ALL OF OUR FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THE NEW NOTES WILL BE JUNIOR TO ALL THE GUARANTORS' EXISTING INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS.

    The New Notes and the guarantees rank behind all of our and the guarantors' existing indebtedness, other than trade payables, and all of our and all the guarantors' future borrowings, other than trade payables, except any future indebtedness that expressly provides that it ranks equal with, or junior in right of payment to, the New Notes and the guarantees. As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors or our or their property, the holders of our senior debt and the senior debt of the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to the New Notes or the guarantees.

    In addition, all payments on the New Notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

    In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the New Notes will participate with trade creditors and all other holders of our subordinated indebtedness and the subordinated indebtedness of the guarantors in the assets remaining after we and the guarantors have paid all of the senior debt. However, because the indenture requires that amounts otherwise payable to holders of the New Notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the New Notes may receive less, ratably than holders of trade payables in any such proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all of our creditors and holders of New Notes may receive less, ratably than the holders of senior debt.


    Assuming we had completed the exchange offer, the acquisition of ZMP and the related borrowings under the new credit facility on January 1, 1999, the New Notes and the guarantees by our domestic subsidiary would have been subordinated to $133.0 million of senior debt under our new credit facility. In addition, the new credit facility would have provided for up to approximately $21.0 million of additional borrowings. Holdings' guarantee of the New Notes would have been subordinated to $153.2 million of senior debt consisting of the guarantee of the new credit facility and the value of the Holdings' pay-in-kind notes. We are permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.


    LIMITED VALUE OF HOLDINGS GUARANTEE--YOU SHOULD NOT RELY ON THE GUARANTEE BY HOLDINGS IN THE EVENT WE CANNOT MAKE PAYMENTS UPON THE NEW NOTES.


    The New Notes will be guaranteed by Holdings, our parent holding company, on a senior subordinated basis. You should not rely on this guarantee because Holdings has no assets other than our capital stock. If we cannot make payments under the New Notes, Holdings probably cannot make payments either. In addition, this guarantee will be subordinated to all senior debt of Holdings, which consists of Holdings' guarantee of the borrowings under the new credit facility and the borrowings consisting of the face value of the Holdings' pay-in-kind notes, in each case, whose holders would be paid before you in the event of a liquidation.


    DEPENDENCE ON MAJOR CUSTOMERS--WE RELY HEAVILY ON CERTAIN CUSTOMERS FOR MUCH OF OUR SALES.

    Our three largest customers for the fiscal year ended September 30, 1998 were Aviall, a distributor of aftermarket parts to airlines throughout the world, Boeing, which includes McDonnell Douglas and various agencies of the United States government. These customers accounted for approximately 20%, 14% and 9%, respectively, of our consolidated net sales in fiscal 1998.

    Our top ten customers accounted for approximately 61% of our consolidated net sales for fiscal 1998.

    The loss of any one or more of these key customers could have a material adverse effect on our business. See "Business--Customers" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    CUSTOMER CONTRACTS--WE GENERALLY DO NOT HAVE GUARANTEED FUTURE SALES OF OUR PRODUCTS. FURTHER, WE ARE OBLIGATED UNDER FIXED PRICE CONTRACTS WITH SOME OF OUR CUSTOMERS, SO WE TAKE THE RISK FOR COST OVERRUNS.

    Since we do not have long-term contracts with most of our customers, future sales of our products are not guaranteed. Even in those cases where we do, such as with Boeing and the United States government, our customers may terminate these contracts on short notice.

    We also have entered into fixed-price contracts with some of our customers, where we agree to perform the work for a fixed price and, accordingly, realize all the benefit or detriment resulting from any decreased or increased costs for making these products. Sometimes we accept a fixed-price contract for a product which we have not yet produced, which increases the risks of delays or cost overruns.

    We also have some contracts with customers which establish prices for certain of our components based upon the volume the customer purchases. A number of these contracts do not permit us to recover for increases in input prices, taxes or labor costs. Any such increases without increases in our prices are likely to have an adverse effect on our business and may affect our ability to make payments to you under the New Notes.

    AIRCRAFT COMPONENTS INDUSTRY RISKS--OUR BUSINESS IS SENSITIVE TO THE NUMBER OF FLIGHT HOURS THAT OUR CUSTOMERS' PLANES SPEND ALOFT AND TO OUR CUSTOMERS' PROFITABILITY. THESE ITEMS ARE, IN TURN, AFFECTED BY GENERAL ECONOMIC CONDITIONS. IN ADDITION, OUR SALES TO MANUFACTURERS OF NEW LARGE AIRCRAFT ARE CYCLICAL.

    We compete in the aircraft component segment of the aerospace industry. This segment is sensitive to changes in the number of miles flown by paying customers of commercial airlines ("revenue passenger miles") and, to a lesser extent, to changes in the profitability of the commercial airline industry and the size and age of the worldwide aircraft fleet.

    Revenue passenger miles and airline profitability have historically been correlated with the general economic environment, although international events can also play a key role. For example, in 1991 revenue passenger miles declined as a result of increased security concerns among airline customers following the Gulf War. Although 1991 was the only year in the last ten years in which revenue passenger miles declined, any future reduction would reduce the use of commercial aircraft and, consequently, the need for spare parts and new aircraft. During periods of reduced airline profitability, some airlines may elect to delay purchases of spare parts, preferring instead to deplete existing inventories.

    If demand for new aircraft and spare parts decreases, there may be a decrease in demand for certain of our products. Therefore, any future decline in revenue passenger miles, airline profitability or the size of the worldwide aircraft fleet, for any reason, could have a material adverse effect on our business. See "Business--Industry Overview."

    In addition, sales to manufacturers of large commercial aircraft, which accounted for less than 20% of our annual net sales in fiscal 1998, have historically experienced periodic downturns. In the past, these sales have been affected by airline profitability, which is impacted by fuel and labor costs and price competition, and other things. Due in part to these factors, the number of large commercial aircraft delivered dropped from a peak of approximately 756 aircraft in 1991 to approximately 370 aircraft in 1995, according to a trade report.

    We believe that by concentrating on products with strong aftermarket demand and on smaller regional planes, we have reduced our exposure to downturns in this sector. Prior downturns have adversely effected our net sales, gross margin and net income. These and certain other factors may cause a downturn in sales to manufacturers of large commercial aircraft in the future which may have a material adverse effect on our business.

    REDUCTION IN DEFENSE SPENDING--A DECLINE IN THE U.S. DEFENSE BUDGET MAY ADVERSELY AFFECT OUR SALES OF PARTS USED IN MILITARY AIRCRAFT.

    In fiscal 1998, approximately 27.0% of our sales were related to products used in military aircraft, in each case, over half of which were spare parts provided to various governmental agencies.

    In general, the United States' defense budget has been declining or stable in recent years, resulting in reduced or stable demand for new aircraft and, to a lessor extent, spare parts. The United States' defense budget may continue to decline and sales of defense related items to foreign governments may decrease. If there is a decline which reduces demand for our components, our business may be adversely affected.

    GOVERNMENT REGULATION--OUR BUSINESS WOULD BE ADVERSELY AFFECTED IF WE LOST OUR GOVERNMENT PERMITS OR IF FUTURE, MORE ONEROUS GOVERNMENT REGULATIONS WERE ENACTED.


    In order to sell our components, our company and the components we manufacture must be certified by the FAA, the United States Department of Defense and similar agencies in foreign countries and by individual manufacturers.


    If material authorizations or approvals were revoked or suspended, our business would be adversely affected. In the future, if new and more stringent government regulations are adopted or if industry oversight increases, our business may be adversely affected. See "Business--Governmental Regulation."

    RISKS ASSOCIATED WITH OUR WORKFORCE--WE ARE DEPENDENT ON OUR HIGHLY TRAINED EMPLOYEES AND ANY WORK STOPPAGE OR DIFFICULTY HIRING SIMILAR EMPLOYEES WOULD ADVERSELY AFFECT OUR BUSINESS.

    Because our products are complicated and very detailed, we are highly dependent on an educated and trained workforce. There is substantial competition for these kinds of personnel in the aircraft component industry. We may not be able to (1) retain our existing senior management or engineering staff, (2) fill new positions or vacancies created by expansion or turnover, or (3) attract additional qualified personnel. Although we have entered into employment agreements with certain executive officers, these agreements may not be renewed. See "Management--Employment Agreements."


    At September 30, 1998, approximately 30% of our employees were unionized. Our collective bargaining agreements expire in April 2002 and November 2000. Although we believe that our relations with our employees are good, we cannot assure you that we will be able to negotiate a satisfactory renewal of these collective bargaining agreements or that our employee relations will remain stable.


    Because we maintain a relatively small inventory of finished goods and operate on relatively short lead times for our products, any work shortage or shortage in skilled employees could have a material adverse effect on our business. "See Business--Employees."

    RISKS ASSOCIATED WITH SUPPLIERS--OUR BUSINESS IS DEPENDENT ON THE AVAILABILITY OF CERTAIN COMPONENTS AND RAW MATERIALS THAT WE BUY FROM SUPPLIERS.

    Our business is affected by the price and availability of the raw materials and unique component parts that we use to manufacture our components. Because we maintain a relatively small inventory of raw materials and component parts, our business could be adversely affected by factors affecting our suppliers, or by increased costs of such raw materials or components if we are unable to pass along such price increases to our customers. See "Business--Raw Materials and Patents."

    POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES--WE MAY BE LIABLE FOR PENALTIES UNDER A VARIETY OF ENVIRONMENTAL LAWS, EVEN IF WE DID NOT CAUSE ANY ENVIRONMENTAL PROBLEMS. CHANGES IN ENVIRONMENTAL LAWS OR UNEXPECTED INVESTIGATIONS COULD ADVERSELY AFFECT OUR BUSINESS.

    Our business and our facilities are subject to a number of federal, state and local laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of such materials.

    Pursuant to certain environmental laws, a current or previous owner or operator of land or persons who arrange (as defined under these statutes) for the disposal or treatment of hazardous materials may be liable for the costs of investigation, removal or remediation of hazardous materials at such property. These laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of any hazardous materials. See "Business--Environmental Matters."

    Because we own and operate a number of facilities, and because we arrange for the disposal of hazardous materials at many disposal sites, we may incur costs for investigation, removal and remediation, as well as capital costs associated with compliance with these laws. Although such environmental costs have not been material in the past and are not expected to be material in the future, changes in environmental laws or unexpected investigations and clean-up costs could have a material adverse effect on our business.

    RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS AND ASIAN FINANCIAL MARKETS--OUR INTERNATIONAL BUSINESS EXPOSES US TO RISKS RELATING TO INCREASED REGULATION AND POLITICAL OR ECONOMIC INSTABILITY, GLOBALLY OR WITHIN CERTAIN FOREIGN COUNTRIES.

    Approximately 16%, 20% and 20% of our sales in fiscal 1998, fiscal 1997 and fiscal 1996, respectively, were made directly to foreign end-users. In addition, a portion of the products we sell to domestic distributors are resold to foreign end-users. These sales are subject to numerous additional risks, including the impact of foreign government regulations, currency fluctuations, political uncertainties and differences in business practices.

    Foreign governments could adopt regulations or take other actions that would have an adverse impact on our business or market opportunities abroad. Furthermore, the political, cultural and economic climate outside the United States may not be favorable to our business and growth strategy.

    The Asian markets are important markets for airlines and the large commercial aircraft manufacturers. For example, Boeing has developed a large backlog of aircraft sales to customers in Asia, and the current crisis in the Asian financial markets has resulted in some deferrals and cancellations of deliveries. This may result in significant cancellation of orders or additional deferral of deliveries for new aircraft or negatively impact these manufacturers. The resulting decreased demand in the aftermarket could adversely affect our business.


    RISKS RELATED TO CURRENT AND POTENTIAL FUTURE ACQUISITIONS--WE INTEND TO PURSUE FUTURE ACQUISITIONS AND ARE CONSIDERING A SPECIFIC ACQUISITION WHICH, IF CONSUMMATED, WOULD SUBSTANTIALLY INCREASE THE LEVEL OF OUR INDEBTEDNESS AND MAY ADVERSELY AFFECT OUR BUSINESS IF WE CANNOT EFFECTIVELY INTEGRATE THESE NEW OPERATIONS.



    On April 23, 1999, we acquired ZMP, Inc., the corporate parent of Adams Rite Aerospace, through a merger. The purchase price for the acquisition was $41 million, subject to post-closing purchase price adjustments. The acquisition was funded entirely through additional borrowings under the new credit facility. We intend to pursue additional acquisitions that we believe will present opportunities to realize significant synergies, operating expense reductions or overhead cost savings and increase our market position. This acquisition strategy may require substantial capital, and we may not be able to raise the necessary funds on satisfactory terms or at all. Although we currently have no binding agreements with respect to any additional acquisitions and we cannot assure you that we will be able to reach agreement with respect to any additional acquisition, such acquisitions would likely result in the incurrence of debt and contingent liabilities and an increase in interest expense and amortization expenses related to goodwill and other intangible assets, which could have a material adverse effect upon our business.



    Acquisitions involve numerous risks, including difficulties in the assimilation of the operations, technologies, services and products of the acquired companies and the diversion of management's attention from other business concerns. For all of these reasons, if any such acquisitions occur, our business could be adversely affected. In addition, if we are unable to successfully assimilate the operations, technologies, services and products of Adams Rite Aerospace with that of our other three divisions or if the assimilation of Adams Rite Aerospace materially diverts the management's attention from other business concerns, our business could be adversely affected.


    COMPETITION--WE MAY BE UNABLE TO REPAY THE NEW NOTES IF WE DO NOT SUCCESSFULLY COMPETE WITHIN OUR INDUSTRY.

    We compete against a number of companies, including divisions of larger companies, some of which have significantly greater financial, technological and marketing resources than us. We also compete for a limited number of customers. We believe that our ability to compete depends on product performance, short lead-time and timely delivery, competitive pricing, responsiveness to our customers and continued certification under customer quality requirements and assurance programs. If we do not retain an advantage vis a vis our competitors in these areas, our business may be adversely affected. See "Business--Competition."

    CONTROL BY ODYSSEY--WE ARE CONTROLLED BY ODYSSEY, WHOSE INTERESTS MAY NOT BE ALIGNED WITH YOURS.

    Odyssey and its co-investors indirectly own approximately 73.7% of the equity interests in our parent company, Holdings, on a fully diluted basis and, therefore, have the power, subject to certain exceptions, to control Holdings. They also control the appointment of management and the entering into of mergers, sales of substantially all assets and other extraordinary transactions. The interests of Odyssey may not in all cases be aligned with yours. See "The Transactions" and "Certain Relationships and Related Transactions."

    IMPACT OF YEAR 2000 ISSUE--THE YEAR 2000 PROBLEM MAY RESULT IN DECREASED SALES FOR US IF CERTIFICATIONS WE RECEIVED FROM OUR VENDORS ARE INACCURATE OR IF OUR CUSTOMERS AND SUPPLIERS DO NOT ADEQUATELY ADDRESS THEIR YEAR 2000 CONCERNS.

    We are completing a review of our information technology systems and embedded systems in order to assess our exposure to Year 2000 issues. For details of this review see "Management's Discussion and Analysis of Financial Condition and Results of Operation--Impact of Year 2000 Issue."

    In the event that Year 2000 problems arise for us, or that our significant suppliers or customers, including various agencies of the United States government, do not successfully and timely achieve Year 2000 compliance, we may have to bear Year 2000 costs and expenses which could have a material adverse effect on our business.

    PRODUCT LIABILITY; CLAIMS EXPOSURE--WE COULD BE ADVERSELY AFFECTED AS A RESULT OF A LAWSUIT IF ONE OF OUR COMPONENTS CAUSES AN AIRCRAFT TO CRASH AND WE ARE NOT COVERED BY OUR INSURANCE POLICIES.

    Our operations expose us to potential liabilities for personal injury or death as a result of the failure of an aircraft component that has been designed, manufactured or serviced by us. While management believes that our liability insurance is adequate to protect us from future products liability claims, if claims were to arise, such insurance coverage may not be adequate.

    Additionally insurance coverage may not be able to be maintained in the future at an acceptable cost. Any such liability not covered by insurance or for which third party indemnification is not available could have a material adverse effect on our business.

    FINANCING CHANGE OF CONTROL OFFER--WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.


    Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding Notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of Notes or that restrictions in our new credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. See "Description of the New Notes-Change of Control."


    FAILURE TO EXCHANGE OLD NOTES--IF YOU DO NOT PROPERLY TENDER YOUR OLD NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OLD NOTES AND YOUR ABILITY TO TRANSFER OLD NOTES WILL BE ADVERSELY AFFECTED.

    We will only issue New Notes in exchange for Old Notes that are timely received by the Exchange Agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes and you should carefully follow the instructions on how to tender your Old Notes. Neither we nor the Exchange Agent are required to tell you of any defects or irregularities with respect to your tender of the Old Notes. If you do not tender your Old Notes or if we do not accept your Old Notes because you did not tender your Old Notes properly, then, after we consummate the exchange offer, you may continue to hold Old Notes that are subject to the existing transfer restrictions. In addition, if you tender your Old Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes. If you are a broker-dealer that receives New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such New Notes. After the exchange offer is consummated, if you continue to hold any Old Notes, you may have difficulty selling them because there will be less Old Notes outstanding. In addition, if a large amount of Old Notes are not tendered or are tendered improperly, the limited amount of New Notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such New Notes.

    FRAUDULENT CONVEYANCE MATTERS--FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID THE NEW NOTES AND THE GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM US OR THE GUARANTORS.

    Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the New Notes and the guarantees could be voided, or claims in respect of the New Notes or the guarantees could be subordinated to all of our other debts or debts of any guarantor if, among other things, we or that guarantor, at the time it incurred the indebtedness evidenced by the New Notes or its guarantee:

- received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; or

- was insolvent or rendered insolvent by reason of such incurrence; or

- was engaged in a business or transaction for which our or that guarantor's remaining assets constituted unreasonably small capital; or

- intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

    In addition, any payment by us or that guarantor pursuant to the New Notes or a guarantee could be voided and required to be returned to us or that guarantor, or to a fund for the benefit of the creditors of us or that guarantor.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, we or a guarantor would be considered insolvent if:

- the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets,

- if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

- it could not pay its debts as they become due.

    Based upon information currently available to us, we believe that the New Notes and the guarantees are being incurred for proper purposes and in good faith and that we, and each of the guarantors:

- are solvent and will continue to be solvent after giving effect to the issuance of the New Notes and the guarantees, as the case may be;

- will have enough capital for carrying on our business and the business of each of the guarantors after the issuance of the New Notes and the guarantees, as the case may be; and

- will be able to pay our debts.

    NO PRIOR MARKET FOR THE NEW NOTES--YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NEW NOTES.

    The New Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. The liquidity of the trading market in the New Notes, and the market price quoted for the New Notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the New Notes.

                                  TRANSACTIONS


    On April 23, 1999, TransDigm acquired ZMP, Inc., the corporate parent of Adams Rite Aerospace, Inc., under the terms of an agreement and plan of reorganization, dated March 31, 1999. The purchase price for the acquisition of ZMP was $41 million, subject to post-closing purchase price adjustments. The acquisition of ZMP and the related expenses were funded entirely through additional borrowings under the New Credit Facility.



    On December 3, 1998, together with the completion of the offering of the Old Notes by TransDigm, Holdings consummated a recapitalization of Holdings (the "Recapitalization") under the terms of an agreement and plan of merger, dated August 3, 1998, as amended, between Phase II Acquisition Corp. and Holdings (the "Merger Agreement"). Concurrently with the offering of the Old Notes, TransDigm entered into a credit agreement (as amended, the "New Credit Facility") providing for a six-year $30.0 million revolving credit facility (the "Revolving Credit Facility"), $2.6 million of which was funded to consummate the Recapitalization and $8.0 million of which was funded to consummate the acquisition of ZMP, and a 6-year $62.0 million Tranche A Term Loan Facility (the "Tranche A Facility") and a 7 1/2-year $62.0 million Tranche B Term Loan Facility (the "Tranche B Facility"), in each case, $45.0 million of which was funded to consummate the Recapitalization and $17.0 million of which was funded to consummate the acquisition of ZMP. Additional borrowings under the Revolving Credit Facility are available for certain permitted acquisitions and for general corporate purposes, including working capital requirements. See "Description of Other Indebtedness--The Company--The New Credit Facility."



    As part of the Recapitalization, Odyssey and its co-investors invested approximately $100.2 million of cash equity in Holdings (the "Odyssey Investment"). The equity holders of Holdings received a payment in the Recapitalization of $330.0 million of which $279.7 million was paid in cash, $20.0 million was paid in the form of Holdings' pay-in-kind notes due 2009 of Holdings (the "Holdings PIK Notes") and Holdings' common stock and $30.3 million was paid in the form of common stock and options of Holdings that was retained by the shareholders of Holdings (the "Rollover Investment"). As a result of the consummation of the Recapitalization, Odyssey and its co-investors own approximately 73.7%, and certain continuing equity holders of Holdings own approximately 26.3%, in each case, of the outstanding shares of Holdings common stock on a fully diluted basis.



    The offering of the Old Notes, the Recapitalization, the Odyssey Investment, the issuance of the Holdings PIK Notes, the acquisition of ZMP and the related borrowings under the New Credit Facility are collectively referred to herein as the "Transactions."

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT


    Together with the sale by TransDigm of the Old Notes on December 3, 1998, TransDigm, Holdings and Marathon (together with Holdings, the "Initial Guarantors") entered into a registration rights agreement (the "Registration Rights Agreement"), dated December 3, 1998, with the initial purchasers, which requires that TransDigm and the Initial Guarantors file a registration statement under the Securities Act with respect to the New Notes (the "Registration Statement") and, upon the effectiveness of that Registration Statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes. The New Notes will be issued without a restrictive legend and generally may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreement further provides that TransDigm must cause the Registration Statement with respect to the exchange offer to be declared effective by May 2, 1999 and consummate the exchange offer by June 6, 1999.



    Except for exceptions listed below, upon the completion of the exchange offer, TransDigm's obligations with respect to the registration of the Old Notes and the New Notes will terminate. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement, of which this prospectus is a part, and this summary of the material provisions of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Registration Rights Agreement. As a result of the timely filing and the effectiveness of the Registration Statement, TransDigm will not have to pay certain additional interest on the Old Notes provided in the Registration Rights Agreement. Following the completion of the exchange offer, holders of Old Notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon consummation of the exchange offer.


    In order to participate in the exchange offer, a holder must represent to TransDigm, among other things, that:

       - the New Notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of the holder;

       - the holder is not engaging in and does not intend to engage in a distribution of the New Notes;

       - the holder does not have an arrangement or understanding with any person to participate in the distribution of the New Notes; and

       - the holder is not an "affiliate," as defined under Rule 405 under the Securities Act, of TransDigm or the Guarantors.


    Under certain circumstances specified in the Registration Rights Agreement, TransDigm may be required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes. See "--Procedure for Tendering" and "Registration Rights."


    Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to TransDigm, TransDigm believes that, with the exceptions set forth below, New Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by the holder of New Note without compliance with the registration and prospectus delivery requirements of the Securities Act, unless the holder:

       - is an "affiliate" of TransDigm or the Guarantors within the meaning of Rule 405 under the Securities Act;

       - is a broker-dealer who purchased Old Notes directly from TransDigm for resale under Rule 144A or any other available exemption under the Securities Act;

       - acquired the New Notes other than in the ordinary course of the holder's business; or

       - the holder has an arrangement with any person to engage in the distribution of New Notes.

    Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." Broker-dealers who acquired Old Notes directly from us and not as a result of market-making activities or other trading activities may not rely on the staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the Old Notes.

TERMS OF THE EXCHANGE OFFER


    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, TransDigm will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on
        , 1999, or such date and time to which we extend the offer. TransDigm will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the exchange offer. Holders may tender some or all of their Old Notes pursuant to the exchange offer. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.


    The New Notes will evidence the same debt as the Old Notes and will be issued under the terms of, and entitled to the benefits of, the Indenture relating to the Old Notes.


    As of the date of this prospectus, Old Notes representing $125.0 million aggregate principal amount were outstanding and there was one registered holder, a nominee of DTC. This prospectus, together with the letter of transmittal, is being sent to such registered holder and to others believed to have beneficial interests in the Old Notes. TransDigm intends to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated under the Exchange Act.


    TransDigm shall be deemed to have accepted validly tendered Old Notes when, as, and if TransDigm has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from TransDigm. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under the heading "--Conditions to the Exchange Offer" or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder of those Old Notes as
promptly as practicable after         , 1999, unless the exchange offer is
extended.

    Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Old Notes in the exchange offer. TransDigm will pay all charges and expenses, other than certain applicable taxes, applicable to the exchange offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The expiration date shall be 5:00 p.m., New York City time, on         ,
1999, unless TransDigm, in its sole discretion, extends the exchange offer, in which case the expiration date shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, TransDigm will notify the Exchange Agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. TransDigm reserves the right, in its sole discretion, (A) to delay accepting any Old Notes, to extend the exchange offer or, if any of the conditions set forth under "--Conditions to Exchange Offer" shall not have been satisfied, to terminate the exchange offer, by giving oral or written notice of that delay, extension or termination to the Exchange Agent, or (B) to amend the terms of the exchange offer in any manner. In the event that TransDigm makes a material or fundamental change to the terms of the exchange offer, TransDigm will file a post-effective amendment to the Registration Statement.

PROCEDURES FOR TENDERING

    Only a holder of Old Notes may tender the Old Notes in the exchange offer. Except as set forth under "--Book Entry Transfer," to tender in the exchange offer a holder must complete, sign, and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the Exchange Agent prior to the expiration date. In addition:

       - certificates for the Old Notes must be received by the Exchange Agent along with the letter of transmittal prior to the expiration date;

       - a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of the Old Notes, if that procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") following the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the expiration date; or

       - you must comply with the guaranteed delivery procedures described below.

    To be tendered effectively, the letter of transmittal and other required documents must be received by the Exchange Agent at the address set forth under "--Exchange Agent" prior to the expiration date.

    Your tender, if not withdrawn before the expiration date will constitute an agreement between you and TransDigm in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

    THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO TRANSDIGM. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR YOU.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the letter of transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless Old Notes tendered pursuant thereto are tendered (A) by a registered holder who has not completed the box entitled "Special Registration Instruction" or "Special Delivery Instructions" on the letter of transmittal or (B) for the account of an Eligible Institution. If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an Eligible Institution.

    If the letter of transmittal is signed by a person other than the registered holder of any Old Notes listed in the letter of transmittal, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes.

    If the letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to TransDigm of their authority to so act must be submitted with the letter of transmittal unless waived by TransDigm.

    All questions as to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of tendered Old Notes will be determined by TransDigm in its sole discretion, which determination will be final and binding. TransDigm reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes TransDigm's acceptance of which would, in the opinion of counsel for TransDigm, be unlawful. TransDigm also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. TransDigm's interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as TransDigm shall determine. Although TransDigm intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither TransDigm, the Exchange Agent, nor any other person shall incur any liability for failure to give that notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable
following         , 1999, unless the exchange offer is extended.

    In addition, TransDigm reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the expiration date or, as set forth under "--Conditions to the exchange offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

    By tendering, you will represent to TransDigm that, among other things:

       - the New Notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder;

       - you are not engaging in and do not intend to engage in a distribution of the New Notes;

       - you do not have an arrangement or understanding with any person to participate in the distribution of such New Notes; and

       - you are not an "affiliate," as defined under Rule 405 of the Securities Act, of TransDigm or any of the Guarantors.

    In all cases, issuance of New Notes for Old Notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal, and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility according to the book-entry transfer procedures described below, those nonexchanged Old Notes will be credited to an account maintained with that Book-Entry Transfer Facility, in each case, as promptly as practicable after the expiration or termination of the exchange offer.

    Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those New Notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with that Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "--Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

    DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal.

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of the Old Notes desires to tender Old Notes and the Old Notes are not immediately available, or time will not permit that holder's Old Notes or other required documents to reach the Exchange Agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

       -  the tender is made through an Eligible Institution;

       - prior to the expiration date, the Exchange Agent receives from that Eligible Institution a properly completed and duly executed letter of transmittal or a facsimile of duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by TransDigm, by telegram, telex, fax transmission, mail or hand delivery, setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered and stating that the tender is being made by guaranteed delivery and guaranteeing that within three New York Stock Exchange, Inc. ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, will be deposited by the Eligible Institution with the Exchange Agent; and

       - the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, are received by the Exchange Agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

    Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

    For a withdrawal of a tender of Old Notes to be effective, a written or, for DTC participants, electronic ATOP transmission notice of withdrawal, must be received by the Exchange Agent at its address set forth under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

       - specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor");

       - identify the Old Notes to be withdrawn, including the certificate number or numbers and principal amount of such Old Notes;

       - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Notes into the name of the person withdrawing the tender; and

       - specify the name in which any such Old Notes are to be registered, if different from that of the Depositor.

    All questions as to the validity, form, eligibility and time of receipt of such notices will be determined by TransDigm, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those Old Notes without cost to that holder as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures under "--Procedures for Tendering" at any time on or prior to the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the exchange offer, TransDigm shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the exchange offer if at any time before the acceptance of those Old Notes for exchange or the exchange of the New Notes for those Old Notes, TransDigm determines that the exchange offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

    The foregoing conditions are for the sole benefit of TransDigm and may be asserted by TransDigm regardless of the circumstances giving rise to any such condition or may be waived by TransDigm in whole or in part at any time and from time to time in its sole discretion. The failure by TransDigm at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, TransDigm will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for those Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939. In any of those events TransDigm is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

    All executed letters of transmittal should be directed to the Exchange Agent. State Street Bank and Trust Company has been appointed as Exchange Agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this Prospectus or of the letter of transmittal should be directed to the Exchange Agent addressed as follows:


      BY REGISTERED OR CERTIFIED MAIL:                BY HAND OR OVERNIGHT DELIVERY:

     State Street Bank and Trust Company            State Street Bank and Trust Company
         Corporate Trust Department              Corporate Trust Department, Fourth Floor
              Attn: Susan Levy                               Attn: Susan Levy
                P.O. Box 778                              Two International Place
            Boston, MA 02102-0078                            Boston, MA 02110
          Reference: TransDigm Inc.                      Reference: TransDigm Inc.


                                 BY FACSIMILE:
                          (ELIGIBLE INSTITUTIONS ONLY)

                                 (617) 664-5290


                           Reference: TransDigm Inc.


                 FOR INFORMATION OR CONFIRMATION BY TELEPHONE:


                                   Susan Levy
                                 (617) 664-5314


      Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

FEES AND EXPENSES

    TransDigm will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of TransDigm. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by TransDigm and will include fees and expenses of the Exchange Agent, accounting, legal, printing, and related fees and expenses.

TRANSFER TAXES

    Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct TransDigm to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those Old Notes.

                                USE OF PROCEEDS


    TransDigm will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the New Notes as contemplated in this prospectus, TransDigm will receive in exchange Old Notes in like principal amount, which will be canceled and as such will not result in any increase in our indebtedness.


                                 CAPITALIZATION


    The following table sets forth the consolidated capitalization of TransDigm and Holdings as of January 1, 1999, on a historical basis and of Holdings as of January 1, 1999 on a pro forma basis after giving effect to the acquisition of ZMP and the related borrowings under the New Credit Facility as if they had occurred on January 1, 1999. This table should be read in conjunction with the information contained in "Unaudited Pro Forma Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as the Consolidated Historical Financial Statements and the notes thereto included elsewhere in this prospectus.



                                                                                        JANUARY 1, 1999
                                                                             -------------------------------------
                                                                                                        UNAUDITED
                                                                                                        PRO FORMA
                                                                              TRANSDIGM     HOLDINGS    HOLDINGS
                                                                             ------------  ----------  -----------
                                                                                    (DOLLARS IN THOUSANDS)
Cash and cash equivalents..................................................  $      2,103  $    2,103   $   2,103
                                                                             ------------  ----------  -----------
                                                                             ------------  ----------  -----------
Total debt (including current maturities):
  New Credit Facility (1)..................................................  $     91,000  $   91,000   $ 133,000
  Old Notes................................................................       125,000     125,000     125,000
  Holdings PIK Notes.......................................................       --           20,200      20,200
                                                                             ------------  ----------  -----------
    Total debt.............................................................       216,000     236,200     278,200
                                                                             ------------  ----------  -----------
Redeemable common stock (2)................................................       --              800         800
Stockholders' equity (deficit):
  Common stock $0.01 par value and paid-in capital.........................        24,281     100,624     100,624
  Other stockholders' equity (deficit).....................................      (139,446)   (236,789)   (236,789)
                                                                             ------------  ----------  -----------
    Total stockholders' equity (deficit)...................................      (115,165)   (136,165)   (136,165)
                                                                             ------------  ----------  -----------
    Total capitalization...................................................  $    100,835  $  100,835   $ 142,835
                                                                             ------------  ----------  -----------
                                                                             ------------  ----------  -----------


------------------------


(1) The New Credit Facility, as amended, consists of: (A) the Revolving Credit Facility which provides for borrowings of up to $30.0 million, of which, on a pro forma basis, $9.0 million would have been drawn as of January 1, 1999 with the remainder undrawn and available for certain permitted acquisitions and for general corporate purposes, including working capital requirements;
    (B) the Tranche A Facility, which provides for term debt of $62.0 million; and (C) the Tranche B Facility which provides for term debt of $62.0 million. See "Description of Other Indebtedness--The Company--The New Credit Facility."


(2) The redeemable common stock represents the estimated value of Common Stock held by management stockholders which have the put rights described under the heading "Management-- Management Stockholders Agreement."

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


    The following pro forma consolidated financial information of TransDigm and Holdings has been derived by the application of pro forma adjustments to Holdings' historical consolidated financial statements for the year ended September 30, 1998 and the thirteen weeks ended January 1, 1999 and as at January 1, 1999. The pro forma consolidated statements of operations give effect to each of the Transactions as if they had been consummated at the beginning of each respective period. The pro forma consolidated balance sheet gives effect to the acquisition of ZMP and the related borrowings under the New Credit Facility as if they had occurred as of the balance sheet date. The adjustments necessary to fairly present this pro forma consolidated financial information have been made based on available information and in the opinion of management are reasonable and are described in the accompanying notes. The pro forma consolidated financial information should not be considered indicative of actual results that would have been achieved had the Transactions been consummated on the respective dates indicated and do not purport to indicate results of operations for any future period. You should read the pro forma consolidated financial statements together with the "The Transactions" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and the Consolidated Historical Financial Statements and the notes thereto, and other financial information included elsewhere in this prospectus.



    As a result of the consummation of the Recapitalization, Odyssey and its co-investors acquired 73.7% of Holdings common stock on a fully diluted basis and certain continuing equity holders of Holdings retained approximately 26.3% of the common stock. Accordingly, the Recapitalization was accounted for as a recapitalization and had no impact on the historical basis of TransDigm's and Holdings' assets and liabilities. The pro forma adjustments were applied to the respective historical consolidated financial statements to reflect and account for the Recapitalization as a recapitalization.



    The acquisition of ZMP has been accounted for as a purchase. The purchase price consideration of $41 million in cash and $1 million of costs associated with the acquisition was funded entirely through additional borrowings under the New Credit Facility. The purchase price has been allocated to the assets acquired and liabilities assumed of ZMP and its wholly-owned subsidiary, Adams Rite Aerospace, based on a preliminary analysis of their fair values.



    One-time merger charges of approximately $39.6 million and $0.2 million ($28.8 million and $0.1 million after tax), incurred in connection with, or due to, the Recapitalization and the acquisition of ZMP, respectively, were recorded, in each case, in the first quarter of fiscal 1999, as follows:



                                                                                 IN THOUSANDS
                                                                                 -------------
Recapitalization
  Compensation expense on stock options........................................   $    19,437
  Management bonuses...........................................................         6,450
  Termination of financial advisory services agreement.........................         5,850
  Professional fees and expenses...............................................         6,673
  Write-off deferred financing charges.........................................           552
  Other........................................................................           631
                                                                                 -------------
                                                                                       39,593

Acquisition of ZMP
  Professional fees and expenses...............................................           164
                                                                                 -------------
    Total......................................................................   $    39,757
                                                                                 -------------
                                                                                 -------------



The unaudited pro forma consolidated statements of operations for the year ended September 30, 1998 and the thirteen weeks ended January 1, 1999 exclude those non-recurring expenses.

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
 FISCAL YEAR ENDED SEPTEMBER 30, 1998 (FISCAL YEAR ENDED JUNE 26, 1998 FOR ZMP,
                                     INC.)
                             (DOLLARS IN THOUSANDS)



                                                         PRO FORMA        PRO FORMA                     PRO FORMA
                                                        ADJUSTMENTS      ADJUSTMENTS                   ADJUSTMENTS
                           HOLDINGS     ZMP, INC.         FOR THE          FOR THE      TRANSDIGM        FOR THE        HOLDINGS
                          HISTORICAL   HISTORICAL(1) RECAPITALIZATION(2) ACQUISITION(3)  PRO FORMA  RECAPITALIZATION(4)  PRO FORMA
                          -----------  ------------  -----------------  -------------  -----------  -----------------  -----------
Net sales...............   $ 110,868    $   34,154          --               --         $ 145,022          --           $ 145,022
Cost of sales...........      59,395        22,421          --            $   1,300(a)     83,166          --              83,166
                                                                                 50(b)
                          -----------  ------------       --------      -------------  -----------       --------      -----------
Gross profit............      51,473        11,733          --               (1,350)       61,856          --              61,856
                          -----------  ------------       --------      -------------  -----------       --------      -----------
Operating expenses:
  Selling and                 10,473         6,976       $    (100)          --            17,349          --              17,349
    administrative......                                          (a)
  Amortization of              2,438           687          --                 (125)        3,000                           3,000
    intangibles.........                                                           (c)
  Research and                 1,724        --              --               --             1,724                           1,724
    development.........
  ZMP facility                --               503                                            503                             503
    relocation..........
                          -----------  ------------       --------      -------------  -----------       --------      -----------
  Total operating             14,635         8,166            (100)            (125)       22,576          --              22,576
      expenses..........
                          -----------  ------------       --------      -------------  -----------       --------      -----------
Income from                   36,838         3,567             100           (1,225)       39,280          --              39,280
  operations............
Interest expense -             3,175         1,496          19,382(b)         2,269(d)     26,322       $   2,630(a)       28,952
  net...................
Warrant put value              6,540        --              (6,540)          --            --              --              --
  adjustment............                                          (c)
                          -----------  ------------       --------      -------------  -----------       --------      -----------
Income before income          27,123         2,071         (12,742)          (3,494)       12,958          (2,630)         10,328
  taxes.................
                              12,986         1,098          (7,610)          (1,448)        5,026          (1,026)          4,000
Income tax provision....                                          (d)              (e)                           (b)
                          -----------  ------------       --------      -------------  -----------       --------      -----------
Net income..............   $  14,137    $      973       $  (5,132)       $  (2,046)    $   7,932       $  (1,604)      $   6,328
                          -----------  ------------       --------      -------------  -----------       --------      -----------
                          -----------  ------------       --------      -------------  -----------       --------      -----------

EBITDA, As Defined(5)...   $  43,547    $    5,367       $     100        $  --         $  49,014       $  --           $  49,014

Cash flow provided by
  (used in):
  Operating                   23,455           462         (10,489)          (2,205)       11,223          --              11,223
    activities..........
  Investing                   (4,295)       (3,868)         --               --            (8,163)         --              (8,163)
    activities..........
  Financing                   (5,071)       --                 300           (2,209)       (6,980)         --              (6,980)
    activities..........

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
 FISCAL YEAR ENDED SEPTEMBER 30, 1998 (FISCAL YEAR ENDED JUNE 26, 1998 FOR ZMP,
                                     INC.)



    (1) The amounts in this column represent the consolidated operations of ZMP, Inc. for the year ended June 26, 1998.



    (2) The amounts in this column represent the adjustments resulting from the Recapitalization that are necessary to determine TransDigm's pro forma results of operations as follows:


        (a) This adjustment represents the elimination of the annual advisory fee payable to an affiliate of TransDigm's former largest stockholder.


        (b) The adjustment to interest expense reflects the following (in thousands):



Interest expense on existing indebtedness to be retired in
  connection with the Recapitalization.....................  $  (3,358)
Interest income on cash and cash equivalents...............        450
Amortization of debt issuance costs on existing
  indebtedness.............................................       (267)
                                                             ---------
Net interest expense.......................................     (3,175)
Interest expense on New Credit Facility (at a weighted
  average rate of 8.75%)...................................      8,138
Interest expense on the Notes..............................     12,969
Amortization of debt issuance costs........................      1,450
                                                             ---------
Total adjustment...........................................  $  19,382
                                                             ---------
                                                             ---------



        A 0.250% increase or decrease in the weighted average interest rate applicable to TransDigm's indebtedness outstanding under the New Credit Facility resulting from the Recapitalization would change the pro forma interest expense and net income by $232,000 and $142,000, respectively, for the year ended September 30, 1998 and $58,000 and $36,000 for the thirteen weeks ended January 1, 1999. Each $1.0 million increase or decrease in the revolving credit facility under the New Credit Facility would change the pro forma interest expense by $87,500 and $21,875, respectively, for the year ended September 30, 1998 and the thirteen weeks ended January 1, 1999, respectively.


        (c) This adjustment represents the elimination of the warrant put value adjustment. The warrants were retired in connection with the Recapitalization.

        (d) The tax effect of pro forma adjustments to income before income taxes is based on the estimated applicable statutory tax rates. No tax effect is recorded for the elimination of the warrant put value adjustment.


    (3) The amounts in this column represent the adjustments resulting from the acquisition of ZMP that are necessary to determine TransDigm's pro forma results of operations as follows:



        (a) This amount represents the inventory purchase accounting adjustment that will be charged to cost of sales as the ZMP inventory on hand at the date of the acquisition of ZMP is sold.



        (b) This adjustment represents an increase in depreciation expense due to the write-up of ZMP's equipment and improvements to fair value in connection with the acquisition of ZMP.

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
 FISCAL YEAR ENDED SEPTEMBER 30, 1998 (FISCAL YEAR ENDED JUNE 26, 1998 FOR ZMP,
                               INC.) (CONTINUED)



        (c) This adjustment represents the change in amortization expense resulting from the amortization of the goodwill recorded in connection with the acquisition of ZMP over 40 years using the straight-line method.



        (d) The adjustment to interest expense reflects the following (in thousands):



Interest expense on existing indebtedness to be retired in
  connection with the acquisition of ZMP...................  $  (1,496)
Interest expense on additional indebtedness to be incurred
  in connection with the acquisition of ZMP (at a weighted
  average rate of 8.75%)...................................      3,675
Amortization of debt issuance costs........................         90
                                                             ---------
Total adjustment...........................................  $   2,269
                                                             ---------
                                                             ---------



        A 0.250% increase or decrease in the weighted average interest rate applicable to TransDigm's indebtedness outstanding under the New Credit Facility resulting from the acquisition of ZMP would change the pro forma interest expense and net income by $105,000 and $63,000, respectively, for the year ended September 30, 1998 and $26,000 and $16,000 for the thirteen weeks ended January 1, 1999.



        (e) This adjustment represents the tax effect of pro forma adjustments to income before income taxes and is based on the estimated applicable statutory tax rates.



    (4) The amounts in this column represent the adjustments necessary to determine Holdings' pro forma consolidated statement of operations as follows:


        (a) This adjustment represents interest expense on the Holdings PIK Notes, including amortization of debt issuance costs.

        (b) This adjustment represents the tax effect of pro forma adjustments to income before income taxes and is based on the estimated applicable statutory tax rates.

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
 FISCAL YEAR ENDED SEPTEMBER 30, 1998 (FISCAL YEAR ENDED JUNE 26, 1998 FOR ZMP,
                               INC.) (CONTINUED)



    (5) EBITDA, As Defined, represents earnings before interest, taxes, depreciation and amortization, the warrant put value adjustment, the inventory purchase accounting adjustments, ZMP facility relocation costs, and merger expenses as follows (in thousands):



                                                         HOLDINGS     ZMP, INC.    TRANSDIGM    HOLDINGS
                                                        HISTORICAL   HISTORICAL    PRO FORMA    PRO FORMA
                                                        -----------  -----------  -----------  -----------
Net income............................................   $  14,137    $     973    $   7,932    $   6,328
Adjustments:
  Income tax provision................................      12,986        1,098        5,026        4,000
  Interest expense....................................       3,175        1,496       26,322       28,952
  Depreciation and amortization.......................       6,467        1,172        7,564        7,564
  Warrant put value adjustment........................       6,540       --           --           --
                                                        -----------  -----------  -----------  -----------
EBITDA................................................      43,305        4,739       46,844       46,844

Inventory purchase accounting adjustments:
  Marathon............................................         242       --              242          242
  ZMP, Inc............................................                   --            1,300        1,300
ZMP facility relocation...............................      --              503          503          503
ZMP merger expenses...................................      --              125          125          125
                                                        -----------  -----------  -----------  -----------
EBITDA, As Defined....................................   $  43,547    $   5,367    $  49,014    $  49,014
                                                        -----------  -----------  -----------  -----------
                                                        -----------  -----------  -----------  -----------

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      THIRTEEN WEEKS ENDED JANUARY 1, 1999
             (THIRTEEN WEEKS ENDED DECEMBER 25, 1998 FOR ZMP, INC.)
                             (DOLLARS IN THOUSANDS)


                                                           PRO FORMA         PRO FORMA                      PRO FORMA
                                                          ADJUSTMENTS       ADJUSTMENTS                    ADJUSTMENTS
                            HOLDINGS      ZMP, INC.         FOR THE           FOR THE       TRANSDIGM        FOR THE
                           HISTORICAL   HISTORICAL(1)  RECAPITALIZATION(2) ACQUISITION(3)   PRO FORMA   RECAPITALIZATION(4)
                           -----------  -------------  ------------------  --------------  -----------  ------------------
Net sales................   $  28,194     $   9,661                 --               --     $  37,855               --
Cost of sales............      14,937         6,247                 --       $      650(a)     21,846               --
                                                                                     12(b)
                           -----------       ------    ------------------  --------------  -----------        --------
Gross profit.............      13,257         3,414                 --             (662)       16,009               --
                           -----------       ------    ------------------  --------------  -----------        --------
Operating expenses:
  Selling and
    administrative.......       2,685         1,851       $        (20)(a)           --         4,516               --
  Amortization of
    intangibles..........         645           171                 --              (30)(c)        786              --
  Research and
    development..........         448            --                 --               --           448               --
  Merger expenses........      39,593           164            (39,593)(b)         (164)(d)         --              --
                           -----------       ------    ------------------  --------------  -----------        --------
    Total operating
      expenses...........      43,371         2,186            (39,613)            (194)        5,750               --
                           -----------       ------    ------------------  --------------  -----------        --------
Income (loss) from
  operations.............     (30,114)        1,228             39,613             (468)       10,259               --
Interest expense--net....       2,276           425              3,057(c)           518(e)      6,276       $      608(a)
                           -----------       ------    ------------------  --------------  -----------        --------
Income (loss) before
  income taxes...........     (32,390)          803             36,556             (986)        3,983             (608)
Income tax provision
  (benefit)..............      (7,566)          281              9,209(d)          (406)(f)      1,518            (237)(b)
                           -----------       ------    ------------------  --------------  -----------        --------
Net income (loss)........   $ (24,824)    $     522       $     27,347       $     (580)    $   2,465       $     (371)
                           -----------       ------    ------------------  --------------  -----------        --------
                           -----------       ------    ------------------  --------------  -----------        --------

EBITDA, As Defined(5)....   $  11,078     $   1,726       $         20       $       --     $  12,824       $       --
Cash flow provided by
  (used in):
  Operating activities...     (32,735)        2,143             35,858             (453)        4,813               --
  Investing activities...        (712)         (970)                --               --        (1,682)              --
  Financing activities...      16,064           214                 --               --        16,278               --


                            HOLDINGS
                            PRO FORMA
                           -----------
Net sales................   $  37,855
Cost of sales............      21,846

                           -----------
Gross profit.............      16,009
                           -----------
Operating expenses:
  Selling and
    administrative.......       4,516
  Amortization of
    intangibles..........         786
  Research and
    development..........         448
  Merger expenses........          --
                           -----------
    Total operating
      expenses...........       5,750
                           -----------
Income (loss) from
  operations.............      10,259
Interest expense--net....       6,884
                           -----------
Income (loss) before
  income taxes...........       3,375
Income tax provision
  (benefit)..............       1,281
                           -----------
Net income (loss)........   $   2,094
                           -----------
                           -----------
EBITDA, As Defined(5)....   $  12,824
Cash flow provided by
  (used in):
  Operating activities...       4,813
  Investing activities...      (1,682)
  Financing activities...      16,278

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
THIRTEEN WEEKS ENDED JANUARY 1, 1999 (THIRTEEN WEEKS ENDED DECEMBER 25, 1998 FOR
                                   ZMP, INC.)



(1) The amounts in this column represent the consolidated operations of ZMP for the thirteen-week period September 26, 1998 through December 25, 1998. A comparison of ZMP's net sales, operating income, and net income for the thirteen weeks ended December 25, 198 and the thirteen weeks ended September 25, 1998 is as follows (in thousands):



                                                            DECEMBER 25, 1998   SEPTEMBER 25, 1998
                                                           -------------------  ------------------
Net sales................................................       $   9,661           $   10,400
Operating income.........................................           1,228                1,089
Net income...............................................             522                  247



    ZMP's statement of operations for the thirteen weeks ended September 25, 1998 have been excluded from the unaudited pro forma consolidated statement of operations for the thirteen weeks ended January 1, 1999.



(2) The amounts in this column represent the adjustments resulting from the Recapitalization necessary to determine TransDigm's pro forma results of operations.


    (a) This adjustment represents the elimination of the advisory fee payable to an affiliate of TransDigm's former largest stockholder.

    (b) This adjustment eliminates the non-recurring merger expenses incurred in connection with the Recapitalization.


    (c) The adjustment to interest expense reflects the following (in thousands):



Interest expense on indebtedness retired in connection with the
  Recapitalization...................................................  $    (600)
Interest income on cash and cash equivalents.........................        131
Amortization of debt issuance costs on existing indebtedness.........        (36)
Interest expense on Holdings PIK Notes...............................       (200)
                                                                       ---------
                                                                            (705)
Additional interest on New Credit Facility (at a weighted average
  rate of 8.75%).....................................................      1,356
Additional interest expense on the Notes.............................      2,161
Additional amortization of debt issuance costs.......................        245
                                                                       ---------
Total adjustment.....................................................  $   3,057
                                                                       ---------
                                                                       ---------


    (d) The tax effect of pro forma adjustments to income before income taxes is based on the estimated applicable statutory tax rates and includes the tax effect of the non-recurring merger expenses described previously.


(3) The amounts in this column represent the adjustments resulting from the acquisition of ZMP that are necessary to determine TransDigm's pro forma results of operations as follows:



    (a) This amount represents the inventory purchase accounting adjustment that will be charged to cost of sales as the ZMP inventory, on hand at the date of the acquisition of ZMP, is sold.



    (b) This adjustment represents an increase in depreciation expense due to the write-up of ZMP's equipment and improvements to fair value in connection with the acquisition of ZMP.

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
THIRTEEN WEEKS ENDED JANUARY 1, 1999 (THIRTEEN WEEKS ENDED DECEMBER 25, 1998 FOR
                             ZMP, INC.) (CONTINUED)



    (c) This adjustment represents the change in amortization expense resulting from the amortization of the goodwill recorded in connection with the acquisition of ZMP over 40 years using the straight-line method.



    (d) This adjustment eliminates non-recurring expenses directly attributable to the sale of ZMP's common stock to TransDigm.



    (e) The adjustment to interest expense reflects the following (in thousands):



Interest expense on existing indebtedness to be retired in connection
  with the acquisition of ZMP.........................................  $    (425)
Interest expense on additional indebtedness to be incurred in connection with the acquisition of ZMP (at a weighted average rate
  of 8.75%)...........................................................        920
Amortization of debt issuance costs...................................         23
                                                                        ---------
Total adjustment......................................................  $     518
                                                                        ---------
                                                                        ---------



    (f) This adjustment represents the tax effect of proforma adjustments to income before income taxes and is based on the estimated applicable statutory tax rates.



(4) The amounts in this column represent the adjustments necessary to determine Holdings pro forma consolidated statement of operations as follows:


    (a) This adjustment represents interest expense on the Holdings PIK Notes, including amortization of debt issuance costs.

    (b) The tax effect of pro forma adjustments to income before income taxes is based on the estimated applicable statutory tax rates.


(5) EBITDA, As Defined, represents earnings before interest, taxes, depreciation and amortization, the ZMP inventory purchase accounting adjustment and merger expenses as follows (in thousands):



                                                           HOLDINGS     ZMP, INC.    TRANSDIGM    HOLDINGS
                                                          HISTORICAL   HISTORICAL    PRO FORMA    PRO FORMA
                                                          -----------  -----------  -----------  -----------
Net income (loss).......................................   $ (24,824)   $     522    $   2,465    $   2,094
Adjustments:
  Income tax provision..................................      (7,566)         281        1,518        1,281
  Interest expense......................................       2,276          425        6,276        6,884
  Depreciation and amortization.........................       1,599          334        1,915        1,915
                                                          -----------  -----------  -----------  -----------
EBITDA..................................................     (28,515)       1,562       12,174       12,174
  Inventory purchase accounting adjustment-- ZMP........          --           --          650          650
  Merger expenses.......................................      39,593          164           --           --
                                                          -----------  -----------  -----------  -----------
EBITDA, As Defined......................................   $  11,078    $   1,726    $  12,824    $  12,824
                                                          -----------  -----------  -----------  -----------
                                                          -----------  -----------  -----------  -----------

                                 TRANSDIGM INC.
                           TRANSDIGM HOLDING COMPANY
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
               JANUARY 1, 1999 (DECEMBER 25, 1998 FOR ZMP, INC.)



                             (DOLLARS IN THOUSANDS)



                                                            ZMP, INC.
                                               HOLDINGS     HISTORICAL      PRO FORMA      TRANSDIGM      PRO FORMA      HOLDINGS
                                              HISTORICAL       (1)       ADJUSTMENTS (2)   PRO FORMA   ADJUSTMENTS (3)   PRO FORMA
                                              -----------  ------------  ---------------  -----------  ---------------  -----------
ASSETS
Current assets:
  Cash and equivalents......................   $   2,103    $    3,687     $    (3,687)(a)  $   2,103             --     $   2,103
  Accounts receivable--net..................      14,403         5,935            (506)(a)     19,832             --        19,832
  Inventories...............................      18,180        10,188           1,300(b)     29,668              --        29,668
  Refundable income taxes...................       7,692            --              --         7,692              --         7,692
  Deferred income taxes and other...........       3,992         2,072             200(d)      6,264              --         6,264
                                              -----------  ------------  ---------------  -----------  ---------------  -----------
    Total current assets....................      46,370        21,882          (2,693)       65,559              --        65,559
                                              -----------  ------------  ---------------  -----------  ---------------  -----------
Property, plant and equipment--net..........      21,709         4,681             500(c)     26,890              --        26,890
Intangible assets--net......................      34,649        13,394           9,200(i)     57,243              --        57,243
Debt issue costs--net.......................      11,101                           500(h)     11,601              --        11,601
Deferred income taxes and other.............       4,332           550            (200)(d)      4,682             --         4,682
                                              -----------  ------------  ---------------  -----------  ---------------  -----------
Total.......................................   $ 118,161    $   40,507     $     7,307     $ 165,975              --     $ 165,975
                                              -----------  ------------  ---------------  -----------  ---------------  -----------
                                              -----------  ------------  ---------------  -----------  ---------------  -----------

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.........   $   4,700            --     $     2,209(h)  $   6,909              --     $   6,909
  Accounts payable..........................       5,554    $    1,645              --         7,199              --         7,199
  Accrued liabilities.......................       9,362         2,164            (219)(a)     13,107             --        13,107
                                                                                 1,800(j)
                                              -----------  ------------  ---------------  -----------  ---------------  -----------
    Total current liabilities...............      19,616         3,809           3,790        27,215              --        27,215
Long-term debt--less current portion........     231,500        16,128          23,663(h)    251,091     $    20,200(a)    271,291
                                                                               (20,200)(f)
Other liabilities...........................       2,410           424              --         2,834              --         2,834
                                              -----------  ------------  ---------------  -----------  ---------------  -----------
  Total liabilities.........................     253,526        20,361           7,253       281,140          20,200       301,340
                                              -----------  ------------  ---------------  -----------  ---------------  -----------
Redeemable common stock.....................         800            --              --           800              --           800
Stockholders' equity (deficit):
  Capital stock.............................     100,624        17,167         (17,167)(e)        424        100,200(b)    100,624
                                                                              (100,200)(g)
  Retained earnings.........................    (236,035)        2,979          (2,979)(e)   (115,635)       (20,200)(a)   (236,035)
                                                                                20,200(f)                   (100,200)(b)
                                                                               100,200(g)
  Accumulated other comprehensive income....            )                                           )                             )
                                                    (754            --              --          (754              --          (754
                                              -----------  ------------  ---------------  -----------  ---------------  -----------
  Total stockholders' equity (deficit)......    (136,165)       20,146              54      (115,965)        (20,200)     (136,165)
                                              -----------  ------------  ---------------  -----------  ---------------  -----------
Total.......................................   $ 118,161    $   40,507     $     7,307     $ 165,975     $        --     $ 165,975
                                              -----------  ------------  ---------------  -----------  ---------------  -----------
                                              -----------  ------------  ---------------  -----------  ---------------  -----------

                                 TRANSDIGM INC.



                           TRANSDIGM HOLDING COMPANY



            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET



               JANUARY 1, 1999 (DECEMBER 25, 1998 FOR ZMP, INC.)



(1) The amounts in this column represent the financial position of ZMP at December 25, 1998.



(2) The amounts in this column represent the adjustments resulting from the acquisition of ZMP that are necessary to determine TransDigm's pro forma consolidated balance sheet.



    (a) This adjustment reflects cash balances, receivables and income tax liabilities retained by the seller.



    (b) This adjustment represents the estimated excess of the fair value of ZMP's inventory over its carrying value. As the inventory is sold, this adjustment will be charged to cost of sales. TransDigm expects this inventory to be sold over a six month period.



    (c) This adjustment represents the estimated excess of the fair value of ZMP's property, plant, and equipment over its carrying value.



    (d) This adjustments recognizes deferred income tax liabilities for the fair value adjustments described in Notes (b), (c) and (j).



    (e) This adjustment eliminates ZMP's stockholders' equity.



    (f) This adjustment eliminates the Holdings PIK Notes from TransDigm's pro forma consolidated balance sheet.



    (g) This adjustment is necessary to reflect TransDigm's capital structure.



    (h) This adjustment reflects the repayment of existing indebtedness of ZMP and additional borrowings (including related costs) under the New Credit Facility to finance the purchase price and the direct costs of the acquisition of ZMP.



    (i) This adjustment reflects the allocation of the purchase price to goodwill.



    (j) This adjustment represents the accrual of fees and other costs associated with the acquisition of ZMP.



(3) The amounts in this column represent the adjustments necessary to determine Holdings' pro forma consolidated balance sheet.



    (a) This adjustment records the outstanding balance (including accrued interest) of the Holdings PIK Notes at January 1, 1999.



    (b) This adjustment is necessary to reflect Holdings' capital structure.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA


    The following table sets forth selected historical consolidated financial information of Holdings. The selected historical consolidated financial data for the fiscal years ended September 30, 1998, 1997, and 1996 have been derived from Holdings' consolidated financial statements, which have been audited by Deloitte & Touche LLP, independent auditors. The selected historical consolidated audited financial data for the fiscal years ended September 30, 1995 and 1994, which have also been derived from Holdings' consolidated financial statements, have been adjusted to give retroactive effect to the change in accounting for put warrants as described in Note 17 to the Consolidated Historical Financial Statements of Holdings included elsewhere in this Prospectus. The selected historical consolidated financial data as of and for the thirteen weeks ended January 1, 1999 and December 26, 1997 has been derived from Holdings' unaudited consolidated financial statements for those periods, which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations, financial position, and cash flows. The results for the thirteen weeks ended January 1, 1999 are not necessarily indicative of results that may be expected for the entire year. Separate financial information for TransDigm is not presented since the New Notes will be guaranteed by Holdings and all direct and indirect domestic subsidiaries of TransDigm, and since Holdings has no operations or assets separate from its investment in TransDigm.


    The Marathon Acquisition was completed on August 8, 1997. The acquisition was accounted for as a purchase. The results of operations of Marathon are included in Holdings' consolidated financial statements from the date of such acquisition.


    You should read the following table together with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and the Consolidated Historical Financial Statements and the notes thereto included elsewhere in this prospectus.

                                                                                                            THIRTEEN WEEKS ENDED
                                                              FISCAL YEAR ENDED SEPTEMBER 30,             -------------------------
                                                   -----------------------------------------------------  DECEMBER 26,  JANUARY 1,
                                                     1994       1995       1996       1997       1998         1997         1999
                                                   ---------  ---------  ---------  ---------  ---------  ------------  -----------
                                                                  (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net sales........................................  $  52,028  $  57,095  $  62,897  $  78,159  $ 110,868   $   26,104    $  28,194
Gross profit.....................................      9,151     17,029     21,023     28,856     51,473       11,397       13,257
Selling and administrative.......................      6,244      6,167      6,459      7,561     10,473        2,669        2,685
Amortization of intangibles......................      4,062      4,002      3,838      2,089      2,438          635          645
Research and development.........................        784      1,058        836      1,116      1,724          339          448
Merger expenses..................................     --         --         --         --         --           --           39,593
                                                   ---------  ---------  ---------  ---------  ---------  ------------  -----------
Operating income (loss) (1)......................     (1,939)     5,802      9,890     18,090     36,838        7,754      (30,114)
Interest expense, net (2)........................      4,823      5,193      4,510      3,463      3,175        1,046        2,276
Warrant put value adjustment.....................        868        736      2,160      4,800      6,540       --           --
                                                   ---------  ---------  ---------  ---------  ---------  ------------  -----------
Pre-tax income (loss)............................     (7,630)      (127)     3,220      9,827     27,123        6,708      (32,390)
Provision (benefit) for income taxes.............     (2,307)       134      2,045      5,193     12,986        2,590       (7,566)
                                                   ---------  ---------  ---------  ---------  ---------  ------------  -----------
Income (loss) before extraordinary item..........     (5,323)      (261)     1,175      4,634     14,137        4,118      (24,824)
Extraordinary item...............................     --         --         --         (1,462)    --           --           --
                                                   ---------  ---------  ---------  ---------  ---------  ------------  -----------
Net income (loss)................................  $  (5,323) $    (261) $   1,175  $   3,172  $  14,137   $    4,118    $ (24,824)
                                                   ---------  ---------  ---------  ---------  ---------  ------------  -----------
                                                   ---------  ---------  ---------  ---------  ---------  ------------  -----------
OTHER FINANCIAL DATA:
Cash flows provided by (used in):
  Operating activities...........................  $   1,115  $   3,972  $  18,695  $  17,468  $  23,455   $    6,485    $ (32,735)
  Investing activities...........................     (3,595)       702     (2,494)   (43,160)    (4,295)         138         (712)
  Financing activities...........................      1,851     (4,560)   (13,475)    28,153     (5,071)         (20)      16,064
EBITDA (3).......................................      5,402     13,168     17,213     23,856     43,305        9,409      (28,515)
EBITDA, As Defined (4)...........................      9,875     13,168     17,213     24,522     43,547        9,651       11,078
EBITDA, As Defined, margin.......................       19.0%      23.1%      27.4%      31.4%      39.3%        37.0%        39.3%
Depreciation and amortization....................  $   7,341  $   7,366  $   7,323  $   5,766  $   6,467   $    1,655    $   1,599
Capital expenditures.............................      1,941      1,702      2,494      2,285      5,061          628          712
Ratio of earnings to fixed charges (5)...........     --         --            1.7x       3.7x       9.0x         7.1x          --
Ratio of EBITDA, As Defined, to interest
  expense........................................        2.0x       2.5x       3.8x       7.1x      13.7x         9.2x         4.9x
Ratio of total debt to EBITDA, As Defined........        3.7x       2.4x       1.1x       2.0x       1.0x         5.2x        21.3x

BALANCE SHEET DATA (AT END OF PERIOD)
Working capital..................................  $  12,592  $  17,730  $  16,300  $  16,520  $  16,654   $   21,231    $  26,754
Total assets.....................................     71,554     65,758     57,666    101,969    115,785      105,474      118,161
Long-term debt, including current portion........     36,399     32,074     19,124     50,000     45,000       50,000      236,200
Total stockholders' equity (deficiency)..........     19,745     19,285     19,670     22,613     36,427       26,432     (136,165)

------------------------
(1) Operating income (loss) includes the effect of a non-cash charge of $4,473 in fiscal 1994 due to a purchase accounting adjustment to inventory associated with the acquisition of the Aerospace Components Group of IMO and a non-cash charge of $666 in fiscal 1997 and $242 in fiscal 1998 due to a purchase accounting adjustment to inventory associated with the acquisition of Marathon.

(2) All of the interest expense reported for fiscal 1994 through 1998 represents interest expense of TransDigm. Holdings had no interest expense prior to the Recapitalization. After the Recapitalization, Holdings has incurred interest expense relating to the Holdings PIK Notes and Holdings has no other interest expense. TransDigm is not an obligor or a guarantor under the Holdings PIK Notes. Interest expense for the Holdings PIK Notes for the thirteen weeks ended January 1, 1999 was $200.

(3) EBITDA represents earnings before interest, taxes, depreciation, amortization, warrant put value adjustment and extraordinary items. EBITDA is presented because management believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Holdings' industry. However, other companies in Holdings' industry may calculate EBITDA differently than Holdings does. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to cash flow from operating activities, as a measure of liquidity or an alternative to net income as indicators of Holdings' operating performance or any other measures of performance derived in accordance with generally accepted accounting principles. See Holdings' consolidated Statements of Cash Flows included in Holdings' consolidated financial statements.

(4) EBITDA, As Defined, is calculated as follows:

                                                                                                           THIRTEEN WEEKS ENDED
                                                                                                       ----------------------------
                                                                                                        DECEMBER 26,    JANUARY 1,
                                                  1994       1995       1996       1997       1998          1997           1999
                                                ---------  ---------  ---------  ---------  ---------  ---------------  -----------
EBITDA........................................  $   5,402  $  13,168  $  17,213  $  23,856  $  43,305     $   9,409      $ (28,515)
Adjustments:
  Merger Expenses.............................     --         --         --         --         --            --             39,593
  Inventory Purchase Accounting Adjustments...      4,473     --         --            666        242           242         --
                                                ---------  ---------  ---------  ---------  ---------        ------     -----------
EBITDA, As Defined............................  $   9,875  $  13,168  $  17,213  $  24,522  $  43,547     $   9,651      $  11,078
                                                ---------  ---------  ---------  ---------  ---------        ------     -----------
                                                ---------  ---------  ---------  ---------  ---------        ------     -----------

    EBITDA, As Defined, is presented herein to provide additional information with respect to the ability of Holdings to satisfy its debt service, capital expenditure and working capital requirements and because certain types of covenants in TransDigm's and Holdings' borrowing arrangements are tied to similar measures. While EBITDA-based measures are frequently used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

(5) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges. Fixed charges consist of interest expense, amortization of debt expense and the portion (approximately 33%) of rental expense that management believes is representative of the interest component of rental expense. Earnings were insufficient to cover fixed charges by $7,630, $127 and $32,390 for fiscal 1994, fiscal 1995 and the thirteen weeks ended January 1, 1999, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE STATEMENTS IN THIS DISCUSSION REGARDING THE INDUSTRY OUTLOOK, TRANSDIGM'S EXPECTATIONS REGARDING THE FUTURE PERFORMANCE OF ITS BUSINESSES, AND THE OTHER NONHISTORICAL STATEMENTS IN THIS DISCUSSION ARE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO THE RISKS AND UNCERTAINTIES DESCRIBED IN THE "RISK FACTORS" SECTION. YOU SHOULD READ THE FOLLOWING DISCUSSION OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF TRANSDIGM TOGETHER WITH THE SECTIONS ENTITLED "RISK FACTORS" AND "SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA" AND WITH THE CONSOLIDATED HISTORICAL FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS PROSPECTUS. TRANSDIGM'S FISCAL YEAR ENDS ON SEPTEMBER 30 OF THE YEARS INDICATED.

OVERVIEW

    TransDigm is a leading supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft. TransDigm sells its products to commercial airlines and aircraft maintenance facilities in the aftermarket, to most original equipment manufacturers ("OEMs") of aircraft and to various agencies of the United States government. Sales of TransDigm's products are made directly to these organizations as well as through U.S. and international distributors who maintain inventories throughout the world of products purchased from TransDigm and others. TransDigm generates most of its EBITDA, As Defined from sales of replacement parts in the aftermarket, including to the airlines. This is because most of TransDigm's OEM sales are on an exclusive sole source basis; therefore, in most cases, TransDigm is the only certified provider of these parts in the aftermarket. Because aftermarket parts sales are driven by the size of the worldwide aircraft fleet, they are relatively stable and generate recurring revenues over the life of an aircraft that are many times the size of the original OEM purchases.

    TransDigm provides its products to commercial airlines, such as United Airlines and Continental Airlines, large commercial transport and regional and business aircraft OEMs such as Boeing, Bombardier and Cessna and various agencies of the United States government. While aftermarket and OEM sales have historically each accounted for approximately half of TransDigm's net sales, aftermarket sales typically carry a substantially higher gross margin than sales to OEMs.

    Management believes that the aircraft components industry has historically been sensitive to changes in revenue passenger miles and, to a lesser extent, to airline profitability, each of which has historically been correlated with changes in general economic conditions, and the size and age of the worldwide aircraft fleet. On a worldwide basis, revenue passenger miles have increased from approximately 978 billion in 1985 to approximately 1,719 billion in 1996 at a compound annual growth rate of approximately 6%. See "Business--Industry." In addition, management believes less than 20% of TransDigm's net sales during fiscal 1998 and the thirteen weeks ended January 1, 1999 were attributable to sales to manufacturers of large commercial transports such as Boeing and Airbus. As a result, increases and decreases in the manufacture of large commercial transports only affect a portion of TransDigm's net sales.


    Management has, since 1993, implemented a number of programs that have had a positive impact on the profitability and strategic positioning of TransDigm. To ensure a competitive cost structure, TransDigm consolidated the Adel Fasteners and Wiggins Connectors divisions into AdelWiggins and the AeroProducts and Controlex divisions into AeroControlex and, in fiscal 1994, consolidated TransDigm's four manufacturing facilities into two locations. Beginning in fiscal 1994, management reorganized the business along 11 major product lines in order to streamline new business initiatives, increase accountability and facilitate greater responsiveness to customer needs. As a result of the acquisition of ZMP, TransDigm acquired four additional major product lines of Adams Rite Aerospace. Management intends to reorganize the business along 15 major product lines to incorporate the four major product lines of Adams Rite Aerospace.


    TransDigm's historical financial results are also affected by the acquisition of Marathon on August 8, 1997. Marathon's operations were consolidated with those of TransDigm as of the acquisition date.


    The Recapitalization was recorded as a recapitalization for accounting purposes. As a result of the Recapitalization, including the financing and the application of the proceeds thereof, TransDigm incurred certain nonrecurring costs and charges, consisting primarily of compensation costs for management bonuses and stock options which were canceled in conjunction with the Recapitalization, the cost of terminating a financial advisory services agreement with an affiliate of one of TransDigm's stockholders, the write-off of deferred financing costs, and professional, advisory and financing fees. A one-time charge of approximately $39.6 million ($28.8 million after tax) was recorded for the thirteen weeks ended January 1, 1999. Because the cash costs included in this charge were funded principally through the proceeds of the offering of the Old Notes and borrowings under the New Credit Facility, this cost did not materially impact TransDigm's liquidity, ongoing operations or market position. For a discussion of the consequences of the incurrence of indebtedness as a result of the Transactions, see the heading "--Liquidity and Capital Resources" in this section.



    On April 23, 1999, TransDigm acquired ZMP, the corporate parent of Adams Rite Aerospace. Adams Rite Aerospace is a well established supplier of highly engineered aircraft components that will complement the businesses of AdelWiggins, AeroControlex and Marathon. Through the acquisition of ZMP, TransDigm acquired four additional major product lines of Adams Rite Aerospace consisting of mechanical hardware, fluid control products, electromechanical control products and oxygen systems related products. For its fiscal 1998, Adams Rite Aerospace generated net sales, operating income and EBITDA, As Defined, of $34.2 million, $3.6 million and $5.4 million, respectively.


RESULTS OF OPERATIONS

    The following table sets forth, for the periods indicated, certain operating data of Holdings as a percentage of net sales.


                                                                FISCAL YEAR ENDED SEPTEMBER 30,
                                                                                                     THIRTEEN WEEKS ENDED
                                                                -------------------------------  ----------------------------
                                                                                                  DECEMBER 26,    JANUARY 1,
                                                                  1996       1997       1998          1997           1999
                                                                ---------  ---------  ---------  ---------------  -----------
Net sales.....................................................      100.0%     100.0%     100.0%        100.0%         100.0%
Gross profit..................................................       33.4       36.9       46.4          43.7           47.0
Selling and administrative....................................       10.3        9.7        9.4          10.3            9.5
Amortization of intangibles...................................        6.1        2.7        2.2           2.4            2.3
Research and development......................................        1.3        1.4        1.6           1.3            1.6
Merger expenses...............................................        0.0        0.0        0.0           0.0          140.4
                                                                ---------  ---------  ---------         -----     -----------
Operating income (loss).......................................       15.7       23.1       33.2          29.7         (106.8)
Interest expense, net.........................................        7.2        4.4        2.9           4.0            8.1
Warrant put value adjustment (1)..............................        3.4        6.1        5.9           0.0            0.0
Provision (benefit) for income taxes..........................        3.2        6.6       11.7           9.9          (26.8)
Extraordinary item............................................        0.0        1.9        0.0           0.0            0.0
                                                                ---------  ---------  ---------         -----     -----------
Net income (loss).............................................        1.9%       4.1%      12.7%         15.8%         (88.1)%
                                                                ---------  ---------  ---------          -----    -----------
                                                                ---------  ---------  ---------          -----    -----------


------------------------------
(1) Together with the formation of TransDigm on September 30, 1993, TransDigm issued subordinated notes which included detachable warrants to purchase approximately 16,000 shares of non-voting common stock of Holdings at a price of $0.10 per share, exercisable upon certain change of control events, including the Recapitalization. If no transaction constituting a triggering event was consummated prior to July 31, 1999, warrant holders had the right to exercise a put option requiring TransDigm to repurchase all of the warrants at their then appraised fair market value. The warrant put value adjustment for each period indicated reflects the increase in the estimated put value of these warrants that occurred during that period.

CHANGES IN RESULTS OF OPERATIONS

THIRTEEN WEEKS ENDED JANUARY 1, 1999 COMPARED WITH THIRTEEN WEEKS ENDED DECEMBER
  26, 1997

- NET SALES. Net sales increased by $2.1 million, or 8.0%, to $28.2 million for the thirteen weeks ended January 1, 1999 from $26.1 million for the thirteen weeks ended December 26, 1997. Substantially all of the increase was due to higher aftermarket sales, principally for large commercial transport aircraft, reflecting TransDigm's continued efforts to increase sales in this area because of the larger gross margins that are generally realized from such sales.

- GROSS PROFIT. Gross profit (net sales less cost of sales) increased by $1.9 million, or 16.7%, to $13.3 million for the thirteen weeks ended January 1, 1999 from $11.4 million for the thirteen weeks ended December 26, 1997. This improvement in gross profits was principally the result of the higher aftermarket sales discussed above and the larger gross margins that are associated with such sales. Gross profit for the thirteen weeks ended December 26, 1997 includes the effect of a non-cash charge of $0.3 million due to a purchase accounting adjustment to inventory associated with the acquisition of Marathon. Gross profit also increased as a percentage of net sales from 43.7% for the thirteen weeks ended December 26, 1997 to 47.0% for the thirteen weeks ended January 1, 1999 due to the non-cash charge from the Marathon inventory purchase accounting adjustment and the increase in aftermarket sales.

- SELLING AND ADMINISTRATIVE. Selling and administrative expense was unchanged at $2.7 million for the thirteen weeks ended January 1, 1999 and December 26, 1997. Selling and administrative expenses as a percentage of net sales decreased from 10.2% for the thirteen weeks ended December 26, 1997 to 9.5% for the thirteen weeks ended January 1, 1999 due to the increase in sales referred to above and continued programs to manage expenses.

- AMORTIZATION OF INTANGIBLES. Amortization of intangibles was unchanged at $0.6 million for the thirteen weeks ended January 1, 1999 and December 26, 1997.

- RESEARCH AND DEVELOPMENT. Research and development expense increased $.1 million, or 33.3%, to $.4 million for the quarter ended January 1, 1999 from $.3 million for the comparable quarter last year. This increase was primarily attributable to continued new product development at each of AdelWiggins, AeroControlex and Marathon. Research and development expense as a percentage of net sales remained relatively constant at 1.6% for the thirteen weeks ended January 1, 1999 and 1.3% for the thirteen weeks ended December 26, 1997.

- MERGER EXPENSES. Merger costs totaling $39.6 million were incurred during the thirteen weeks ended January 1, 1999 in connection with the Merger and Recapitalization. The nature of the merger-related charges is detailed below:

                                                                                (IN THOUSANDS)
Compensation expense on stock options.........................................    $   19,437
Management bonuses............................................................         6,450
Termination of financial advisory service agreement...........................         5,850
Professional fees and expenses................................................         6,673
Write-off of deferred financing costs.........................................           552
Other.........................................................................           631
                                                                                     -------
                                                                                  $   39,593
                                                                                     -------
                                                                                     -------

- OPERATING INCOME (LOSS). Operating income decreased from $7.8 million for the thirteen weeks ended December 26, 1997 to a loss of $30.1 million for the thirteen weeks ended January 1, 1999 due to the merger expenses discussed above. Operating income, excluding merger-related expenses, increased by $1.7 million, or 21.8%. As a percentage of net sales, operating income before merger-related expenses increased to 33.6% for the thirteen weeks ended January 1, 1999 from 29.7% for the thirteen weeks ended December 26, 1997. This increase was primarily attributable to the increase in sales volume and gross profits referred to above.

- INTEREST EXPENSE. Interest expense increased by $1.2 million, or 109%, to $2.3 million for the thirteen weeks ended January 1, 1999 from $1.1 million for the thirteen weeks ended December 26, 1997 as a result of the increase in the average level of outstanding borrowings in connection with the Recapitalization.

- INCOME TAXES. Income tax expense (benefit) as a percentage of income (loss) before income taxes was (23.3)% for the thirteen weeks ended January 1, 1999 compared to 38.6% thirteen weeks ended December 26, 1997. The tax benefit recorded for the thirteen weeks ended January 1, 1999 was significantly impacted by the non-deductible expenses incurred in connection with the Recapitalization.

- NET INCOME (LOSS). TransDigm incurred a net loss of $24.8 million for the thirteen weeks ended January 1, 1999 compared to net income of $4.1 million for the thirteen weeks ended December 26, 1997 primarily as a result of the factors referred to above.

FISCAL YEAR ENDED SEPTEMBER 30, 1998 COMPARED WITH FISCAL YEAR ENDED SEPTEMBER
  30, 1997

- NET SALES. Net sales increased by $32.8 million, or 42%, to $110.9 million for fiscal 1998 from $78.1 million for fiscal 1997. Approximately $19.5 million of this increase was attributable to the acquisition of Marathon on August 8, 1997. New business initiatives along with continued strength in airline traffic and airline capital spending resulted in a $7.4 million increase in aftermarket sales, principally for large commercial transport aircraft, and a $5.9 million increase in sales to OEMs.

- GROSS PROFIT. Gross profit (net sales less cost of sales) increased by $22.6 million, or 78.2%, to $51.5 million for fiscal 1998 from $28.8 million for fiscal 1997. Approximately $9.5 million of this increase was attributable to the acquisition of Marathon, including a $0.4 million reduction in the charge to Marathon's cost of sales resulting from the write-up of Marathon's inventory in place at the time of the acquisition. In addition, the higher sales discussed above resulted in $7.8 million of additional gross profit from aftermarket sales, principally for large commercial transport aircraft, and $5.3 million from sales to OEMs. Gross profit increased as a percentage of net sales from 36.9% in the 1997 period to 46.4% in fiscal 1998. Approximately, 3.8% of this increase was attributable to the acquisition of Marathon and the remainder due to the higher sales discussed above.

- SELLING AND ADMINISTRATIVE. Selling and administrative expense increased by $2.9 million, or 38.2%, to $10.5 million for fiscal 1998 from $7.6 million for fiscal 1997. This increase was primarily attributable to the Marathon acquisition partially offset by reduction in bad debt and environmental expenses of $0.3 million each. Selling and administrative expenses as a percentage of net sales remained relatively constant at 9.7% in fiscal 1997 and 9.4% in fiscal 1998.

- AMORTIZATION OF INTANGIBLES. Amortization of intangibles increased by $0.3 million, or 14.3%, to $2.4 million for fiscal 1998 from $2.1 million for fiscal 1997. The increase in the amortization of intangibles resulted from $0.5 million of additional goodwill amortization relating to the acquisition of Marathon offset by a $0.2 million reduction in the amortization of other intangible assets which became fully amortized in fiscal 1997.

- RESEARCH AND DEVELOPMENT. Research and development expense increased by $0.6 million, or 54.5%, to $1.7 million for fiscal 1998 from $1.1 million for fiscal 1997. This increase was primarily attributable to the acquisition of Marathon. Research and development expense as a percentage of net sales remained relatively constant at 1.4% in fiscal 1997 and 1.6% in fiscal 1998.

- OPERATING INCOME. Operating income increased by $18.7 million, or 103.3%, to $36.8 million for fiscal 1998 from $18.1 million for fiscal 1997. Approximately $4.6 million of this increase was attributable to the acquisition of Marathon and the remainder to the other increases in gross profit discussed above. As a percentage of revenues, operating income increased to 33.2% in fiscal 1998 from 23.1% in fiscal 1997.

- INTEREST EXPENSE. Interest expense for fiscal 1998 approximated the amount for fiscal 1997 at $3.2 million and $3.5 million, respectively. The $2.1 increase in interest expense resulting from the additional borrowings made in connection with acquisition of Marathon was more than offset by a $2.4 decrease in interest expense caused by the refinancing of TransDigm's subordinated notes and a general decline in interest rates.

- INCOME TAXES. Income tax expense as a percentage of income before income taxes and the non-deductible warrant put value adjustment increased to 38.6% in fiscal 1998 from 35.5% in fiscal 1997. The increase in the effective rate resulted from higher non-deductible expenses, including the amortization of goodwill recognized in connection with the Marathon acquisition.

- NET INCOME. Net income increased by $10.9 million, or 340.6%, to $14.1 million for fiscal 1998 from $3.2 million for fiscal 1997 primarily as a result of the factors referred to above and an extraordinary loss in 1997 of $1.5 million partially offset by a $1.7 million increase in the warrant put value adjustment during fiscal 1998.

FISCAL YEAR ENDED SEPTEMBER 30, 1997 COMPARED WITH FISCAL YEAR ENDED SEPTEMBER
  30, 1996

- NET SALES. Net sales increased by $15.3 million, or 24.3%, to $78.2 million for fiscal 1997 from $62.9 million for fiscal 1996. Approximately $3.0 million of this increase was attributable to the acquisition of Marathon. New business initiatives along with an industry-wide increase in demand resulted in a $7.2 million increase in aftermarket sales, principally for large commercial transport aircraft, and a $5.1 million increase in sales to OEMs.

- GROSS PROFIT. Gross profit (net sales less cost of sales) increased by $7.9 million, or 37.6%, to $28.9 million for fiscal 1997 from $21.0 million for fiscal 1996. Approximately $0.5 million of this increase was attributable to the acquisition of Marathon. The higher sales discussed above resulted in $5.2 million of additional gross profit from aftermarket sales, principally for large commercial transport aircraft, and $2.2 million from sales to OEMs. Gross profit also increased as a percentage of net sales from 33.4% in the 1996 period to 36.9% in fiscal 1997. This increase was primarily attributable to the higher sales discussed above offset by an approximate 1% decline in gross margins due to higher cost of sales resulting from the write-up of Marathon's inventory in place at the time of the acquisition.

- SELLING AND ADMINISTRATIVE. Selling and administrative expense increased by $1.1 million, or 16.9%, to $7.6 million for fiscal 1997 from $6.5 million for fiscal 1996. Approximately $0.4 million of this increase was due to the acquisition of Marathon, $0.3 million resulted from the relocation of TransDigm's corporate headquarters and the remainder was caused by the increase in sales volume which generated larger commission expenses. Selling and administrative expenses declined as a percentage of net sales from 10.3% in fiscal 1996 to 9.7% in fiscal 1997 due to the increase in net sales referred to above coupled with an effort to control expenses.

- AMORTIZATION OF INTANGIBLES. Amortization of intangibles decreased by $1.7 million, or 44.7%, to $2.1 million for fiscal 1997 from $3.8 million for fiscal 1996. Amortization of intangibles decreased by $2.0 million as a result of the termination of an agreement not to compete at the end of fiscal 1996, partially offset by higher amortization of goodwill relating to the acquisition of Marathon.

- RESEARCH AND DEVELOPMENT. Research and development expense increased by $0.3 million, or 37.5%, to $1.1 million for fiscal 1997 from $0.8 million for fiscal 1996. This increase was primarily attributable to continued new product development. Research and development expense as a percentage of net sales remained relatively constant at 1.3% in fiscal 1996 and 1.4% in fiscal 1997.

- OPERATING INCOME. Operating income increased by $8.2 million, or 82.8%, to $18.1 million for fiscal 1997 from $9.9 million for fiscal 1996. As a percentage of revenues, operating income increased to 23.1% in fiscal 1997 from 15.7% in fiscal 1996. This increase was primarily attributable to the increase in sales volume and gross profits referred to above.

- INTEREST EXPENSE. Interest expense decreased by $1.0 million, or 22.2%, to $3.5 million for fiscal 1997 from $4.5 million for fiscal 1996 as a result of a decrease in the average level of outstanding borrowings during fiscal 1997.

- INCOME TAXES. Income tax expense as a percentage of income before income taxes and the non-deductible warrant put value adjustment decreased to 35.5% in fiscal 1997 from 38.0% in fiscal 1996. Foreign sales corporation earnings in fiscal 1997 decreased the effective rate by 2.7%; however, higher non-deductible expenses, including the amortization of goodwill recognized in connection with the Marathon acquisition, increased the effective rate by 0.2%.

- NET INCOME. Net income increased by $2.0 million, or 166.7%, to $3.2 million for fiscal 1997 from $1.2 million for fiscal 1996 primarily as a result of the factors referred to above partially offset by a $2.6 million increase in the warrant put value adjustment during fiscal 1997.

- EXTRAORDINARY LOSS. The extraordinary loss in fiscal 1997 of $1.5 million represents prepayment costs and the write-off of unamortized debt issuance costs, net of income tax benefits, related to the redemption of the subordinated notes which were refinanced with a new $70.0 million credit facility in September 1997.

LIQUIDITY AND CAPITAL RESOURCES

    TransDigm generated $23.5 million of cash from operating activities in fiscal 1998 compared to $17.5 million in fiscal 1997 and $18.7 million in 1996. Such increase in operating cash flows is due to improved operating results partially offset by higher working capital. TransDigm used approximately $32.7 million of cash in operating activities during the thirteen weeks ended January 1, 1999 compared to approximately $6.5 million generated during the thirteen weeks ended December 26, 1997. Such decrease in operating cash flows is due to the one-time merger expenses of $39.6 million partially offset by improved operating results.

    Cash used in investing activities was approximately $4.3 million in fiscal 1998 compared with $43.2 million in fiscal 1997 and $2.5 million in fiscal 1996. Cash used in investing activities in fiscal 1997 includes $40.9 million related to the acquisition of Marathon, net of cash acquired of $0.7 million. TransDigm's expenditures for property, plant and equipment were $2.5 million in fiscal 1996, $2.3 million in fiscal 1997 and $5.1 million in fiscal 1998. Cash used in investing activities was approximately $0.7 million during the thirteen weeks ended January 1, 1999 compared to approximately $0.1 million generated during the thirteen weeks ended December 26, 1997. The change in investing cash flows is primarily due to post-closing purchase price adjustment of approximately $0.7 million received during the thirteen weeks ended December 26, 1997 as a result of the Marathon acquisition.

    Cash used in financing activities for fiscal 1998 was $5.1 million compared to cash provided by financing activities of $28.2 million for fiscal 1997 and cash used in financing activities of $13.5 million for fiscal 1996. During fiscal 1997, the Company obtained a $70.0 million credit facility, the outstanding balance under which has been repaid in connection with the Transactions. Borrowings under this facility of $50.0 million in fiscal 1997 were used to help finance the Marathon acquisition and redeem the Company's outstanding subordinated notes. Cash provided by financing activities during the thirteen weeks ended January 1, 1999 was approximately $16.1 million compared to approximately $20 thousand used during the thirteen weeks ended December 26, 1997. This change in financing cash flows was due to incurrence and refinancing of substantial indebtedness as a result of the Recapitalization and Merger.


    As a result of the Recapitalization and the acquisition of ZMP, the Company incurred substantial indebtedness and refinanced certain other indebtedness including all borrowings under the prior credit facility. See the "Capitalization" section. As of January 1, 1999 on a pro forma basis after giving effect to the acquisition of ZMP and the related borrowings under New Credit Facility as if they had occurred on January 1, 1999, Holdings would have had indebtedness consisting of $20.2 million in Holdings PIK Notes and TransDigm would have had indebtedness consisting of (1) $125.0 million in principal amount of the Old Notes and (2) $133.0 million of borrowings under the New Credit Facility, which would have consisted of $9.0 million under a $30.0 million Revolving Credit Facility, a $62.0 million term loan under the Tranche A Facility and a $62.0 million term loan under the Tranche B Facility.



    The interest rate for the New Credit Facility is, at TransDigm's option, either (A) a floating rate equal to the Base Rate (as defined in this Prospectus under the heading "Description of Other Indebtedness--The Company's New Credit Facility") plus the Applicable Margin (as defined in this paragraph), or (B) the Eurodollar Rate (as defined in this Prospectus under the heading "Description of Other Indebtedness--The Company's New Credit Facility") for fixed periods of one, two, three, or six months, plus the Applicable Margin. The "Applicable Margin" means the percentage per year equal to (1) in the case of Tranche A Facility and Revolving Credit Facility, (A) bearing an interest rate determined by the Base Rate, 2.50% through February 16, 1999 and 2.25%, 2.00%, 1.75% or 1.50% thereafter depending on Holdings' ability to achieve the respective debt coverage ratio specified in the New Credit Facility, as amended, and (B) bearing an interest rate determined by the Eurodollar Rate, 3.50% through February 16, 1999 and 3.25%, 3.00%, 2.75% or 2.50% thereafter depending on Holdings' ability to achieve the respective debt coverage ratio specified in the New Credit Facility, as amended, and (2) in the case of Tranche B Facility (A) bearing an interest rate determined by the Base Rate, 2.50% and (B) bearing an interest rate determined by the Eurodollar Rate, 3.50%. The New Credit Facility is subject to mandatory prepayment with a defined percentage of net proceeds from certain asset sales, insurance proceeds or other awards that are payable in connection with the loss, destruction or condemnation of any assets, certain new debt and equity offerings and 50% of excess cash flow (as defined in the New Credit Facility) in excess of a predetermined amount under the New Credit Facility.


    The Old Notes bear, and the New Notes will bear, interest at 10 3/8%. The New Notes and the Old Notes will not require principal payments prior to maturity. The Revolving Credit Facility and the Tranche A Facility will each mature on the six year anniversary of the initial borrowing date and the Tranche B Facility will mature on the seven and a half year anniversary of the initial borrowing date. The New Credit Facility requires TransDigm to amortize the outstanding indebtedness under each of the Tranche A Facility and the Tranche B Facility, commencing in year 1999, and contains restrictive covenants that will, among other things, limit the incurrence of additional indebtedness, the payment of dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, liens and encumbrances, and prepayments of other indebtedness. See the "Description of the New Notes" and "Description of Other Indebtedness--The Company--The New Credit Facility" section.


    TransDigm's primary cash needs will consist of capital expenditures and debt service. TransDigm incurs capital expenditures for the purpose of maintaining and replacing existing equipment and facilities and, from time to time, for facility expansion. Capital expenditures totaled approximately $2.5 million, $2.3 million, $5.1 million, $0.6 million and $0.7 million in fiscal 1996, fiscal 1997, fiscal 1998, the thirteen weeks ended December 26, 1997 and the thirteen weeks ended January 1, 1999, respectively. TransDigm estimates that capital expenditures, excluding those of Adams Rite Aerospace, will total approximately $5.6 million in fiscal 1999.

    TransDigm intends to pursue additional acquisitions that present opportunities to realize significant synergies, operating expense economies or overhead cost savings or to increase TransDigm's market position. TransDigm regularly engages in discussions with respect to potential acquisitions and investments. However, there are no binding agreements with respect to any material acquisitions at this time, and we cannot assure you that we will be able to reach an agreement with respect to any future acquisition. TransDigm's acquisition strategy may require substantial capital, and no assurance can be given that TransDigm will be able to raise any necessary funds on terms acceptable to TransDigm or at all. If TransDigm incurs additional debt to finance acquisitions, its total interest expense will increase. See "Risk Factors--Risks Related to Potential Future Acquisitions."

    TransDigm's ability to make scheduled payments of principal of, or to pay the interest on, or to refinance, its indebtedness, including the New Notes and the Old Notes, or to fund planned capital expenditures and research and development will depend on their future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond their control. Based upon the current level of operations and anticipated cost savings and revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet TransDigm's future liquidity needs for at least the next few years. TransDigm may, however, need to refinance all or a portion of the principal of the New Notes and the Old Notes on or prior to maturity. There can be no assurance that TransDigm's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable TransDigm to service its indebtedness, including the New Notes and the Old Notes, or to fund its other liquidity needs. In addition, there can be no assurance that TransDigm will be able to effect any such refinancing on commercially reasonable terms or at all. See the "Risk Factors" section.

BACKLOG

    Management believes that sales order backlog (i.e. orders for products that have not yet been shipped) is a useful indicator of sales to OEMs. As of January 1, 1999, TransDigm estimated its sales order backlog at $45.9 million compared to an estimated $43.7 million as of December 26, 1997. The majority of the purchase orders outstanding as of January 1, 1999 are scheduled for delivery within the next twelve months. Purchase orders are generally subject to cancellation by the customer prior to shipment. The level of unfilled purchase orders at any given date during the year will be materially affected by the timing of TransDigm's receipt of purchase orders and the speed with which those orders are filled. Accordingly TransDigm's backlog as of January 1, 1999 is not necessarily indicative of actual shipments or sales for any future period, and period-to-period comparisons may not be meaningful.

FOREIGN OPERATIONS

    TransDigm manufactures virtually all of its products in the United States. However, a significant portion of TransDigm's current sales are conducted abroad. Approximately 16%, 20%, and 20% of TransDigm's net sales in fiscal 1998, fiscal 1997, and fiscal 1996, respectively, were made directly to foreign end-users. These sales are subject to numerous additional risks, including the impact of foreign government regulations, currency fluctuations, political uncertainties and differences in business practices. There can be no assurance that foreign governments will not adopt regulations or take other action that would have a direct or indirect adverse impact on the business or market opportunities of TransDigm within such governments' countries. Furthermore, there can be no assurance that the political, cultural and economic climate outside the United States will be favorable to TransDigm's operations and growth strategy.

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
INFLATION

    Many of TransDigm's raw materials and operating expenses are sensitive to the effects of inflation, which could result in higher operating costs. The effects of inflation on TransDigm's businesses during fiscal 1998, 1997 and 1996 were not significant.

NEW ACCOUNTING STANDARDS

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." The statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. TransDigm adopted this standard during the first quarter of fiscal 1999.

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments such as a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. TransDigm will adopt this standard for its fiscal 1999 year-end financial statements.

    In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits." The statement requires an enterprise to disclose certain information in its year-end financial statements about its pension and postretirement benefits, including a reconciliation of beginning and ending balances of the benefit obligation, the funded status of the plans, and the amount of net periodic benefit cost recognized. TransDigm will adopt this standard in fiscal 1999.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or
(c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. TransDigm will adopt this standard during fiscal 2000.

    While management has not completed its analysis of these new accounting standards contained in SFAS No. 131, SFAS No. 132 and SFAS No. 133, the adoption of these standards is not expected to have a material effect on TransDigm's financial statements.

IMPACT OF YEAR 2000 ISSUE


    TransDigm has completed a review of its information technology systems in the Waco, Texas site and is completing a review of its information technology systems in the Los Angeles, California site and the Cleveland, Ohio site. TransDigm is also completing a review of its embedded systems at each of the three sites, in order to assess its exposure to Year 2000 issues. These reviews, including testing and verification, will be completed internally. Management anticipates that these reviews, including testing and verification will be completed by June 1999. Prior to the acquisition of ZMP, ZMP represented to TransDigm that the review of Adams Rite Aerospace's information technology systems and embedded systems have been completed and that it believes the plan to make those systems Year 2000 compliant can be fully implemented by December 1999. However, TransDigm has not initiated its independent review of Adams Rite Aerospace's information technology systems or embedded systems. Although management believes that any repairs necessary to make their embedded systems Year 2000 compliant can be completed internally, until TransDigm has completed its review, testing and verification of its embedded systems, TransDigm will not be in a position to assess the extent of repairs that will be required or the parts that will need to be replaced in order to make its embedded systems Year 2000 compliant. TransDigm purchased all of its computer software from third party vendors and is relying on those vendors to make their software Year 2000 compliant. Except for the vendor of its e-mail system, those vendors have provided TransDigm with third party certifications that their systems are Year 2000 compliant.


    TransDigm has distributed questionnaires to assess the Year 2000 compliance of its suppliers and customers; including various agencies of the United States government. However, TransDigm has not currently gathered sufficient data to determine to what extent those suppliers and customers are Year 2000 compliant. Prior to the acquisition of ZMP, ZMP represented to TransDigm that it has received confirmation from the material suppliers and customers of Adams Rite Aerospace of their respective Year 2000 compliance.



    In the event that Year 2000 problems arise within TransDigm or that its significant suppliers or customers, including various agencies of the United States government, do not successfully and timely achieve Year 2000 compliance, the result may be a delay in its receiving orders and collecting payments, leading to a temporary loss of revenue. TransDigm has incurred $180,000 in costs associated with Year 2000 compliance and, excluding Adams Rite Aerospace, anticipates incurring $150,000 of additional costs in the future. Because TransDigm has not independently reviewed the information technology systems and the embedded systems of Adams Rite Aerospace, management does not currently have adequate data to estimate the additional cost that may have to be incurred by TransDigm in order to make Adams Rite Aerospace's systems Year 2000 compliant. However, since the anticipated additional cost reflects the cost of the review, testing, verification and repair to be completed internally, TransDigm has not allocated such cost between its embedded systems and its information technology systems. TransDigm may, however, have to bear further Year 2000 costs and expenses which could have a material adverse effect on its business.


    TransDigm has no formal contingency plan in the event Year 2000 problems arise with respect to its information technology systems; however, TransDigm's accounting and business information systems are not complex and manual procedures could be performed for a period of time to provide the information necessary to continue to operate the business. In the event that Year 2000 problems arise within our embedded systems, TransDigm intends to employ their existing subcontractor machinists to manufacture the affected components.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK


    All of TransDigm's outstanding indebtedness at September 30, 1998 was repaid in connection with the Merger and Recapitalization. At January 1, 1999, TransDigm is subject to interest rate risk with respect to borrowings under its New Credit Facility as the interest rates on such borrowings vary with market conditions and, thus, the amount of outstanding borrowings approximates the fair value of the indebtedness. On a historical basis, the weighted average interest rate on the $91.0 million of borrowings outstanding under the New Credit Facility at January 1, 1999 was 8.75%. Also outstanding at January 1, 1999 was $125.0 million of TransDigm indebtedness in the form of the Old Notes and $20.0 million of Holdings PIK Notes. The interest rates on both of these borrowings are fixed at 10 3/8% and 12% per year, respectively. Although management believes that the fair value of these debt obligations approximates their outstanding balance at January 1, 1999, the effect of a hypothetical one percentage point decrease in interest rates would increase the estimated fair value of the borrowings by $13.2 million and $2.4 million, respectively.



    The acquisition of ZMP, including all of its outstanding common stock, on April 23, 1999 and the related expenses were funded entirely through $42 million of additional borrowings under the New Credit Facility. The weighted average interest rate on all borrowings outstanding under the New Credit Facility on April 23, 1999 was 8.50%. The effect of a hypothetical one percentage point decrease in interest rates would increase the estimated fair value of the borrowings outstanding under the New Credit Facility on April 23, 1999 by approximately $6 million.

                                    BUSINESS

THE COMPANY


    TransDigm is a leading supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft. TransDigm sells its products to commercial airlines, aircraft maintenance facilities, aircraft OEMs and to various agencies of the United States government. TransDigm generates most of its EBITDA, As Defined, from sales of replacement parts in the aftermarket including sales to airlines. This is because most of TransDigm's OEM sales are on an exclusive sole source basis; therefore, in most cases, TransDigm is the only certified provider of these parts in the aftermarket. Because aftermarket parts sales are driven by the size of the worldwide aircraft fleet, they are relatively stable and generate recurring revenues over the life of an aircraft that are many times the size of the original OEM purchases. In addition, because TransDigm has over 40 years of experience in most of its product lines, it benefits from a large and growing installed base of aircraft. For fiscal 1998 on a pro forma basis as if the Transactions had occurred on October 1, 1997, TransDigm would have generated net sales, operating income and EBITDA, As Defined, of $145.0 million, $39.3 million and $49.0 million, respectively. For the thirteen weeks ended January 1, 1999 on a pro forma basis as if the Transactions had occurred on October 1, 1998, TransDigm would have generated net sales, operating income and EBITDA, As Defined, of $37.9 million, $10.3 million and $12.8 million, respectively.


    TransDigm differentiates itself based on its engineering and manufacturing capabilities, and typically will not bid on non-proprietary "build to print" business. TransDigm has developed strong product brand names within the airline industry and a reputation for high quality, reliability and customer service. TransDigm focuses on developing highly customized products to solve specific problems of aircraft operators and manufacturers. Management estimates that over 80% of the TransDigm's products are of proprietary design. TransDigm provides its products to commercial airlines, such as United Airlines and Continental Airlines, large commercial transport and regional and business aircraft OEMs such as Boeing, Bombardier and Cessna and various agencies of the United States government. While aftermarket and OEM sales each typically account for approximately half of Transdigm's revenues, aftermarket sales typically carry a substantially higher gross margin than sales to OEMs.


    TransDigm is comprised of four business units: (1) AdelWiggins, (2) AeroControlex, (3) Marathon, and (4) Adams Rite Aerospace, each of which has a long history in the aircraft components industry. AdelWiggins manufactures an extensive line of fuel and hydraulic system connectors and specialized clamps, heaters and refueling systems. AeroControlex manufactures customized fuel pumps, compressors, valves, couplings and mechanical and electromechanical controls. Adams Rite Aerospace manufactures mechanical hardware, fluid controls, lavatory hardware, electromechanical controls and oxygen systems related products. Marathon manufactures nickel cadmium batteries and static inverters. Marathon and ZMP, the corporate parent of Adams Rite Aerospace, were acquired in August 1997 and April 1999, respectively as a strategic complement to the AdelWiggins and AeroControlex businesses.


    TransDigm was formed in 1993 through a management-led buyout of IMO. Since its formation, TransDigm has successfully established leadership positions in well-defined, profitable niches of the aircraft components market that it believes offer sustainable growth opportunities.

INDUSTRY OVERVIEW

    The aircraft components industry is highly fragmented, consisting of a large number of small, specialized companies and a limited number of well-capitalized companies. TransDigm competes in niche individual aircraft component markets that it estimates range in size from $10 million to $100 million in annual revenues. TransDigm believes that the small size of its markets, combined with the industry's stringent regulatory approvals and the need to make significant investments in research and development reduces the risk of new entrants. Management believes TransDigm's markets are too small to attract large aerospace companies. In addition, management believes the financial resources and technical expertise required to compete in these markets are beyond the reach of most small companies. Finally all potential competitors must meet the certification requirements and qualification approvals required by the FAA and aircraft OEMs.

    AFTERMARKET

    Aircraft components need to be serviced regularly to meet FAA standards and aircraft reliability requirements. Demand for aftermarket parts depends on revenue passenger miles and, to a lesser extent, on airline profitability, each of which has historically been correlated with changes in general economic conditions, and the size and age of the worldwide aircraft fleet. Since certain modern aircraft can have useful lives of 30 years or more, spare parts and repair and overhaul services can often generate more sales than the OEM program at significantly higher margins. Management further believes that aftermarket sales help to offset declines in OEM demand as historically airlines and air cargo operators have increased repair and overhaul spending to prolong the life of older aircraft when they delay purchasing new aircraft. Customers in the aftermarket segment include airlines, air cargo operators, aircraft leasing companies, corporate and individual owners of aircraft as well as maintenance, repair and overhaul facilities and various agencies of the United States government, including the military. Management believes that aftermarket sales will continue to be an attractive market as a result of the following factors:

- Air travel traffic continues to increase. In the United States, large commercial transport revenue passenger miles have increased from approximately 431 billion in 1987 to approximately 604 billion in 1997, with 1991 representing the only year in the last ten years in which annual revenue passenger miles decreased. On a worldwide basis, revenue passenger miles have increased from approximately 978 billion in 1985 to 1,719 billion in 1996.

- Total aircraft fleet size has continued to increase despite the volatility of orders and deliveries. At the end of 1997 the large commercial aircraft fleet consisted of approximately 11,900 aircraft, a 4.5% compound annual increase from approximately 7,700 aircraft in 1987. Similarly, the regional aircraft fleet, which consists of turbo-prop and jet aircraft, has increased from approximately 4,900 units in 1987 to approximately 7,500 units in 1997 and the business aircraft fleet has increased from approximately 6,100 units in 1987 to approximately 8,700 units in 1997.

- Aircraft capacity utilization remains at high levels. Passenger load factors, measured as the percentage of occupied seats per flight, for U.S. carriers have increased from 62% in 1987 to 68% in 1996, a record for the industry. During 1997, carriers achieved 69% load factors on a worldwide basis.

    OEM

    Demand for OEM components depends on new aircraft deliveries. Demand for new aircraft is a function of (1) demand for air travel, (2) aircraft operator profitability, (3) fleet age, (4) regulatory mandates such as noise reduction, and (5) the lag time between order and delivery, which causes airlines to order aircraft according to perceived future need.

- In the early 1990's, many airlines significantly reduced spending on new aircraft and extended the average age of their fleets due to weakened financial performance. With the return of airline profitability, commercial OEMs have experienced a surge in aircraft orders and deliveries which resulted in large commercial transport deliveries growing from a low of 370 aircraft in 1995 to estimated 774 aircraft by the end of 1998.

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
- The regional jet aircraft market has grown significantly in recent years as turbo-jet powered aircraft have made substantial inroads in a market traditionally served by the turboprop powered aircraft and some smaller commercial transports. Regional jets have greater range, faster speed and lower noise levels and are perceived as safer and more comfortable by passengers. U.S. regional revenue passenger miles have increased from approximately 4.0 billion miles in 1987 to approximately 7.7 billion miles in 1996. Regional aircraft deliveries have increased significantly to 115 in 1997 since their introduction in 1988. Industry forecasts by the U.S. Regional Airline Association concluded that approximately 1,280 regional and commuter aircraft will be delivered between 1998 and 2008.

- The business jet market is driven by, among other factors, the increasing popularity of fractional ownership and the increasing demand for more expedient and convenient travel. Deliveries of executive jets have increased significantly since 1987.

- The FAA has mandated that aircraft flying in U.S. airspace comply with Stage 3 noise standards by December 31, 1999. Other countries, particularly in Western Europe, have instituted similar restrictions. As a result, it is expected that there will be an increased demand for aircraft during the next several years as the aircraft which are not retrofitted with "hush kits" are replaced.

- While military spending for new aircraft has significantly declined with the end of the cold war, military parts and repair spending has been relatively stable for the last several years as existing platforms require parts to remain operational.

COMPETITIVE STRENGTHS

    TransDigm believes that its key competitive strengths are:

- LARGE INSTALLED PRODUCT BASE AND RECURRING REVENUE STREAM. Management believes that approximately 70% of TransDigm's sales are derived from parts for which it has achieved sole source designation and approximately 80% of TransDigm's products are of proprietary design. As a result, TransDigm has a large and growing installed base of products on large commercial transport and regional, business and military platforms. This installed base affords TransDigm the opportunity to capture a long-term stream of highly profitable aftermarket revenues. Over the life of an aircraft, sales of replacement parts can generate revenues many times the size of the original OEM purchases. Aftermarket sales generate most of TransDigm's EBITDA, As Defined, because they typically carry gross margins that are significantly higher than those generated from OEM sales.

- PROVEN ABILITY TO DEVELOP NEW PRODUCTS. TransDigm has a successful record of introducing solutions-oriented products. TransDigm works closely with aircraft operators and OEMs to identify their unmet needs, such as a component that fails to meet performance expectations or that requires excessive maintenance. TransDigm then utilizes its engineering and design capabilities to develop a prototype for a component that increases the value of the product to the customer. After rigorous testing requirements have been fulfilled and TransDigm has obtained necessary regulatory approvals, the product is made available for sale in the aftermarket and to OEMs. Management believes that its ability to successfully develop new products has contributed to its significant growth.

- DIVERSIFIED BUSINESS MIX. TransDigm's business is fairly evenly distributed between sales in the aftermarket and sales to OEMs. Each of these segments are further distributed among the large commercial transport and regional, business and military aircraft markets. As a result, TransDigm is not overly dependent on any one segment, with the large commercial transport OEM market accounting for less than 20% of sales in fiscal 1998 and the thirteen weeks ended January 1, 1999.

- LEADING POSITIONS IN NICHE MARKETS. With over 40 years of experience in most of its product lines, TransDigm has well-established and highly regarded products and trade names, such as "Adel," "Wiggins," "Controlex," "Marathon" and "SuperPower," and is a leader in many of its product lines.

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
  For example, TransDigm believes that it is the leading supplier of tube connectors for use in the flexible fluid systems found on most aircraft platforms.

- EXPERIENCED AND INCENTIVIZED MANAGEMENT TEAM. TransDigm's management team collectively has over 125 years of industry experience and brings a disciplined approach to the business. Management has a proven track record of consolidating operations, reducing overhead and rationalizing costs. Since TransDigm was created in 1993, management has successfully integrated four distinct operating divisions and formed AdelWiggins and AeroControlex. Most recently management has successfully integrated Marathon into TransDigm. The management team has dramatically improved the operating performance and strategic position of TransDigm. EBITDA, As Defined, margins have improved from 19.0% in fiscal 1994 to 39.3% in fiscal 1998. In addition, management owns approximately 12.5% of the capital stock of Holdings on a fully diluted basis, which amount is subject to an increase to approximately 21.3% if certain performance targets are met.

BUSINESS STRATEGY

    Key elements of TransDigm's strategy are:

- PROVIDE VALUE ADDED PRODUCTS TO CUSTOMERS. TransDigm will continue to focus on marketing and manufacturing highly engineered products to customers that place a premium on TransDigm capabilities. TransDigm has been effective in communicating to aircraft operators the value of TransDigm's products in terms of cost savings generated by their greater reliability and performance and reduced maintenance requirements. TransDigm's reputation for quality and sole supplier status for many parts has allowed it to achieve substantial gross margins on its aftermarket products. TransDigm intends to continue to develop and market high value added products that carry higher gross margins by emphasizing their benefits to the customer.

- GENERATE NEW BUSINESS INITIATIVES. TransDigm has been successful in identifying and commercializing new business opportunities to drive revenue growth. TransDigm has been particularly effective in creating aftermarket opportunities by developing superior products to retrofit aircraft already in service. New business has contributed significantly to TransDigm's 14% compound annual net sales growth rate, excluding Marathon's net sales growth, since fiscal 1994, which TransDigm believes is well in excess of the industry average growth rate during the same period. TransDigm intends to continue to aggressively pursue growth opportunities through its new business initiatives.

- REALIZE PRODUCTIVITY SAVINGS. Management will continue to focus on improving operating margins through manufacturing improvements and increases in employee productivity. Management has achieved significant increases in productivity since fiscal 1994. Manufacturing facilities have been rationalized and manufacturing and other business practices have been redesigned to maximize efficiency. For example, TransDigm encourages its employees through performance incentives to learn to operate multiple manufacturing stations in order to minimize overall labor costs. This initiative and others like it have enabled TransDigm to significantly increase sales without material increases in headcount.


- PURSUE STRATEGIC ACQUISITIONS. TransDigm intends to aggressively pursue acquisitions where it believes that it can enhance value, reduce costs and develop new business. The aircraft component industry is highly fragmented, with many of the companies in the industry being owned by small operators. TransDigm believes the industry is experiencing consolidation due to customer requirements, inherent economies of scale and technological advancements that favor more sophisticated competitors. TransDigm completed the Marathon acquisition and the acquisition of ZMP in August 1997 and April 1999, respectively. TransDigm regularly engages in discussions with respect to other acquisition and investment opportunities. See the section "Risk Factors" under the heading "Risk Related to Potential Future Acquisitions."

OPERATING GROUPS


    TransDigm was formed in 1993 through a management-led buyout of IMO. TransDigm operates four business units: Adelwiggins, AeroControlex, Marathon and Adams Rite Aerospace. AdelWiggins, which is located in Los Angeles, CA and had 177 full time employees at September 30, 1998, manufactures an extensive line of proprietary fuel and hydraulic system connectors and specialized clamps, heaters and refueling systems. AdelWiggins was formed in 1994 from the consolidation of the Adel Fasteners and Wiggins Connectors divisions acquired from IMO. Founded in 1938 and 1925, respectively, both Adel Fasteners and Wiggins Connectors have had a long history in the aircraft components industry and enjoy strong brand name recognition.


    AeroControlex, which is located in Cleveland, OH and had 183 full-time employees at September 30, 1998, manufactures proprietary pumps, compressors, valves, couplings and mechanical controls for commercial and military aircraft and marine applications. AeroControlex was formed in 1994 from the consolidation of the Aeroproducts and Controlex divisions acquired from IMO.


    Marathon, which is located in Waco, TX and had 178 full-time employees at September 30, 1998, was acquired by TransDigm in August 1997 as a strategic addition to its AdelWiggins and AeroControlex business lines. Marathon has been a leading manufacturer of nickel-cadmium batteries and static inverters to the aerospace industry since its founding in 1923. Management has successfully integrated the Marathon business unit into the TransDigm culture and believes that, over the next several years, Marathon offers upside potential similar to that achieved with the integration of AdelWiggins and AeroControlex.



    Adams Rite Aerospace, which is located in Fullerton, CA and had 253 employees at April 24, 1998, was acquired in April 1999 as a strategic addition to TransDigm's other three business lines. Adams Rite Aerospace is a leading manufacturer of mechanical hardware, fluid controls, lavatory hardware, electromechanical controls and oxygen systems related products and sells its products to substantially the same customer base, primarily on a sole source basis, as that of TransDigm's other three business lines.


PRODUCTS


    TransDigm's products are found on virtually all types of aircraft, and TransDigm supplies components to all major domestic and international airlines. Management estimates that over 80% of TransDigm's products are of proprietary design and approximately 70% of TransDigm's sales are derived from parts for which it has achieved sole source designation. TransDigm's products are grouped into fifteen major product lines, each of which is profitable and is operated as a semiautonomous business unit.


    Much of TransDigm's recent success has been due to its identification and development of new products for sale in the commercial aftermarket. TransDigm works closely with customers to identify their unmet needs, such as a component that fails to meet performance expectations or that requires excessive maintenance. TransDigm then utilizes its engineering and design capabilities to develop a prototype for a component that increases value of the product to the customer. After rigorous testing requirements have been fulfilled and TransDigm has obtained necessary regulatory approvals, the product is made available for sale in the aftermarket and to OEMs.


    ADELWIGGINS. Adelwiggins manufactures over 8,000 SKUs, representing 40% of TransDigm's sales for fiscal 1998, which constitute five of TransDigm's fifteen major product lines: (A) flexible tube connectors, (B) special connectors, (C) Adel clamps, (D) Wiggins service systems and (E) heaters and hoses. Tube connectors are fluid line connectors that provide leak tight joints and are found in flexible fluid systems on most aircraft platforms including fuel, water, waste and environmental systems. Special connectors are connectors designed to allow breaking and reconnecting of fluid lines under pressure and are found in quick disconnect applications including refueling and other fluid management systems for military, space and rocket launch applications and in frangible connectors for large commercial transports. Adel clamps include cushioned clamps, engineered elastomers, bare metal clamps, clampshells, block clamps and quick release clamps used to support fuel, hydraulic, fluid and electric lines and are found in a broad variety of clamps located throughout the airplane, including in engines to address high temperature and high vibration requirements. Wiggins service systems include proprietary refueling nozzles and systems, vents, receivers and quick disconnects and are found in mine refueling equipment and military applications such as tanks and armored vehicles that require high flow capabilities and universal compatibility. Heaters and hoses consists of specialized hoses and heaters, including blanket and ribbon heaters, heater cuffs, heated nipples and gaskets and heated tanks throughout the aircraft and are designed to prevent freezing of fluids such as potable water and waste and to provide heat for hot water service applications.

    AdelWiggins designs its products specifically to meet the engineering requirements of its customers, focusing on aspects such as: reduced-profile or low-profile geometry, broad ranges of high-temperature service, ease of installation and, where possible, utilization of advanced materials to maximize the strength-to-weight ratios of its components. These factors are critical to both OEMs and commercial airlines given their emphasis on reducing both acquisition and operating costs. In addition, TransDigm believes AdelWiggins' products have a reputation for long service lives and extremely high reliability in stressful operating environments.

    Approximately 60% of AdelWiggins' products are proprietary products designed to meet specific customer needs. The remaining 40% are industry standard designs. Roughly 55% of AdelWiggins' products are sole sourced, which is advantageous to TransDigm because it creates significant switching costs associated with the development and qualification of alternative engineered solutions. This sole sourced status has contributed to AdelWiggins achieving aftermarket sales of 30% of its net sales in fiscal 1998. See
"Business--Customers."


    AEROCONTROLEX. AeroControlex manufactures over 13,000 SKUs, representing 39% of TransDigm's sales for fiscal 1998, which constitute three of TransDigm's fifteen major product lines: (A) mechanical controls, (B) pumps and (C) valves and quick disconnects. Mechanical controls include electromechanical control systems, sliding and ball bearing control cables and gearboxes which are found in the lavatory drain, throttle control, engine feedback, landing gear release and in ejection seats and fuel and air systems. Pumps primarily include gear pumps which are found in hydraulic and fuel systems applications. Valves and quick disconnects include fuel and air system valves, compressors and quick disconnects which are found in air conditioning packages and fuel, radar and potable water systems.


    AeroControlex designs, manufactures and sells pumps, compressors, valves, couplings and mechanical controls primarily for the commercial and military aircraft markets. AeroControlex has developed a reputation for providing high-quality, reliable products consistently delivered on time. AeroControlex works closely with customers to leverage its engineering expertise to create technical solutions to customer-specific problems. About 95% of AeroControlex products are proprietary and over 90% are sold on a sole-source basis, which is advantageous to TransDigm because its creates significant switching costs associated with the development and qualification of alternative engineered solutions. This sole sourced status has contributed to AeroControlex achieving aftermarket sales of 68% of its net sales in fiscal 1998. See "Business--Customers."


    MARATHON. Marathon manufactures over 5,000 SKUs, representing 21% of TransDigm's sales for fiscal 1998, which constitute three of TransDigm's fifteen major product lines: (A) vented cell nickel-cadmium batteries, (B) static inverters and (C) sealed cell nickel-cadmium batteries. Vented cell nickel-cadmium batteries and sealed cell batteries are used for engine starting and emergency power aboard various aircraft while static inverters convert direct current to alternating current for use in applications such as flight instrumentation and communication. Marathon products are used for numerous military applications, such as the F-16, F-18, Blackhawk, Apache and Cobra programs. Approximately 50% of Marathon's products have achieved sole sourcing status with its customers.

    Marathon is one of the worlds leading manufacturers of vented cell nickel-cadmium batteries, which require frequent maintenance, as individual cells within a battery are replaced throughout the life of the battery. Marathon, which manufactures and sells both entire batteries and individual cells, realizes replacement revenue in the aftermarket throughout the life of the battery as a result of its position as a sole source supplier of products that accounted for over 50% of its sales. Over 95% of Marathon's sales are proprietary, the status of which has contributed to Marathon achieving aftermarket sales of 69% of its net sales in fiscal 1998. Vented cell batteries are marketed under the Marathon-TM- and SuperPower-TM- brand names.


    ADAMS RITE AEROSPACE. Adams Rite Aerospace manufactures over 6,000 SKUs, which constitute four of TransDigm's fifteen major product lines: (A) mechanical hardware, (B) fluid control products, (C) electromechanical control products and
(D) oxygen systems related products. Mechanical hardware include hardware installed inside the aircraft, such as overhead stowage bin latches, lavatory indicator and door latches, seat control cables and decompression latches, and hardware installed outside of the aircraft, such as door bolting systems. Fluid control products include various aircraft water system components, such as spigots, soap dispensers and water shut-off valves as well as entire self-contained water systems. Electromechanical control products include throttle quadrants, control wheels, electric strikes, speed brake controls and a variety of handle grips. Oxygen systems related products include oxygen cylinders, masks, reducers and control panels.


SALES AND MARKETING

    Consistent with TransDigm's overall strategy, TransDigm's sales and marketing organization is structured to understand and anticipate the needs of customers in order to continually develop a stream of technical solutions that generate significant value. Particular focus is on the high-margin, repeatable aftermarket segment.


    TransDigm has structured AdelWiggins', AeroControlex's and Marathon's sales efforts along their collective eleven major product lines, assigning a Product Line Manager to each line. Management anticipates that Adams Rite Aerospace's sales efforts will be structured in a similar fashion. The Product Line Managers are expected to grow the sales and profitability of their product line faster than the served market and to achieve the targeted annual level of booking, sales, new business and profitability for each product. Assisting the Product Line Managers are Account Managers and Sales Engineers who are responsible for covering both major OEM and airline accounts. They are expected to be familiar with the personnel, organization and needs of specific customers, for achieving total bookings and new business goals at each account, and, in conjunction with the Product Line Managers, for determining when additional resources are required at customer locations. All of TransDigm's sales personnel are compensated in part on their bookings and sales and ability to identify and convert new business opportunities.


    Though the majority are employees, the Account Manager function may be performed by independent representatives depending on the specific customer, product and geographic location. TransDigm also uses a limited number of distributors to provide logistical support as well as primary customer contact with certain smaller accounts. TransDigm's largest distributor is Aviall, which provides logistic services to the commercial airlines.

MANUFACTURING AND ENGINEERING


    TransDigm maintains four manufacturing facilities. Each facility serves its respective operating group, and comprises manufacturing, distribution and engineering as well as corporate functions, including management, sales and finance. The AdelWiggins, AeroControlex, Marathon and Adams Rite Aerospace facilities encompass approximately 105,000, 44,000, 150,000 and 100,000 square feet of manufacturing space in Los Angeles, California, Cleveland, Ohio, Waco, Texas and Fullerton, California, respectively. In the last several years, management has taken a number of steps to improve productivity and reduce costs, including consolidating operations, developing improved control systems that allow for accurate product line profit and loss accounting, investing in equipment and tooling, installing modern information systems and implementing a broad-based employee training program. Management believes that TransDigm's manufacturing systems and equipment are critical competitive factors that permit it to meet the rigorous tolerances and cost sensitive price structure of aircraft customers. TransDigm concentrates in manufacturing by product line, alternating its equipment among designs as demand requires. TransDigm is in the process of applying its proven manufacturing strategy to the Marathon facility, where its expects to be able to substantially improve Marathon's performance.


    Each of TransDigm's operating groups attempts to differentiate itself from its competitors by producing highly engineered products at a low cost. TransDigm's proprietary products are designed by its engineering staff and intended to serve an unmet need in the aircraft component industry, particularly through its new product initiatives. See "--Products." These proprietary designs must withstand the extraordinary conditions and stresses that will be endured by products during use and meet the rigorous demands of TransDigm's customers tolerance and quality requirements.

    TransDigm uses sophisticated equipment and procedures to ensure the quality of its products and to comply with military specifications and FAA and OEM certification requirements. TransDigm performs a variety of testing procedures, including testing under different temperature, humidity and altitude levels, shock and vibration testing and X-ray fluorescent measurement. These procedures, together with other customer approved techniques for document, process and quality control, are used throughout TransDigm's manufacturing facilities.

CUSTOMERS

    TransDigm's customers include (A) commercial airlines, including national and regional airlines, particularly for aftermarket MRO components, (B) large commercial transport and regional and business aircraft OEMs, (C) various agencies of the United States' government, including the United States military, and (D) various other industrial customers. TransDigm's three largest customers for fiscal 1998, were Aviall, a distributor of aftermarket parts to airlines throughout the world, Boeing which includes, McDonnell Douglas, and various agencies of the United States' government, which accounted for approximately 20%, 14% and 9%, respectively, of TransDigm's net sales in fiscal 1998. TransDigm's top ten customers accounted for approximately 61% of TransDigm's net sales for fiscal 1998.

    TransDigm has strong customer relationships with virtually all important large commercial transport, general aviation and military OEMs. The demand for TransDigm's aftermarket parts and services is related to TransDigm's extensive installed base and to revenue passenger miles and, to a lesser extent, to airline profitability and the size and age of the worldwide aircraft fleet. See "Business--Industry Overview." Some of TransDigm's business is executed under long-term agreements with customers which encompass many products under a common agreement. See "Risk Factors-- Customer Contracts." TransDigm is also a leading supplier of components used on United States' designed military aircraft. TransDigm's products are used on a variety of fighter aircraft, and helicopters. Military aircraft using TransDigm's products include the Lockheed F-15 and F-16, the E2C (Hawkeye) and Blackhawk and Apache helicopters.

COMPETITION

    TransDigm competes with a number of established companies, including divisions of larger companies, that have significantly greater financial, technological and marketing resources than TransDigm. The niche markets within the aerospace industry served by TransDigm are relatively fragmented with several competitors for each of the products and services provided by each of AdelWiggins, AeroControlex and Marathon. Due to the global nature of the commercial aircraft industry, competition in these categories comes from both U.S. and foreign companies. However, TransDigm knows of no single competitor that provides the same range of products and services as those provided by TransDigm. Competitors in TransDigm's product lines range in size from divisions of large corporations to small privately held entitles, with only one or two components in their entire product line. Some of TransDigm's competitors have significantly greater financial, technological and marketing resources than TransDigm. TransDigm believes that its ability to compete depends on high product performance, short lead-time and timely delivery, competitive price, and superior customer service and support. There can be no assurance that TransDigm will be able to compete successfully with respect to these or other factors. See "Risk Factors--Competition."

GOVERNMENTAL REGULATION

    The commercial aircraft component industry is highly regulated by both the FAA in the United States and by the Joint Aviation Authorities in Europe, while the military aircraft component industry is governed by military quality specifications. TransDigm, and the components it manufacturers, are required to be certified by one or more of these entities, and, in some cases, by individual OEMs in order to engineer and service parts and components used in specific aircraft models. If material authorizations or approvals were revoked or suspended, the operations of TransDigm would be adversely affected. In the future, new and more stringent government regulations may be adopted, or industry oversight may be heightened, which may have an adverse impact on TransDigm.

    TransDigm must also satisfy the requirements of its customers, including OEMs and airlines, that are subject to FAA regulations, and provide these customers with products and services that comply with the government regulations applicable to commercial flight operations. In addition, the FAA requires that various maintenance routines be performed on aircraft components, and TransDigm currently satisfies or exceeds these maintenance standards in its repair and overhaul services. Several of TransDigm's operating divisions include FAA-approved repair stations.

    TransDigm's operations are also subject to a variety of worker and community safety laws. OSHA mandates general requirements for safe workplaces for all employees. In addition, OSHA provides special procedures and measures for the handling of certain hazardous and toxic substances. TransDigm believes that its operations are in material compliance with OSHA's health and safety requirement.

RAW MATERIALS AND PATENTS

    The components that TransDigm manufactures require the use of various raw materials including titanium, aluminum, nickel powder, nickel screen, stainless steel and cadmium, the availability and prices of which may fluctuate. The price of raw materials and outside processing represented approximately 20% of the sales price of the Company's products for fiscal 1998. Price increases in these supplies may not be able to be recovered. TransDigm also purchases a variety of manufactured component parts from various suppliers although TransDigm is concentrating its orders among fewer suppliers to strengthen its supplier relationships. Raw materials and component parts are generally available from multiple suppliers at competitive prices. However, any delay in TransDigm's ability to obtain necessary raw materials and component parts may affect its ability to meet customer production needs.

    TransDigm has various trade secrets, proprietary information, trademarks, trade names, patents, copyrights and other intellectual property rights which TransDigm believes, in the aggregate but not individually, are important to its business.

ENVIRONMENTAL MATTERS

    TransDigm's operations and current and/or former facilities are subject to federal, state and local environmental laws and to regulation by government agencies, including the Environmental Protection Agency. Among other matters, these regulatory authorities impose requirements that regulate the emission, discharge, generation, management, transportation and disposal of hazardous materials and pollutants, govern response actions to hazardous materials which may be or have been released to the environment, and require TransDigm to obtain and maintain permits in connection with its operations. The extensive regulatory framework imposes significant compliance burdens and risks on TransDigm. Although management believes that TransDigm's operations and its facilities are in compliance in all material respects with applicable environmental laws, there can be no assurance that future changes in such laws, regulations or interpretations thereof or the nature of TransDigm's operations will not require TransDigm to make significant additional expenditures to ensure compliance in the future. According to some environmental laws, a current or previous owner or operator of real property may be liable for the costs of investigations, removal or remediation of hazardous materials at such property. Those laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous materials. Persons who arrange, or are deemed to have arranged, for disposal or treatment of hazardous materials also may be liable for the costs of investigation, removal or remediation of those substances at the disposal or treatment site, regardless of whether the affected site is owned or operated by that person. Because TransDigm owns and/or operates a number of facilities, and because TransDigm arranges for the disposal of hazardous materials at many disposal sites, TransDigm may incur costs for investigation, removal and remediation, as well as, capital costs associated with compliance. Although those environmental costs have not been material in the past and are not expected to be material in the future, there can be assurance that changes in environmental laws or unexpected investigations and clean-up costs will not be material. See "Risk Factors--Potential Exposure to Environmental Liabilities." TransDigm does not currently contemplate material capital expenditures for environmental compliance remediation for fiscal 1999 or fiscal 2000.

    The soil and groundwater beneath TransDigm's facility in Waco, Texas, have been impacted by releases of hazardous materials. Because the majority of the contaminants identified to date are presently below action levels prescribed by the Texas Natural Resources Conservation Commission, TransDigm does not believe the condition of the soil and groundwater at the Waco facility will require incurrence of material capital expenditures; however, there can be no assurance that additional contamination will not be discovered or that the remediation required by the Texas Natural Resources Conservation Commission will not be material to the financial condition, results of operations or cash flows of TransDigm.

PROPERTIES AND FACILITIES


    TransDigm owns and operates a 130,000 square foot facility in Los Angeles, California, a 63,000 square foot facility in Cleveland, Ohio and a 219,000 square foot facility in Waco, Texas which is also TransDigm's headquarters. In addition, TransDigm leases and operates a 100,000 square foot facility in Fullerton, California. TransDigm also leases certain of its other facilities. Management believes that its machinery, plants and offices are in satisfactory operating condition, and, upon completion of its planned 10,000-20,000 square foot expansion of the AeroControlex manufacturing facility, will have sufficient capacity to meet foreseeable future needs without incurring significant additional capital expenditures.

EMPLOYEES


    As of September 30, 1998, TransDigm had approximately 540 full-time employees and 45 temporary employees. Approximately 11% of TransDigm employees were represented by the United Steelworkers Union, and approximately 19% were represented by the United Automobile, Aerospace and Agricultural Implement Workers of America. Collective bargaining agreements between TransDigm and these labor unions expire on April 2002 and November 2000, respectively. TransDigm considers its relationship with its employees generally to be satisfactory and does not expect any difficulty in reaching new collective bargaining agreements.


LEGAL PROCEEDINGS

    During the ordinary course of business, TransDigm is from time to time threatened with, or may become a party to, legal actions and other proceedings. While TransDigm is currently involved in some legal proceedings, management believes the results of these proceedings will not have a material effect of the results of operations of TransDigm, in part due to indemnification arrangements. TransDigm believes that its potential exposure to those legal actions is adequately covered by its aviation product and general liability insurance.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND OTHER KEY EMPLOYEES

    The directors, executive officers, and other key employees of TransDigm and its subsidiaries are as follows:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------

Douglas W. Peacock...................................          60   Chairman of the Board of Directors and Chief
                                                                    Executive Officer

W. Nicholas Howley...................................          46   President, Chief Operating Officer and Director

John D. Peterson, Sr. ...............................          54   President, AdelWiggins Group

Raymond F. Laubenthal................................          37   President, AeroControlex Group

Robert S. Henderson..................................          42   President, Marathon Power Technologies Company

Peter B. Radekevich..................................          47   Chief Financial Officer

Stephen Berger.......................................          58   Director

Muzzafar Mirza.......................................          40   Director

William Hopkins......................................          35   Director

Thomas R. Wall, IV...................................          40   Director

John W. Paxton.......................................          62   Director

    MR. PEACOCK has been Chairman of the Board and Chief Executive Officer of TransDigm since its inception in September 1993. He is also a director of Microporous Products, L.P. Prior to joining TransDigm, Mr. Peacock spent six years with IMO Industries Inc. as Executive Vice President of IMO's Instruments and Aerocomponents Group from 1991-1993, Executive Vice President of Power Systems from 1989-1991, and managed IMO's turbomachinery business from 1987-1989. Prior to joining IMO, Mr. Peacock spent 15 years in various managerial positions at Westinghouse Electric Corp. Mr. Peacock received a B.S. degree in chemical engineering from Washington State and a Ph.D. in physical chemistry from the University of Illinois. Mr. Peacock holds an Airline Transport Pilot Rating and routinely commands flights in TransDigm's corporate aircraft.

    MR. HOWLEY has been President, Chief Operating Officer and Director of TransDigm since the consummation of the Recapitalization. Mr. Howley served as Executive Vice President of TransDigm and President of AeroControlex Group from TransDigm's inception in September 1993 to the date of the consummation of the Recapitalization. Prior to joining TransDigm, Mr. Howley served as General Manager of IMO Industries Inc. Aeroproducts division, and Director of Finance for the 15 divisions of IMO's Turbomachinery, Aerospace, and Power Transmission groups. Prior to joining IMO, he held various executive positions at Lansdowne Steel/Lansco Corp., a manufacturer of defense and oil drilling products, and the Engineering and Construction Group of Raytheon Co. Mr. Howley received his B.S. in engineering from Drexel University and an MBA from the Harvard University Graduate School of Business.

    MR. PETERSON has been Vice President and President of AdelWiggins Group since June 1996. From 1990 to June 1996, Mr. Peterson was President of the Aerospace Fastener Division of Huck

International. Mr. Peterson received his B.S. in marketing from Western Illinois University and an MBA from Northwestern University, Kellogg Graduate School of Management.

    MR. LAUBENTHAL has been President of AeroControlex Group since November 1998. From December 1996 until November 1998, Mr. Laubenthal served as Director of Manufacturing and Engineering for the AeroControlex Group. From October 1993 to December 1996, Mr. Laubenthal served as Director of Manufacturing for the AeroControlex group. Mr. Laubenthal received a B.S. degree in mechanical engineering from Case Western Reserve University and an MBA from Northern Illinois University.

    MR. HENDERSON has been President of Marathon Power Technologies Company since April 1997. From November 1994 until April 1997, he served as Manager of Operations for the AdelWiggins Group. From 1991 until 1994 Mr. Henderson served as Operations Manager at RainBird Sprinkler. Mr. Henderson received his B.A. in mathematics from Brown University and attended the Harvard University Graduate School of Business.

    MR. RADEKEVICH has been Chief Financial Officer of TransDigm since TransDigm's inception in September 1993. He served as Vice Chairman and Chief Financial Officer of RDK Capital from 1990 to 1993. Prior to joining RDK Capital, Mr. Radekevich spent 16 years with General Electric in various executive and managerial positions in the field of operations, distribution and finance. Mr. Radekevich holds a bachelor of administration degree from Case Western Reserve University.

    MR. BERGER has served as a Director of TransDigm since the consummation of the Transactions. He is also currently serving as chairman of Odyssey Investment Partners, LLC. Prior to joining Odyssey Investment Partners, LLC, Mr. Berger was a general partner of Odyssey Partners, LP. From 1990 to 1993, Mr. Berger served as Chairman and CEO of FGIC, a wholly-owned subsidiary of GE Capital Corp. and subsequently became Executive Vice President of GE Capital Corp. From 1985 to 1990, Mr. Berger was Executive Director of the Port Authority of New York and New Jersey Mr. Berger presently serves as a member of the Board of Trustees of Brandeis University.

    MR. MIRZA has served as a Director of TransDigm since the consummation of the Transactions. Mr. Mirza is also currently a member of Odyssey Investment Partners, LLC and has been a principal in the private equity investing group of Odyssey Partners, LP since 1993. From 1988 to 1993, Mr. Mirza was employed by the merchant banking group of GE Capital Corp.

    MR. HOPKINS has served as a Director of TransDigm since the consummation of the Transactions. Mr. Hopkins is also currently a member of Odyssey Investment Partners, LLC and has been a principal in the private equity investing group of Odyssey Partners, LP since 1994. Prior to joining Odyssey Mr. Hopkins was a member of the merchant banking group of GE Capital Corp.

    MR. WALL joined Kelso & Company in 1983 and has served as a Managing Director of Kelso & Company since 1990. Mr. Wall presently serves as a member of the Board of Directors of AMF Bowling, Inc., Consolidated Vision Group, Inc., Cygnus Publishing, Inc., iXL Enterprises, Inc., Mitchell Supreme Fuel Company Mosler Inc., Peebles, Inc., and 21st Century Newspapers, Inc.

    MR. PAXTON has served as a Director of TransDigm since the consumation of the Transactions. Mr. Paxton is also currently chairman of Odyssey Industrial Technologies, LLC, which is a joint venture with Odyssey Investment Partners, LLC and Chairman of the Board, President and Chief Executive Officer of Telxon Corporation. Prior to joining TransDigm as a Director, Mr. Paxton was a member of the Board of Directors of Paxar Corporation ('Paxar") and President of Paxar's Printing Solution Group from October 1997 to the calendar year end 1998. Mr. Paxton served as President and Chief Executive Officer of Monarch Marking Systems from October 1995 to October 1997. Prior to joining Monarch Marking Systems, Mr. Paxton joined Litton Industries ("Litton") as a Corporate Vice President in 1991 when Litton acquired Intermec Corporation. During his years at Litton, Mr. Paxton had responsibility for the Industrial Automation Group. He became Corporate Executive Vice President and Chief Operating Officer of the Industrial Automation Systems group of Western Atlas, Inc. when Western Atlas, Inc. was spun off by Litton in March 1994. Mr. Paxton presently serves as a member of the Board of Directors of AIM, National Association of Manufacturers, World Economic Forum and Telxon Corporation.

BOARD COMMITTEES

    Holdings' Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee, which is comprised of Messrs. Berger, Mirza and Hopkins, establishes salaries, incentives and other forms of compensation for executive officers and administers incentive compensation and benefit plans provided for employees. The Audit Committee, which is comprised of Messrs. Berger, Mirza and Hopkins, reviews Holdings' and TransDigm's audit policies and oversees the engagement of the Holdings' and TransDigm's independent auditors.

EXECUTIVE COMPENSATION

    The following table sets forth the aggregate compensation paid or accrued by TransDigm for services rendered during fiscal 1998, 1997 and 1996 to the Chief Executive Officer of TransDigm and each of the four other most highly paid executive officers of TransDigm (collectively the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                   COMPENSATION
                                                                                                  ---------------
                                                                                                      AWARDS
                                                                                                  ---------------
                                                           ANNUAL COMPENSATION                      SECURITIES
                                         -------------------------------------------------------    UNDERLYING
               NAME AND                    FISCAL                                 OTHER ANNUAL       OPTIONS/        ALL OTHER
          PRINCIPAL POSITION                YEAR        SALARY      BONUS(1)    COMPENSATION(2)        SARS        COMPENSATION
---------------------------------------  -----------  ----------  ------------  ----------------  ---------------  -------------
Douglas W. Peacock.....................        1998   $  305,000  $  2,857,500     $   --               --          $    23,518(3)
  Chairman of the Board                        1997      290,000       220,000         --                3,097           20,400
  and CEO                                      1996      275,000       140,000         --               --               20,200

W. Nicholas Howley.....................        1998      185,000     2,080,000         --               --               14,446(4)
  President, Chief Operating                   1997      175,000       125,000         --                1,900           13,316
  Officer and Director                         1996      165,000        85,000         --               --               12,360

John D. Peterson, Sr...................        1998      175,000       280,000         --               --               12,392(5)
  President of AdelWiggins                     1997      166,400        80,000         --                  800           14,216
  Group                                        1996      160,000        25,000         --               --                4,315

Robert S. Henderson....................        1998      125,000       450,000         --               --               10,663(6)
  President of Marathon Power                  1997      109,000        45,900         --                  200            6,192
  Technologies Company                         1996      103,000        28,800         --                  800            5,942

Peter B. Radekevich....................        1998      113,000       196,250         --               --                8,326(7)
  Chief Financial                              1997      108,000        40,000         --                  200            7,434
  Officer                                      1996      102,000        25,000         --                1,200            7,185

------------------------

(1) Bonus for fiscal year 1998 includes a one-time bonus paid by Holdings in connection with the Recapitalization.

(2) Does not include perquisites and other personal benefits because the value of these items did not exceed the lesser of $50,000 or 10% of reported salary and bonus of any of the listed executives.

(3) Includes $17,200 in contribution by TransDigm, as projected to calendar year end 1998, to a plan established under Section 401(k) of the Internal Revenue Code (the "401(k) plan") and $6,318 in company-paid life insurance.

(4) Includes $12,880 in contribution by TransDigm, as projected to calendar year end 1998, to the 401(k) plan and $1,566 in company-paid life insurance.

(5) Includes $9,800 in contribution by TransDigm, as projected to calendar year end 1998, to the 401(k) plan and $2,592 in company-paid life insurance.

(6) Includes $10,000 in contribution by TransDigm, as projected to calendar year end 1998, to the 401(k) plan and $663 in company-paid life insurance.

(7) Includes $7,320 in contribution by TransDigm, as projected to calendar year end 1998, to the 401(k) plan and $1,006 in company-paid life insurance.

             AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                            SHARES                           NUMBER OF SHARES        VALUE OF UNEXERCISED IN-
                                           ACQUIRED                       UNDERLYING UNEXERCISED      THE MONEY OPTIONS/SARS
                              EXERCISE        ON                          OPTIONS/SAR AT FISCAL                 AT
NAME                            PRICE      EXERCISE    VALUE REALIZED            YEAR-END                FISCAL YEAR-END
---------------------------  -----------  -----------  ---------------  --------------------------  --------------------------
Douglas W. Peacock            $     100           --      $      --     Exercisable:          9,200 Exercisable:      $8,666,400
  Chairman of the Board and                                             Unexercisable:        4,200 Unexercisable:    3,956,400
  CEO
                                    335           --             --     Exercisable:             -- Exercisable:             --
                                                                        Unexercisable:        3,097 Unexercisable:    2,189,579

W. Nicholas Howley                  100           --             --     Exercisable:          6,900 Exercisable:       6,499,800
  President, Chief                                                      Unexercisable:        3,150 Unexercisable:    2,967,300
  Operating Officer and
  Director
                                    335           --             --     Exercisable:             -- Exercisable:             --
                                                                        Unexercisable:        1,900 Unexercisable:    1,343,300

John D. Peterson, Sr.               200           --             --     Exercisable:          1,250 Exercisable:       1,052,500
  President of AdelWiggins                                              Unexercisable:        1,250 Unexercisable:    1,052,500
  Group
                                    335           --             --     Exercisable:             -- Exercisable:             --
                                                                        Unexercisable:         500  Unexercisable:      353,500

Robert S. Henderson                 154           --             --     Exercisable:            200 Exercisable:        177,600
  President of Marathon                                                 Unexercisable:         200  Unexercisable:      177,600
  Power Technologies
                                    200           --             --     Exercisable:            200 Exercisable:        168,400
                                                                        Unexercisable:         200  Unexercisable:      168,400

                                    335           --             --     Exercisable:             -- Exercisable:             --
                                                                        Unexercisable:         200  Unexercisable:      141,400

Peter B. Radekevich                 100           --             --     Exercisable:            400 Exercisable:        376,800
  Chief Financial Officer                                               Unexercisable:         400  Unexercisable:      376,800

                                    200           --             --     Exercisable:            200 Exercisable:        168,400
                                                                        Unexercisable:         200  Unexercisable:      168,400

                                    335           --             --     Exercisable:             -- Exercisable:             --
                                                                        Unexercisable:         200  Unexercisable:      141,400

MANAGEMENT STOCKHOLDERS AGREEMENT

    Together with the consummation of the Recapitalization, Holdings, Odyssey and the employee stockholders of Holdings, including the Named Executive Officers (the "Management Stockholders") entered into a Management Stockholders' Agreement (the "Management Stockholders' Agreement") which governs the shares of common stock of Holdings (the "Common Stock") and options to purchase Common Stock, in each case, held by such persons and including the Rollover Investment and new options and shares obtained in connection with the Recapitalization, and shares acquired thereafter, including upon exercise of options. See "--Stock Option Plan."


    The Management Stockholders' Agreement provides that, except for certain transfers to family members and family trusts, no Management Stockholder may transfer Common Stock until the fifth anniversary of the Recapitalization, and thereafter, any proposed transfer will be subject to Holdings' right of first refusal.

    The Management Stockholders' Agreement also provides that upon termination of the employment of a Management Stockholder, that Management Stockholder will have certain put rights and Holdings will have certain call rights regarding any Common Stock or any options to purchase Common Stock, in each case, owned by him at that time.

    Upon Mr. Peacock's cessation of active service as Chief Executive Officer on or after the third anniversary of the Recapitalization, if TransDigm has achieved specified financial targets, he may require Holdings to repurchase up to 80% of his Common Stock during the period, if any, for which he is serving as non-executive Chairman of the Board. See "--Employment Agreements." Mr. Peacock may thereafter require repurchase of the remaining 20% of his Common Stock on or after the fifth anniversary of the Recapitalization or his later termination of services to Holdings. Holdings will be permitted to honor its obligation to Mr. Peacock by issuing notes under certain circumstances.

    If the provisions of any law, the terms of credit and financing arrangements or Holdings' financial circumstances would prevent Holdings from making a repurchase of shares pursuant to the Management Stockholders' Agreement, Holdings will not make such purchase until all such prohibitions lapse, and will then also pay the Management Stockholder a specified rate of interest on the repurchase price.

    The Management Stockholders' Agreement further provides that in the event of certain types of transfers of Common Stock by Odyssey the Management Stockholders may participate in those transfers and/or Odyssey may require the Management Stockholders to transfer their shares in those transactions, in each case, on a pro rata basis.


    Pursuant to the Management Stockholders' Agreement, the Management Stockholders are entitled to participate on a pro rata basis with, and on the same terms as, Odyssey in any future offering of Common Stock. Those participation rights will lapse following a public offering of Common Stock if the Common Stock so offered is then listed on a national exchange or if the public offering includes 50% or more of the outstanding Common Stock that will have been issued following the offering.


EMPLOYMENT AGREEMENTS


    In connection with the Recapitalization, Holdings will enter into an employment agreement with each of Messrs. Peacock and Howley. Pursuant to the agreement with Mr. Peacock, Mr. Peacock will continue to serve as Chairman of the Board and Chief Executive Officer for a period of at least five years, provided that after three years, Mr. Peacock may elect to continue his service either as Chief Executive Officer or as a non-executive Chairman. It is intended that Mr. Howley will be Mr. Peacock's successor. Pursuant to the agreement with Mr. Howley, Mr. Howley will continue to serve as President and Chief Operating Officer of Holdings for a period of at least five years. Those employment agreements also will provide specified severance benefits in the event of termination of employment under certain circumstances.


    Each of those employment agreements will provide that in the event the respective executive's employment terminates by reason of death, disability, termination without "cause" or resignation with

"good reason" (all as defined in those employment agreements), Holdings will continue payment of base salary, bonus and other perquisites and benefits, in the case of Mr. Howley, for 15 months thereafter and, in the case of Mr. Peacock, for 18 months thereafter or, if terminated prior to the third anniversary of the Recapitalization, until such third anniversary, whichever is longer.


    Pursuant to those employment agreements, Messrs. Peacock and Howley will receive annual base salaries no less than $330,000 and $225,000, respectively, in each case, subject to annual increases as determined by the Compensation Committee, and annual cash bonuses based on achievement of performance criteria established by the Board of Directors.


STOCK OPTION PLAN


    Holdings intends to adopt the 1998 Stock Option Plan (the "Option Plan"), pursuant to which stock options may be granted to Independent Directors (as defined in the Option Plan), employees and consultants of Holdings, TransDigm and any subsidiary of Holdings or TransDigm (the "Plan Participants"). In addition, the Option Plan will govern those options retained pursuant to the Rollover Investment (the "Rollover Options"). A total of 12.5% of the fully diluted shares of Common Stock of Holdings as of the Recapitalization was reserved for issuance under the Option Plan exclusive of the Rollover Investment. The Chief Executive Officer will have discretion to select the Plan Participants and to specify the terms of such options, including the number of shares, the exercise price and the vesting and expiration of options, subject to approval by the Compensation Committee.


    The Compensation Committee will have discretion under the Option Plan to adjust options to reflect certain specified events such as stock dividends, stock splits, recapitalizations, mergers or reorganizations of, or by Holdings. In addition, the Board of Directors will have the right to amend, suspend or terminate the Option Plan, subject to stockholder approval for certain amendments.


    The Rollover Options are fully vested and nonforfeitable. In connection with the Recapitalization, Holdings will grant options to certain employees of TransDigm including the Named Executive Officers for the purchase of shares of Common Stock of Holdings (the "New Options"). Such New Options are intended to qualify as "incentive stock options" to the extent permitted under the Internal Revenue Code, and will have an exercise price equal to the price per share paid by Odyssey in connection with the Recapitalization. Twenty percent of each of Messrs. Peacock's and Howley's New Options will become vested as of the date of grant. Subject to the executive's continued employment with and, in the case of Mr. Peacock, continued service as non-executive Chairman of the Board of the Company, the remaining 80% of his New Options will become exercisable upon the earlier of (1) the Company's achievement of specified financial targets or (2) certain specified dates in the Option Agreement. Furthermore, in the event of a "change of control" (as defined in the Option Agreement), a specified percentage of the New Options may become exercisable based upon the terms of such transaction. The New Options generally will expire 10 years after grant and may expire earlier in the event of the executive's earlier termination of employment.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock of Holdings with respect to each beneficial owner of more than 5.0% of the outstanding common stock of Holdings and beneficial ownership of the Common Stock of Holdings by each director and Named Executive Officer and all directors and executive officers as a group:


                                                                                          COMMON STOCK
                                                                                       BENEFICIALLY OWNED
                                                                                    ------------------------
NAME OF BENEFICIAL OWNER                                                             SHARES     PERCENTAGE
----------------------------------------------------------------------------------  ---------  -------------
Stephen Berger....................................................................    100,240   (7)        83.9%
                                                                                    ---------          ---
Robert S. Henderson...............................................................        783(2)       *
                                                                                    ---------          ---
William Hopkins...................................................................    100,240   (7)        83.9
                                                                                    ---------          ---
W. Nicholas Howley................................................................      5,943(4)         4.8
                                                                                    ---------          ---
Kelso (as defined in footnote (5))................................................     18,422(5)        15.3
                                                                                    ---------          ---
Muzzafar Mirza....................................................................    100,240   (7)        83.9
                                                                                    ---------          ---
Odyssey Investment Partners Fund, LLC.............................................    100,240(7)        83.9
                                                                                    ---------          ---
Douglas W. Peacock................................................................      6,900(8)         5.4
                                                                                    ---------          ---
John D. Peterson..................................................................      1,302(9)         1.1
                                                                                    ---------          ---
Peter B. Radekevich...............................................................        587 10)       *
                                                                                    ---------          ---
Thomas R. Wall, IV................................................................     18,422(5)        15.3
                                                                                    ---------          ---
All officers and directors as a group (14 members)................................    135,476 11)        99.0
                                                                                    ---------          ---


------------------------

*   Less than 1.0%

 (1) Includes 100,240 shares and votes deemed to be beneficially owned by the General Partner of Odyssey (as defined), of which Mr. Berger is a senior managing member. As a result, Mr. Berger may be deemed to share voting and investment power with respect to such shares. Mr. Berger disclaims beneficial ownership of such shares.

 (2) Includes 772 shares purchasable within 60 days upon the exercise of options held by Mr. Henderson.

 (3) Includes 100,240 shares and votes deemed to be beneficially owned by the General Partner of Odyssey, of which Mr. Hopkins is a managing member. As a result, Mr. Hopkins may be deemed to share voting and investment power with respect to such shares. Mr. Hopkins disclaims beneficial ownership of such shares.

 (4) Includes 5,790 shares purchasable within 60 days upon the exercise of options held by Mr. Howley.

 (5) KIA IV-TD, LLC ("KIA IV-TD) and Kelso Equity Partners II, L.P. ("KEP II") have beneficial ownership of 17,473 and 949 shares, respectively. Due to their common control, KIA IV-TD, Kelso Partners IV, L.P., the managing member of KIA IV-TD ("KP IV" and, together with KIA IV-TD and KEP II, "Kelso"), and KEP II could be deemed to beneficially own each other's shares, but each disclaims such beneficial ownership. In addition, Mr. Wall, Joseph S. Schuchert, Frank T. Nickell, George E. Matelich, Michael B. Goldberg, David I. Wahrhaftig and Frank K. Bynum, Jr. may be deemed to share beneficial ownership of shares beneficially owned by KIA IV-TD, KP IV and KEP II by virtue of their status as general partners of KP IV, which is the managing member of KIA IV-TD, and as general partners of KEP II, but each disclaims such beneficial ownership. The address of each of KIA IV-TD, KP IV, KEP II and Messrs. Wall, Schuchert, Nickell, Matelich,

     Goldberg, Wahrhaftig and Bynum is c/o Kelso & Company, 320 Park Avenue, 24th Floor, New York, New York 10022.

 (6) Includes 100,240 shares and votes deemed to be beneficially owned by the General Partner of Odyssey, of which Mr. Mirza is a managing member. As a result, Mr. Mirza may be deemed to share voting and investment power with respect to such shares. Mr. Mirza disclaims beneficial ownership of such shares.

 (7) The principal business address for Odyssey Investment Partners Fund, LLC is 280 Park Avenue, West Tower, 38th Floor, New York, NY 10017. The general partner of Odyssey Investment Partners Fund LLC, is Odyssey Capital Partners, LLC, a Delaware limited liability company (the "General Partner of Odyssey"). In addition to Messrs. Berger, Hopkins and Mirza, Paul D. Barnett, Brian Kwait and Brian F. Wruble are managing members of the General Partner of Odyssey and, therefore, may each be deemed to share voting and investment power with respect to 100,240 share and votes deemed to be owned by the General Partner of Odyssey. Each of Messrs. Barnett, Kwait and Wruble disclaims beneficial ownership of such shares.

 (8) Includes 6,089 shares purchasable within 60 days upon the exercise of options held by Mr. Peacock and 811 shares and votes owned by TD Equity LLC, of which Mr. Peacock is the managing member. Mr. Peacock disclaims ownership of the 811 shares and votes owned by TD Equity LLC.

 (9) Includes 1,270 shares purchasable within 60 days upon the exercise of options held by Mr. Peterson.

(10) Includes 568 shares purchasable within 60 days upon the exercise of options held by Mr. Radekevich.

(11) As described in footnotes (1), (3), (5), (6), (7) and (8), Messrs. Berger, Hopkins and Mirza may each be deemed to share investment and voting power with respect to 100,240 shares deemed to be beneficially owned by the General Partner of Odyssey, Mr. Wall may be deemed to share investment and voting power with respect to 18,422 shares owned by Kelso and Mr. Peacock may be deemed to share investment and voting power with respect to 811 shares owned by TD Equity LLC. Each of Messrs. Berger, Hopkins, Mirza, Wall and Peacock disclaims ownership of such shares. Excluding such shares, all officers and directors as a group beneficially own 17,030 shares or 12.5%.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TAX ALLOCATION AGREEMENT

    TransDigm and Holdings entered into a Tax Allocation Agreement concurrently with the consummation of the Recapitalization. Under the terms of the Tax Allocation Agreement, TransDigm is obligated to make payments to Holdings equal to the amount of income taxes that TransDigm would have owed in respect of federal and state income taxes on behalf of TransDigm and its subsidiaries if TransDigm and its subsidiaries were, for tax purposes, a separate consolidated group.

ONE-TIME MANAGEMENT BONUSES

    Following the consummation of the Recapitalization, TransDigm paid certain members of senior management an aggregate of $5.9 million as a one-time bonus in connection with the Recapitalization. See "Management--Executive Compensation."

TERMINATION OF FINANCIAL ADVISORY SERVICES AGREEMENT

    TransDigm paid $6.0 million to Kelso & Company, an affiliate of Kelso, in consideration for the termination of a Financial Advisory Services Agreement. This payment was made upon consummation of the Recapitalization.

    Kelso may be deemed, collectively, to beneficially own 15.4% of the Common Stock of Holdings on a fully diluted basis. In addition, Mr. Wall, a director of Holdings and TransDigm, is a general partner of each of the Kelso entities.

KELSO STOCKHOLDERS AGREEMENT

    Pursuant to the Merger Agreement, Holdings, Odyssey and KIA IV-TD and KEP II entered into a stockholders agreement (the "Stockholders Agreement") concurrently with consummation of the Recapitalization. The Stockholders Agreement provides for customary transfer restrictions, tag-along and drag-along rights, registration rights and an agreement among the parties to vote their shares of Common Stock, including the agreement of Odyssey to designate a representative of Kelso to the Board of Directors of Holdings. See also "Management" for a description of certain agreements that have been entered into with certain members of management in connection with the Recapitalization. See "-Termination of Financial Advisory Services Agreement."

ODYSSEY FINANCIAL SERVICES

    As part of the Recapitalization, TransDigm paid Odyssey a fee of approximately $3.5 million. Odyssey is the majority stockholder of Holdings. In addition, Messrs. Berger, Hopkins and Mirza, each a director of Holdings and TransDigm, are managing members of the General Partner of Odyssey.

RECAPITALIZATION

    As part of the Recapitalization and under the terms of the Merger Agreement, Phase II Acquisition Corp., a wholly-owned subsidiary of Odyssey, merged with and into Holdings.

    Also, together with the Recapitalization and as part of the consideration for the Merger, Holdings (1) issued $20.0 million in Holdings PIK Notes and common stock of Holdings and (2) paid $215.4 million in cash, in each case, to Kelso. See "Transactions," "--Odyssey Financial Services" and "--Termination of Financial Advisory Services Agreement."

                       DESCRIPTION OF OTHER INDEBTEDNESS

TRANSDIGM

    THE NEW CREDIT FACILITY


    The New Credit Facility, as amended, consists of (1) a $30.0 million Revolving Credit Facility maturing six years from the date of the execution of the New Credit Facility (the "Execution Date") and (2) a term loan facility in an aggregate principal amount of $124.0 million, consisting of the $62.0 million Tranche A Facility maturing six years from the Execution Date and the $62.0 million Tranche B Facility maturing seven and a half years from the Execution Date.



    The New Credit Facility provides that TransDigm shall repay, to the extent then outstanding, (1) with respect to the Tranche A Facility, the specified amount set forth in the New Credit Facility for each quarter beginning on August 15, 1999 and (2) with respect to the Tranche B Facility, (A) $310,000 each of the first two quarters beginning on August 15, 1999, (B) $155,000 each of the remaining quarters during the first six years after the Execution Date and (C) $9,713,333 each of the following six quarters. In addition, subject to some exceptions, the New Credit Facility requires mandatory repayment of the outstanding indebtedness under the New Credit Facility and concurrent reduction to the commitments under the New Credit Facility with the proceeds from (1) assets sales, (2) issuance of debt, (3) issuance of equity interests and capital contributions, (4) insurance and condemnation claims, (5) 50% of annual excess cash flow (as defined in the New Credit Facility) from operations in excess of a predetermined amount and (6) 100% of any purchase price adjustment in favor of TransDigm with respect to the acquisition of ZMP, in each case, by or of Holdings, TransDigm or their subsidiaries. TransDigm will have the option at any time and from time to time to prepay the outstanding indebtedness under the New Credit Facility without penalty or premium.



    Indebtedness under the New Credit Facility bears interest at the sum of the
(1) Applicable Margin and (2) at the option of TransDigm either the Base Rate or the Eurodollar Rate (as defined in the New Credit Facility). The "Base Rate" means the higher of (i) the rate that Bankers Trust Company ("BTCo") announces from time to time as its prime lending rate, as in effect from time to time, and
(ii) 1/2 of 1% in excess of the overnight federal funds rate. The "Applicable Margin" means the percentage per year equal to (1) in the case of Tranche A Facility and Revolving Credit Facility, (A) bearing an interest rate determined by the Base Rate, 2.50% through February 16, 1999 and 2.25%, 2.00%, 1.75% or 1.50% thereafter depending on Holdings' ability to achieve the respective debt coverage ratio specified in the New Credit Facility and (B) bearing an interest rate determined by the Eurodollar Rate, 3.50% through February 16, 1999 and 3.25%, 3.00%, 2.75% or 2.50% thereafter depending on Holdings' ability to achieve the respective debt coverage ratio specified in the New Credit Facility and (2) in the case of Tranche B Facility (A) bearing an interest rate determined by the Base Rate, 2.50% and (B) bearing an interest rate determined by the Eurodollar Rate, 3.50%.


    The New Credit Facility contains various covenants, customary for similar credit facilities or otherwise appropriate under the circumstances, that (1) restrict Holdings, TransDigm and their subsidiaries from various actions, including, among others, mergers and sales of assets, use of proceeds, granting of liens, incurrence of indebtedness, voluntary prepayment of indebtedness, including the Old Notes and the New Notes, capital expenditures, paying dividends, business activities, investments and acquisitions, transactions with affiliates, certain types of restrictions affecting subsidiaries, voluntary prepayment of other Indebtedness and amendments or modifications to instruments governing such other Indebtedness and (2) require TransDigm to achieve and maintain certain financial covenants.

    The New Credit Facility includes events of default provisions that are typical for senior credit facilities or otherwise appropriate under the circumstances. All obligations under the New Credit Facility are guaranteed by Holdings and each of the subsidiaries, direct and indirect, of TransDigm. The indebtedness under the New Credit Facility are secured by a pledge of the stock of TransDigm and all of its domestic subsidiaries and a perfected lien and security interest in assets other than real estate (tangible and intangible) of TransDigm, its direct and indirect subsidiaries and Holdings.

HOLDINGS

    HOLDINGS PIK NOTES

    Concurrently with the issuance of the Old Notes by TransDigm, Holdings issued $20.0 million in aggregate face value of its pay-in-kind notes due 2009 (the "Holdings PIK Notes") to KIA IV-TD and KEP II as part of the Recapitalization. The Holdings PIK Notes were issued to KIA IV-TD and KEP II together with shares of Common Stock of Holdings. The Holdings PIK Notes are unsecured obligations of Holdings, subordinated to the guarantee of the New Credit Facility by Holdings, but senior to the guarantee of each of the Old Notes and the New Notes by Holdings.

    Interest on the Holdings PIK Notes accrues at an annual fixed rate of 12% and is payable semiannually in the form of additional Holdings PIK Notes for five years after their issuance. Thereafter, cash interest is payable semi-annually commencing in the year 2004. The Holdings PIK Notes are redeemable at the option of Holdings, in whole or in part, at a price equal to 100% of the principal amount of the Holdings PIK Notes for five years after their issuance and thereafter at the prices set forth in the indenture under the terms of which the Holdings PIK Notes were issued (the "Holdings Indenture"). If Holdings experiences specific kinds of changes in control, it must offer to repurchase the Holdings PIK Notes at a price equal to 101% of the principal amount of the Holdings PIK Notes.

    The Holdings PIK Notes contain some covenants on a consolidated basis, including covenants that limit (i) indebtedness, (ii) restricted payments, (iii) distributions by subsidiaries, (iv) transactions with affiliates, (v) sales of assets and subsidiary stock, (vi) dividend and other payment restrictions, and
(vii) mergers or consolidations. The Holdings PIK Notes contain customary events of default and the holders of the Holdings PIK Notes have customary registration rights commencing on the third anniversary of the closing date. The covenants and default provisions in the Holdings Indenture are substantially similar to those contained in the Indenture governing the Old Notes and the New Notes, but are less restrictive in some respects.

                          DESCRIPTION OF THE NEW NOTES

    TransDigm will issue the New Notes under an indenture (the "Indenture") among itself, the Guarantors and State Street Bank and Trust Company, as Trustee (the "Trustee"). The following is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines your rights. The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that the New Notes will be freely transferable by you except as otherwise provided in this Prospectus. See "The Exchange Offer--Purpose and Effect". The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act as in effect on the date of the Indenture. A copy of the Indenture may be obtained from TransDigm. You can find definitions of certain capitalized terms used in the following summary under "--Certain Definitions." For purposes of this section, references to (1) "TransDigm" means TransDigm Inc. and not its Subsidiaries or Holdings and
(2) the "Notes" mean the New Notes and the Old Notes, in each case, outstanding at any given time and issued under the Indenture.

    These New Notes will be unsecured obligations of TransDigm, ranking subordinate in right of payment to all Senior Debt of the Company.

    TransDigm will issue the New Notes in fully registered form in denominations of $1,000 and integral multiples of $1,000. The Trustee will initially act as Paying Agent and Registrar. The New Notes may be presented for registration of transfer and exchange at the offices of the Registrar. TransDigm may change any Paying Agent and Registrar without notice to holders of the New Notes (the "Holders"). TransDigm will pay principal, and premium, if any, on the New Notes at the Trustee's corporate office in New York, New York. At TransDigm's option, interest also may be paid by mailing a check to the Holders registered address. Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the New Notes issued as part of the Exchange Offer, will be treated as a single class of securities under the Indenture.

PRINCIPAL, MATURITY AND INTEREST


    The Notes are limited in aggregate principal amount to $200.0 million, of which up to $125.0 million in aggregate principal amount of the Notes will be outstanding immediately following the Exchange Offer. The Notes will mature on December 1, 2008. Additional Notes may be issued from time to time, subject to the limitations set forth under "--Certain Covenants--Limitation on Incurrence of Additional Indebtedness." Interest on the Notes will accrue at the rate of 10 3/8% per annum and will be payable semiannually in cash on each June 1 and December 1, commencing on June 1, 1999. TransDigm will make interest payments to the persons who are registered Holders at the close of business on the May 15 and November 15 immediately preceding the applicable interest payment date. Interest on the New Notes will accrue from December 3, 1998 or from the date of the last payment of interest on the Old Notes, whichever is later. No additional interest will be paid on Old Notes tendered and accepted for exchange.


    The Notes do not contain any mandatory sinking fund.

REDEMPTION

    OPTIONAL REDEMPTION. Except as described below, these New Notes are not redeemable before December 1, 2003. Thereafter, TransDigm may redeem the New Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following redemption prices, in each case, expressed as percentages of the principal amount of the Notes, if redeemed during the twelve month period commencing on December 1 of the year set forth below.

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2003..............................................................................     105.188%
2004..............................................................................     103.458%
2005..............................................................................     101.729%
2006 and thereafter...............................................................     100.000%

    In addition, TransDigm must pay all accrued and unpaid interest on the Notes redeemed.

    OPTIONAL REDEMPTION UPON EQUITY OFFERINGS. On one or more occasions prior to December 1, 2001, TransDigm may use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount of the Notes, including the New Notes, issued under the Indenture at a redemption price of 110.375% of the principal amount of the Notes, plus accrued and unpaid interest on the notes, if any, to the date of redemption; PROVIDED that:

(1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and

(2) TransDigm makes such redemption not more than 120 days after the consummation of such Equity Offering.

SELECTION AND NOTICE OF REDEMPTION

    In the event that TransDigm chooses to redeem less than all of the Notes, selection of the Notes for redemption will be made by the Trustee either:

(1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed; or

(2) on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate. No Notes of a principal amount of $1,000 or less shall be redeemed in part.

    If a partial redemption is made with the proceeds of an Equity Offering, the Trustee will select the Notes only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as TransDigm has deposited with the Paying Agent funds in satisfaction of the applicable redemption price.

SUBORDINATION

    The payment of all Obligations on the Notes is subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all Obligations on Senior Debt of TransDigm including its obligations under the New Credit Facility.

    The holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of Senior Debt, including interest after the commencement of any bankruptcy or other like proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim in any such proceeding, before the Holders of Notes will be entitled to receive any payment with respect to the Notes in the event of any distribution to creditors of TransDigm:

(1) in a liquidation or dissolution of TransDigm;

(2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to TransDigm or its property;

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(3) in an assignment for the benefit of creditors; or

(4) in any marshalling of TransDigm's assets and liabilities.

    TransDigm also may not make any payment in respect of the Notes if:

(1) a payment default on Designated Senior Debt occurs and is continuing; or

(2) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior Debt.

    Payments on the Notes may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived; and

(2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived (so long as no other event of default exists) or 180 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

    No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

    No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

    TransDigm must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of TransDigm, Holders of these Notes may recover less ratably than creditors of TransDigm who are holders of Senior Debt. See "Risk Factors--Subordination."


    At January 1, 1999 on a pro forma basis as if the aquisition of ZMP and the related borrowings under the New Credit Facility had occurred on January 1, 1999, the aggregate principal amount of Senior Debt outstanding of TransDigm and Holdings would have been $133.0 million and $153.2 million, respectively.


GUARANTEE

    The obligations of the Company under the Notes and the Indenture will be fully and unconditionally guaranteed (the "Guarantees") on a senior subordinated basis and on a joint and several basis by Holdings and all of the direct and indirect Domestic Restricted Subsidiaries of TransDigm. The Guarantees will be subordinated in right of payment to all Senior Debt of Holdings and the Domestic Restricted Subsidiaries, respectively, to the same extent that the Notes are subordinated to Senior Debt of TransDigm. Since Holdings is a holding company with no significant operations, the Guarantee by Holdings provides little, if any, additional credit support for the Notes, and investors should not rely on the Guarantee by Holdings in evaluating an investment in the Notes.

CHANGE OF CONTROL

    If a Change of Control occurs, each Holder will have the right to require that TransDigm purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount of the Notes plus accrued interest to the date of purchase. Within 30 days following the date upon which the Change of Control occurred, TransDigm must send, by first class mail, a notice to each Holder, which notice shall govern the terms

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of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the
"Change of Control Payment Date"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

    Prior to the mailing of the notice referred to above, but in any event within 30 days following any Change of Control, TransDigm covenants to:

(1) repay in full all Indebtedness under the New Credit Facility and all other Senior Debt the terms of which require repayment upon a Change of Control; or

(2) obtain the requisite consents under the New Credit Facility and all such other Senior Debt to permit the repurchase of the Notes as provided below. TransDigm's failure to comply with the covenant described in the immediately preceding sentence shall constitute an Event of Default described in clause
    (3) and not in clause (2) under "Events of Default" below.

    TransDigm will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner in compliance with the Indenture.

    If a Change of Control Offer is made, there can be no assurance that TransDigm will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event TransDigm is required to purchase outstanding Notes pursuant to a Change of Control Offer, TransDigm expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that TransDigm would be able to obtain such financing.

    You should note that this provision will not protect you from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

    TransDigm will comply with the requirements of Rule 14e-1 under the Exchange Act to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that TransDigm complies with the provisions of any such securities laws or regulations, TransDigm shall not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture.

CERTAIN COVENANTS

    The Indenture contains, among others, the following covenants:

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. TransDigm will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively "incur") any Indebtedness, other than Permitted Indebtedness; PROVIDED, HOWEVER, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, TransDigm and the Guarantors may incur Indebtedness, including, without limitation, Acquired Indebtedness, and Restricted Subsidiaries of TransDigm that are not Guarantors may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of TransDigm would have been greater than 2.0 to 1.0.

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    LIMITATION ON RESTRICTED PAYMENTS.  TransDigm will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of TransDigm) on or in respect of shares of TransDigm's Capital Stock to holders of such Capital Stock;

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of TransDigm or any direct or indirect parent of TransDigm or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock;

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of TransDigm that is subordinate or junior in right of payment to the Notes; or

(4) make any Investment, other than Permitted Investments (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment");

if at the time of such Restricted Payment or immediately after giving effect thereto:

 (i) a Default or an Event of Default shall have occurred and be continuing; or

 (ii) TransDigm is not able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant; or

(iii) the aggregate amount of Restricted Payments, including such proposed Restricted Payment, made subsequent to the Issue Date, other than Restricted Payments made pursuant to clauses (2)(i), (3), (4), (5), (6),
      (7), (8), (9) and (10) of the following paragraph, shall exceed the sum, without duplication, of:

    (w) 50% of the cumulative Consolidated Net Income, or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss, of TransDigm earned subsequent to the beginning of the first fiscal quarter commencing after the Issue Date and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

    (x) 100% of the aggregate net cash proceeds, including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business, received by TransDigm from any Person, other than a Subsidiary of TransDigm, from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of TransDigm; plus

    (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by TransDigm from a holder of TransDigm's Capital Stock and excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under "--Redemption--Optional Redemption Upon Equity Offerings"; plus

    (z) 100% of the aggregate net proceeds, including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business, of any (A) sale or other disposition of any Investment, other than a Permitted Investment, made by TransDigm and its Restricted Subsidiaries or (B) dividend from, or the sale of the stock of, an Unrestricted Subsidiary.

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    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice;

(2) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any shares of Capital Stock of TransDigm (the "Retired Capital Stock") either (A) solely in exchange for shares of Qualified Capital Stock of TransDigm (the "Refunding Capital Stock") or (B) through the application of net proceeds of a substantially concurrent sale for cash, other than to a Subsidiary of TransDigm, of shares of Qualified Capital Stock of TransDigm and, in the case of subclause (A) of this clause (2), if immediately prior to the retirement of the Retired Capital Stock the declaration and payment of dividends thereon was permitted under clause (5) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; PROVIDED that at the time of the declaration of any such dividends on the Refunding Capital Stock, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of TransDigm that is subordinate or junior in right of payment to the Notes either (A) solely in exchange for shares of Qualified Capital Stock of TransDigm, or (B) through the application of net proceeds of a substantially concurrent sale for cash, other than to a Subsidiary of TransDigm, of (a) shares of Qualified Capital Stock of TransDigm or (b) Refinancing Indebtedness;

(4) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock, other than Disqualified Capital Stock, issued after the Issue Date, including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph; PROVIDED that, at the time of such issuance, TransDigm, after giving effect to such issuance on a pro forma basis, would have had a Consolidated Fixed Charge Coverage Ratio of at least 2.0 to 1.0;

(5) payments to Holdings for the purpose of permitting, and in an amount equal to the amount required to permit, Holdings to redeem or repurchase Holdings' common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees; PROVIDED that all such redemptions or repurchases pursuant to this clause (5) shall not exceed $2.0 million in any fiscal year, which amount shall be increased by the amount of any net cash proceeds received from the sale since the Issue Date of Capital Stock, other than Disqualified Capital Stock, to members of TransDigm's management team that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of clause (iii) of the immediately preceding paragraph and by the cash proceeds of any "key-man" life insurance policies which are used to make such redemptions or repurchases) since the Issue Date; PROVIDED, FURTHER, that the cancellation of Indebtedness owing to TransDigm from members of management of TransDigm or any of its Restricted Subsidiaries in connection with any repurchase of Capital Stock of Holdings, or warrants or options or rights to acquire such Capital Stock, will not be deemed to constitute a Restricted Payment under the Indenture;

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(6) the making of distributions, loans or advances to Holdings in an amount not to exceed $1.0 million PER ANNUM in order to permit Holdings to pay the ordinary operating expenses of Holdings, including, without limitation, directors' fees, indemnification obligations, professional fees and expenses;

(7) payments to Holdings in respect of taxes pursuant to the terms of the Tax Allocation Agreement as in effect on the Issue Date and as amended from time to time pursuant to amendments that do not increase the amounts payable by TransDigm or any of its Restricted Subsidiaries thereunder;

(8) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

(9) other Restricted Payments in an aggregate amount not to exceed $7.5 million; and

(10) distributions to Holdings to fund the Transactions described under "Use of Proceeds" subsequent to the issuance of the Notes.

    In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, (a) amounts expended pursuant to clauses (1) and (2)(ii) shall be included in such calculation, PROVIDED such expenditures pursuant to clause (5) shall not be included to the extent of the cash proceeds received by TransDigm from any "key-man" life insurance policies and (b) amounts expended pursuant to clauses (2)(i), (3), (4), (5), (6), (7), (8), (9) and (10) shall be excluded from such calculation.

    LIMITATION ON ASSET SALES. TransDigm will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) TransDigm or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of, as determined in good faith by TransDigm's Board of Directors;

(2) at least 75% of the consideration received by TransDigm or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; PROVIDED that the amount of:

    (a) any liabilities, as shown on TransDigm's or such Restricted Subsidiary's most recent balance sheet, of TransDigm or any such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets;

    (b) any notes or other obligations received by TransDigm or any such Restricted Subsidiary from such transferee that are converted by TransDigm or such Restricted Subsidiary into cash within 90 days of the receipt thereof, to the extent of the cash received; and

    (c) any Designated Noncash Consideration received by TransDigm or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for the purposes of this provision or for purposes of the second paragraph of this covenant; and

(3) upon the consummation of an Asset Sale, TransDigm shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay any Senior Debt, or Indebtedness of a Restricted Subsidiary that is not a Guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a corresponding reduction in the availability under such revolving credit facility, or effect a

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    permanent reduction in the availability under such revolving credit facility regardless of the fact that no prepayment is required in order to do so, in which case no prepayment should be required, (B) to reinvest in Productive Assets, or (C) a combination of prepayment and investment permitted by the foregoing clauses (3)(A) and (3)(B). Pending the final application of any such Net Cash Proceeds, TransDigm or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of TransDigm or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (3)(A), (3)(B) and (3)(C) of the preceding sentence (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger
    Date as permitted in clauses (3)(A), (3)(B) and (3)(C) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by TransDigm or such Restricted Subsidiary to make an offer to purchase (the "Net
    Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a PRO RATA basis, the maximum amount of Notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration (including any Designated Noncash Consideration) received by TransDigm or any Restricted Subsidiary of TransDigm, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a
    Net Proceeds Offer may be deferred until such time as such Net Proceeds
    Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by TransDigm and its Restricted Subsidiaries aggregates at least $10.0 million, at which time TransDigm or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10.0 million or more shall be deemed to be a Net Proceeds Offer Trigger Date).

    Notwithstanding the immediately preceding paragraph, TransDigm and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent that:

(1) at least 75% of the consideration for such Asset Sale constitutes Productive Assets, cash, Cash Equivalents and/or Marketable Securities; and

(2) such Asset Sale is for fair market value; PROVIDED that any consideration consisting of cash, Cash Equivalents and/or Marketable Securities received by TransDigm or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph.

    Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a PRO RATA basis, based on

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
amounts tendered. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, TransDigm may use any remaining Net Proceeds Offer Amount for general corporate purposes or for any other purpose not prohibited by the Indenture. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

    TransDigm will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, TransDigm shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue of its compliance with the applicable securities laws and regulations.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. TransDigm will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary of TransDigm to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances or pay any Indebtedness or other obligation owed to TransDigm or any other Restricted Subsidiary of TransDigm; or

(3) transfer any of its property or assets to TransDigm or any other Restricted Subsidiary of TransDigm, except for such encumbrances or restrictions existing under or by reason of:

    (a) applicable law;

    (b) the Indenture;

    (c) non-assignment provisions of any contract or any lease of any Restricted Subsidiary of TransDigm entered into in the ordinary course of business;

    (d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

    (e) the New Credit Facility;

    (f) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

    (g) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

    (h) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

    (i) any agreement or instrument governing Capital Stock of any Person that is acquired;

    (j) any Purchase Money Note or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

    (k) other Indebtedness or Permitted Subsidiary Preferred Stock outstanding on the Issue Date or permitted to be issued or incurred under the Indenture; PROVIDED that any such restrictions are

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       ordinary and customary with respect to the type of Indebtedness being incurred or Preferred Stock being issued (under the relevant circumstances);

    (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

    (m) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of TransDigm's Board of Directors (evidenced by a Board Resolution) whose judgment shall be conclusively binding, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

    LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. TransDigm will not permit any of its Restricted Subsidiaries to issue any Preferred Stock, other than to TransDigm or to a Restricted Subsidiary of TransDigm, or permit any Person, other than TransDigm or a Restricted Subsidiary of TransDigm, to own any Preferred Stock of any Restricted Subsidiary of TransDigm, other than Permitted Subsidiary Preferred Stock. The provisions of this covenant will not apply to any of the Guarantors.

    LIMITATION ON LIENS. TransDigm will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets or any proceeds therefrom, of TransDigm or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, in each case to secure Indebtedness or trade payables, unless:

        (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

        (2) in all other cases, the Notes are equally and ratably secured, except for:

           (a) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

           (b) Liens securing Senior Debt;

           (c) Liens securing the Notes;

           (d) Liens of TransDigm or a Wholly Owned Restricted Subsidiary of TransDigm on assets of any Restricted Subsidiary of TransDigm;

           (e) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness that was secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens do not extend to or cover any categories of property or assets of TransDigm or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

           (f) Permitted Liens.

    PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT. TransDigm will not, and will not permit any Restricted Subsidiary that is a Guarantor to, incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, and subordinate in right of payment to any other Indebtedness of TransDigm or such Guarantor, as the case may be.

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    MERGER CONSOLIDATION AND SALE OF ASSETS.  TransDigm will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of or cause or permit any Restricted Subsidiary of TransDigm to sell, assign, transfer, lease, convey or otherwise dispose of, all or substantially all of TransDigm's assets, in each case, determined on a consolidated basis for TransDigm and TransDigm's Restricted Subsidiaries, whether as an entirety or substantially as an entirety to any Person unless:

        (1) either:

           (a) TransDigm shall be the surviving or continuing corporation; or

           (b) the Person, if other than TransDigm, formed by such consolidation or into which TransDigm is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of TransDigm and of TransDigm's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

               (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

               (y) shall expressly assume, by supplemental indenture in form and substance satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of TransDigm to be performed or observed;

        (2) except in the case of a merger of TransDigm with or into a Wholly Owned Restricted Subsidiary of TransDigm and except in the case of a merger entered into solely for the purpose of reincorporating TransDigm in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred in connection with or in respect of such transaction), TransDigm or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness pursuant to the "Limitation on Incurrence of Additional Indebtedness" covenant;

        (3) except in the case of a merger of TransDigm with or into a Wholly Owned Restricted Subsidiary of TransDigm and except in the case of a merger entered into solely for the purpose of reincorporating TransDigm in another jurisdiction, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above, including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred and any Lien granted in connection with or in respect of the transaction, no Default or Event of Default shall have occurred or be continuing; and

        (4) TransDigm or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of TransDigm the Capital Stock of which constitutes all or substantially all of the properties and assets of TransDigm, shall be deemed to be the transfer of all or substantially all of the properties and assets of TransDigm. However, transfer of assets between or among TransDigm and its Restricted Subsidiaries will not be subject to the foregoing covenant.

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    The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of TransDigm in accordance with the foregoing, in which TransDigm is not the continuing corporation, the successor Person formed by such consolidation or into which TransDigm is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, TransDigm under the Indenture and the Notes with the same effect as if such surviving entity had been named as such and that, in the event of a conveyance, lease or transfer, the conveyor, lessor or transferor will be released from the provisions of the Indenture.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. TransDigm will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series of related transactions, including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service, with, or for the benefit of, any of its Affiliates (an "Affiliate Transaction"), other than Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of TransDigm; PROVIDED, HOWEVER, that for a transaction or series of related transactions with an aggregate value of $2.5 million or more, at TransDigm's option, either:

        (1) a majority of the disinterested members of the Board of Directors of TransDigm shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of TransDigm or

        (2) the Board of Directors of TransDigm or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of TransDigm;

and PROVIDED, FURTHER, that for an Affiliate Transaction with an aggregate value of $10.0 million or more the Board of Directors of TransDigm or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking, appraisal or accounting firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of TransDigm.

    The restrictions set forth in the first paragraph of this covenant shall not apply to:

        (1) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of TransDigm or any Restricted Subsidiary of TransDigm as determined in good faith by TransDigm's Board of Directors or senior management;

        (2) transactions exclusively between or among TransDigm and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

        (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby, including pursuant to any amendment thereto, in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

        (4) Restricted Payments or Permitted Investments permitted by the Indenture;

        (5) transactions effected as part of a Qualified Securitization Transaction;

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        (6) the payment of customary annual management, consulting and advisory fees and related expenses to the Permitted Holders and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of TransDigm or such Restricted Subsidiary in good faith;

        (7) payments or loans to employees or consultants that are approved by the Board of Directors of TransDigm in good faith;

        (8) sales of Qualified Capital Stock;

        (9) the existence of, or the performance by TransDigm or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, including any registration rights agreement or purchase agreement related thereto, to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; PROVIDED, HOWEVER, that the existence of, or the performance by TransDigm or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders of the Notes in any material respect; and

        (10) transactions permitted by and complying with, the provisions of the "Merger, Consolidation and Sale of Assets" covenant.

    FUTURE GUARANTEES BY RESTRICTED SUBSIDIARIES. TransDigm will not create or acquire another Domestic Restricted Subsidiary unless such Domestic Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture, providing for a senior subordinated guarantee of payment of the Notes by such Restricted Subsidiary (the "Guarantee").

    Notwithstanding the foregoing, any such Guarantee by a Domestic Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder, upon any sale or other disposition, by merger or otherwise, to any Person which is not a Restricted Subsidiary of TransDigm of all of TransDigm's Capital Stock in, or all or substantially all of the assets of, such Domestic Restricted Subsidiary; PROVIDED that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of the Indenture. A form of such Guarantee will be attached as an exhibit to the Indenture.

    CONDUCT OF BUSINESS. The Indenture provides that TransDigm will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses a majority of whose revenues are not derived from businesses that are the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which TransDigm and its Restricted Subsidiaries are engaged on the Issue Date.

    REPORTS TO HOLDERS. The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, TransDigm will furnish to the Holders of Notes:

        (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if TransDigm were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of TransDigm and its consolidated Subsidiaries, showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of

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    TransDigm and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of TransDigm, and, with respect to the annual information only, a report thereon by TransDigm's certified independent accountants and

        (2) all current reports that would be required to be filed with the Commission on Form 8-K if TransDigm were required to file such reports, in each case, within the time periods specified in the Commission's rules and regulations. For so long as Holdings is a guarantor of the Notes, the Indenture permits TransDigm to satisfy its obligations under this covenant by furnishing financial information relating to Holdings; PROVIDED that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings, on the one hand, and the information relating to TransDigm and its Restricted Subsidiaries on a stand-alone basis, on the other hand.

    In addition, following the consummation of this exchange offer, whether or not required by the rules and regulations of the Commission, TransDigm will file a copy of all those information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations, unless the Commission will not accept such a filing, and make such information available to securities analysts and prospective investors upon request. In addition, TransDigm has agreed that, for so long as any Old Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act.

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default":

        (1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the subordination provisions of the Indenture;

        (2) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise, including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the date specified for such payment in the applicable offer to purchase and whether or not such payment shall be prohibited by the subordination provisions of the Indenture;

        (3) a default in the observance or performance of any other covenant or agreement contained in the Indenture which default continues for a period of 30 days after TransDigm receives written notice specifying the default and demanding that such default be remedied from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes, except in the case of a default with respect to the "Merger, Consolidation and Sale of Assets" covenant, which will constitute an Event of Default with such notice requirement but without such passage of time requirement;

        (4) the failure to pay at final stated maturity, after giving effect to any applicable grace periods and any extensions of the grace periods, the principal amount of any Indebtedness of TransDigm or any Restricted Subsidiary of TransDigm other than a Securitization Entity, which failure continues for at least 20 days, or the acceleration of the final stated maturity of any such Indebtedness, which acceleration remains uncured or unrescinded for at least 20 days, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, in each case, with respect to which the 20-day period described above has passed, aggregates $5.0 million or more at any time;

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
        (5) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against TransDigm or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

        (6) certain events of bankruptcy affecting TransDigm or any of its Significant Subsidiaries.

    If an Event of Default, other than an Event of Default specified in clause
(6) above with respect to TransDigm, shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to TransDigm and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same:

        (1) shall become immediately due and payable or

        (2) if there are any amounts outstanding under the New Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the New Credit Facility or 5 business days after receipt by TransDigm and the Representative under the New Credit Facility of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default specified in clause (6) above with respect to TransDigm occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

    The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

        (1) if the rescission would not conflict with any judgment or decree;

        (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

        (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

        (4) if TransDigm has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

        (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

    The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.

    Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

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
    Under the Indenture, TransDigm is required to provide an officers' certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    TransDigm may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that TransDigm shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

        (1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

        (2) TransDigm's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

        (3) the rights, powers, trust, duties and immunities of the Trustee and TransDigm's obligations in connection therewith; and

        (4) the Legal Defeasance provisions of the Indenture.

    In addition, TransDigm may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

        (1) TransDigm must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

        (2) in the case of Legal Defeasance, TransDigm shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that

           (a) TransDigm has received from, or there has been published by the Internal Revenue Service a ruling or

           (b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

    in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (3) in the case of Covenant Defeasance, TransDigm shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the

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
    Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit, other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing, or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

        (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture, other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing, or any other material agreement or instrument to which TransDigm or any of its Subsidiaries is a party or by which TransDigm or any of its Subsidiaries is bound;

        (6) TransDigm shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by TransDigm with the intent of preferring the Holders over any other creditors of TransDigm or with the intent of defeating, hindering, delaying or defrauding any other creditors of TransDigm or others;

        (7) TransDigm shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

        (8) TransDigm shall have delivered to the Trustee an opinion of counsel to the effect that:

           (a) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under the Indenture; and

           (b) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

        (9) certain other customary conditions precedent are satisfied.

    Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not therefore delivered to the Trustee for cancellation (1) have become due and payable, or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of TransDigm.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect, except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture, as to all outstanding Notes when

        (1) either:

           (a) all the Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by TransDigm and thereafter repaid to TransDigm or discharged from such trust, have been delivered to the Trustee for cancellation or

           (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, pursuant to an optional redemption notice or otherwise, and TransDigm has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from TransDigm directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

        (2) TransDigm has paid all other sums payable under the Indenture by TransDigm,

    The Trustee will acknowledge the satisfaction and discharge of the Indenture if TransDigm has delivered to the Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

MODIFICATION OF THE INDENTURE

    From time to time, TransDigm and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, the Trustee will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an opinion of counsel. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

        (1) reduce the amount of Notes whose Holders must consent to an amendment;

        (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

        (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

        (4) make any Notes payable in money other than that stated in the Notes;

        (5) make any change in the provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

        (6) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of TransDigm to make and consummate a Change of Control Offer in the event of a Change of Control or modify any of the provisions or definitions with respect thereto after a Change of Control has occurred; or

        (7) modify or change any provision of the Indenture or the related definitions affecting the subordination or ranking of the Notes in a manner which adversely affects the Holders.

GOVERNING LAW

    The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

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THE TRUSTEE

    The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of TransDigm, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of TransDigm or at the time it merges or consolidates with or into TransDigm or any of its Subsidiaries or that is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of TransDigm or such acquisition, merger or consolidation.

    "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. Notwithstanding the foregoing, no Person, other than TransDigm or any Subsidiary of TransDigm, in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of TransDigm or any of its Subsidiaries solely by reason of such Investment.

    "ASSET ACQUISITION" means (a) an Investment by TransDigm or any Restricted Subsidiary of TransDigm in any other Person pursuant to which such Person shall become a Restricted Subsidiary of TransDigm, or shall be merged with or into TransDigm or any Restricted Subsidiary of TransDigm, or (b) the acquisition by TransDigm or any Restricted Subsidiary of TransDigm of the assets of any Person, other than a Restricted Subsidiary of TransDigm, other than in the ordinary course of business.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease, other than operating leases entered into in the ordinary course of business, assignment or other transfer for value by TransDigm or any of its Restricted Subsidiaries in each case, including any Sale and Leaseback Transaction to any Person other than TransDigm or a Restricted Subsidiary of TransDigm of:

        (1) any Capital Stock of any Restricted Subsidiary of TransDigm, or

        (2) any other property or assets of TransDigm or any Restricted Subsidiary of TransDigm other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales or other dispositions shall not include:

           (a) a transaction or series of related transactions for which TransDigm or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

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           (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of TransDigm as permitted under "--Certain Covenants--Merger, Consolidation and Sale of Assets" or any disposition that constitutes a Change of Control;

           (c) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

           (d) disposals or replacements of obsolete equipment in the ordinary course of business;

           (e) the sale, lease, conveyance, disposition or other transfer by TransDigm or any Restricted Subsidiary of assets or property to one or more Restricted Subsidiaries in connection with Investments permitted under the "Limitation on Restricted Payments" covenant or pursuant to any Permitted Investment; and

           (f) sales of accounts receivable, equipment and related assets, including contract rights, of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof as determined in accordance with GAAP. For the purposes of this clause (f), Purchase Money Notes shall be deemed to be cash.

    "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "CAPITAL STOCK" means:

        (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents, however designated and whether or not voting, of corporate stock, including each class of Common Stock and Preferred Stock, of such Person and

        (2) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

    "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "CASH EQUIVALENTS" means:

        (1) marketable direct obligations issued by or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

        (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

        (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

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        (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

        (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

        (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

    "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

        (1) any sale, lease, exchange or other transfer in each case, in one transaction or a series of related transactions, of all or substantially all of the assets of TransDigm or Holdings to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than to the Permitted Holders or their Related Parties or any Permitted Group;

        (2) the approval by the holders of Capital Stock of TransDigm or Holdings, as the case may be, of any plan or proposal for the liquidation or dissolution of TransDigm or Holdings, as the case may be, whether or not otherwise in compliance with the provisions of the Indenture;

        (3) any Person or Group, other than the Permitted Holders or their Related Parties or any Permitted Group, shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of TransDigm or Holdings at a time where the Permitted Holders and their Related Parties in the aggregate own a lesser percentage of the aggregate ordinary voting power represented by such issued and outstanding Capital Stock; or

        (4) the first day on which a majority of the members of the Board of Directors of TransDigm or Holdings are not Continuing Directors.

    "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents, however designated and whether voting or non-voting, of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

    "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum, without duplication, of such Person's:

        (1) Consolidated Net Income; and

        (2) to the extent Consolidated Net Income has been reduced thereby:

           (a) all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

           (b) Consolidated Interest Expense;

           (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, other than normal accruals in the ordinary course of business, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP; and

           (d) any cash charges resulting from the Transactions that are incurred prior to the six month anniversary of the Issue Date.

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    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any
Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four-Quarter Period") ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person and, in the case of TransDigm and the Guarantors, for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

        (1) the incurrence or repayment of any Indebtedness or the issuance of any Designated Preferred Stock of such Person or any of its Restricted Subsidiaries, and the application of the proceeds of such incurrence, repayment or issuance, giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or the issuance or redemption of other Preferred Stock and the application of the proceeds of such incurrence, repayment, issuance or redemption, other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to revolving credit facilities, occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption, as the case may be and the application of the proceeds of such incurrence, repayment, issuance or redemption, had occurred on the first day of the Four-Quarter Period; and

        (2) any Asset Sales or other dispositions or Asset Acquisitions including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur, all as determined in accordance with Regulation S-X promulgated under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition and without regard to clause (4) of the definition of Consolidated Net Income) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition, including the incurrence or assumption of any such Acquired Indebtedness, occurred on the first day of the Four-Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed.

    Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator, but not the numerator, of this "Consolidated Fixed Charge Coverage Ratio":

        (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

        (2) notwithstanding clause (1) of this paragraph, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

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    "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

        (1) Consolidated Interest Expense; PLUS

        (2) the product of (x) the amount of all cash dividend payments on any series of Preferred Stock of such Person times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal; PLUS

        (3) the product of (x) the amount of all dividend payments on any series of Permitted Subsidiary Preferred Stock times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal; PROVIDED that with respect to any series of Preferred Stock that was not paid cash dividends during such period but that is eligible to be paid cash dividends during any period prior to the maturity date of the Notes, cash dividends shall be deemed to have been paid with respect to such series of Preferred Stock during such period for purposes of this clause (3).

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication:

        (1) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, but excluding amortization or write-off of debt issuance costs;

        (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

        (3) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, for any period, the aggregate net income or loss of TransDigm and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP and without any deduction in respect of Preferred Stock dividends; PROVIDED that there shall be excluded therefrom:

        (1) gains and losses from Assets Sales, without regard to the $1.0 million limitation set forth in the definition of Asset Sale, and the related tax effects according to GAAP;

        (2) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

        (3) all extraordinary, unusual or nonrecurring charges, gains and losses, including, without limitation, all restructuring costs and any expense or charge related to the repurchase of Capital Stock or warrants or options to purchase Capital Stock, and the related tax effects according to GAAP;

        (4) the net income or loss of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of TransDigm or is merged or consolidated with or into TransDigm or any Restricted Subsidiary of TransDigm;

        (5) the net income but not loss of any Restricted Subsidiary of TransDigm to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of TransDigm of that income is prohibited by contract, operation of law or otherwise;

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        (6) the net loss of any Person, other than a Restricted Subsidiary of
    TransDigm;

        (7) the net income of any Person, other than a Restricted Subsidiary of TransDigm, except to the extent of cash dividends or distributions paid to TransDigm or a Restricted Subsidiary of TransDigm by such Person;

        (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

        (9) any non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction.

    For purposes of clause (iii)(w) of the first paragraph of the "Limitation on Restricted Payments" covenant, Consolidated Net Income shall be reduced by any cash dividends paid with respect to any series of Designated Preferred Stock.

    "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash charges and expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding any such charges that require an accrual of or a reserve for cash payments for any future period other than accruals or reserves associated with mandatory repurchases of equity securities.

    "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of TransDigm or Holdings who:

        (1) was a member of such Board of Directors on the Issue Date; or

        (2) was nominated for election or elected to such Board of Directors by any of the Permitted Holders or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "CREDIT FACILITIES" means one or more debt facilities, including, without limitation, the New Credit Facility, or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, and/or letters of credit or banker's acceptances.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect TransDigm or any Restricted Subsidiary of TransDigm against fluctuations in currency values.

    "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

    "DESIGNATED NONCASH CONSIDERATION" means any noncash consideration received by TransDigm or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of TransDigm or such Restricted Subsidiary at the time of such Asset Sale. Any particular item of Designated Noncash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents. At the time of receipt of any Designated Noncash Consideration, TransDigm shall deliver an Officers' Certificate to the Trustee which shall state the fair market value of such Designated Noncash Consideration and shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking, appraisal or accounting firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million.

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    "DESIGNATED PREFERRED STOCK" means Preferred Stock that is so designated as
Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of TransDigm, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii)(x) of the first paragraph of the "Limitation on Restricted Payments" covenant.

    "DESIGNATED SENIOR DEBT" means

        (1) Indebtedness under or in respect of the New Credit Facility and

        (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt" by TransDigm.

    "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder of that security, or upon the happening of any event, other than an event which would constitute a Change of Control, matures, excluding any maturity as the result of an optional redemption by the issuer of that security, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder of that security (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes.

    "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of TransDigm that is incorporated under the laws of the United States or any state thereof or the District of Columbia.

    "EQUITY OFFERING" means any offering of Qualified Capital Stock of Holdings or TransDigm; provided that:

        (1) in the event of an offering by Holdings, Holdings contributes to the capital of TransDigm the portion of the net cash proceeds of such offering necessary to pay the aggregate redemption price plus accrued interest to the redemption date of the Notes to be redeemed pursuant to the provisions described under "--Redemption--Optional Redemption upon Equity Offerings" and,

        (2) in the event such equity offering is not in the form of a public offering registered under the Securities Act, the proceeds received by TransDigm directly or indirectly from such offering are not less than $10.0 million.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934 or any successor statute or statutes to the Securities Exchange Act of 1934.

    "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of TransDigm acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of TransDigm delivered to the Trustee.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

    "GUARANTEE" means:

        (1) the guarantee of the Notes by Holdings and the Domestic Restricted Subsidiaries of TransDigm; and

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        (2) the guarantee of the Notes by any Restricted Subsidiary required under the terms of the "Future Guarantees by Restricted Subsidiaries" covenant.

    "GUARANTOR" means any Restricted Subsidiary that incurs a Guarantee; provided that upon the release and discharge of such Restricted Subsidiary from its Guarantee in accordance with the Indenture, such Restricted Subsidiary shall cease to be a Guarantor.

    "HEDGING AGREEMENT" means any agreement with respect to the hedging of price risk associated with the purchase of commodities used in the business of TransDigm and its Restricted Subsidiaries, so long as any such agreement has been entered into in the ordinary course of business and not for purposes of speculation.

    "INDEBTEDNESS" means with respect to any Person, without duplication:

        (1) all Obligations of such Person for borrowed money;

        (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

        (3) all Capitalized Lease Obligations of such Person;

        (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business;

        (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

        (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

        (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

        (8) all Obligations under currency agreements and interest swap agreements of such Person; and

        (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

    For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of that Disqualified Capital Stock as if that Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if that price is based upon, or measured by, the fair market value of that Disqualified Capital Stock, that fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of that Disqualified Capital Stock. For the purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of that date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of that calculation.

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    "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby directly or indirectly, that Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

    "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit, including, without limitation, a guarantee, or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by TransDigm and its Restricted Subsidiaries in accordance with normal trade practices of TransDigm or such Restricted Subsidiary, as the case may be. If TransDigm or any Restricted Subsidiary of TransDigm sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of TransDigm such that, after giving effect to any such sale or disposition, such Restricted Subsidiary is no longer a Restricted Subsidiary of TransDigm or, in the case of a Restricted Subsidiary that is not Wholly Owned Restricted Subsidiary of TransDigm, such Restricted Subsidiary has a minority interest that is held by an Affiliate of TransDigm that is not a Restricted Subsidiary of TransDigm, TransDigm shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

    "ISSUE DATE" means December 3, 1998, the date of original issuance of the Old Notes.

    "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind, including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest.

    "MARKETABLE SECURITIES" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either S&P or Moody's.

    "MOODY'S" means Moody's Investors Service, Inc.

    "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, other than the portion of any such deferred payment constituting interest, received by TransDigm or any of its Restricted Subsidiaries from such Asset Sale net of:

        (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions;

        (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; and

        (3) appropriate amounts to be provided by TransDigm or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by TransDigm or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "NEW CREDIT FACILITY" means the Credit Agreement dated as of the Issue Date among TransDigm, the lenders party thereto in their capacities as lenders thereunder and Bankers Trust Company, as administrative agent, together with the related documents to the Credit Agreement, including, without

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limitation, any guarantee agreements and security documents, in each case, as those agreements may be amended, including any amendment and restatement of those agreements, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, including increasing the amount of available borrowings under those agreements, or adding Restricted Subsidiaries of TransDigm as additional borrowers or guarantors under those agreements) all or any portion of the Indebtedness under that agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED BUSINESS" means any business, including stock or assets of that business, that derives a majority of its revenues from the business engaged in by TransDigm and its Restricted Subsidiaries on the Issue Date and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which TransDigm and its Restricted Subsidiaries are engaged on the Issue Date.

    "PERMITTED GROUP" means any group of investors that is deemed to be a "person," as such term is used in Section 13(d)(3) of the Exchange Act, by virtue of the Stockholders Agreements, as the same may be amended, modified or supplemented from time to time, provided that no single Person, together with its Affiliates, other than the Permitted Holders and their Related Parties, is the "beneficial owner," as such term is used in Section 13(d) of the Exchange Act, directly or indirectly, of more than 50% of the voting power of the issued and outstanding Capital Stock of TransDigm or Holdings, as applicable, that is "beneficially owned" (as defined above) by such group of investors.

    "PERMITTED HOLDERS" means Odyssey Investment Partners Fund, LP, its Affiliates and any general or limited partners of Odyssey Investment Partners Fund, L.P.

    "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

        (1) Indebtedness under the Notes in an aggregate principal amount not to exceed $125.0 million;

        (2) Indebtedness of TransDigm or any of its Restricted Subsidiaries incurred pursuant to one or more Credit Facilities in an aggregate principal amount at any time outstanding not to exceed $155.0 million, less:

           (A) the aggregate amount of Indebtedness of Securitization Entities at the time outstanding, less

           (B) the amount of all mandatory principal payments actually made by TransDigm or any such Restricted Subsidiary since the Issue Date with the Net Proceeds of an Asset Sale in respect of term loans under a Credit Facility, excluding any such payments to the extent refinanced at the time of payment, and

           (C) further reduced by any repayments of revolving credit borrowings under a Credit Facility with the Net Cash Proceeds of an Asset Sale that are accompanied by a corresponding commitment reduction thereunder; PROVIDED that the amount of Indebtedness permitted to be incurred pursuant to the Credit Facilities in accordance with this clause (2) shall be in addition to any Indebtedness permitted to be incurred pursuant to the Credit Facilities in reliance on, and in accordance with, clauses (7), (13) and (14) below;

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        (3) other indebtedness of TransDigm and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

        (4) Interest Swap Obligations of TransDigm or any of its Restricted Subsidiaries covering Indebtedness of TransDigm or any of its Restricted Subsidiaries; PROVIDED that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under the Indenture; and PROVIDED, FURTHER, that such Interest Swap Obligations are entered into, in the judgment of TransDigm, to protect TransDigm or any of its Restricted Subsidiaries from fluctuation in interest rates on its outstanding Indebtedness;

        (5) Indebtedness of TransDigm or any Restricted Subsidiary under Hedging Agreements and Currency Agreements;

        (6) the incurrence by TransDigm or any of its Restricted Subsidiaries of intercompany Indebtedness between or among TransDigm and any such Restricted Subsidiaries; PROVIDED, HOWEVER, that:

           (a) if TransDigm is the obligor on such Indebtedness and the payee is a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and

           (b) (1) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than TransDigm or a Restricted Subsidiary thereof and

           (2) any sale or other transfer of any such Indebtedness to a Person that is not either TransDigm or a Restricted Subsidiary of TransDigm, other than by way of granting a Lien permitted under the Indenture or in connection with the exercise of remedies by a secured creditor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by TransDigm or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

        (7) Indebtedness, including Capitalized Lease Obligations, incurred by TransDigm or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property, whether real or personal, or equipment, whether through the direct purchase of assets or the Capital Stock of any person owning such assets, in an aggregate principal amount outstanding not to exceed $5.0 million;

        (8) Refinancing Indebtedness;

        (9) guarantees by TransDigm and its Restricted Subsidiaries of each other's Indebtedness; PROVIDED that such Indebtedness is permitted to be incurred under the Indenture and PROVIDED, FURTHER, that in the event such Indebtedness, other than Acquired Indebtedness, is incurred pursuant to the Consolidated Fixed Charge Coverage Ratio, such guarantees are by TransDigm or a Guarantor only;

        (10) Indebtedness arising from agreements of TransDigm or a Restricted Subsidiary of TransDigm providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of TransDigm, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; PROVIDEDthat the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by TransDigm and its Restricted Subsidiaries in connection with such disposition;

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        (11) obligations in respect of performance and surety bonds and completion guarantees provided by TransDigm or any Restricted Subsidiary of TransDigm in the ordinary course of business;

        (12) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to TransDigm or any Subsidiary of TransDigm, except for Standard Securitization Undertakings;

        (13) Indebtedness incurred by TransDigm or any of the Guarantors in connection with the acquisition of a Permitted Business which Indebtedness is incurred on or prior to September 30, 1999; PROVIDED that on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of TransDigm would be greater than the greater of (x) the Consolidated Fixed Charge Coverage Ratio of TransDigm immediately prior to the incurrence of such Indebtedness and (y) the Consolidated Fixed Charge Coverage Ratio of TransDigm on the Issue Date;

        (14) additional Indebtedness of TransDigm and its Restricted Subsidiaries in an aggregate principal amount does not exceed $10.0 million at any one time outstanding, which amount may, but need not, be incurred in whole or in part under a Credit Facility;

        (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently, except in the case of daylight overdrafts, drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such indebtedness is extinguished within five business days of incurrence; and

        (16) Indebtedness of TransDigm or any of its Restricted Subsidiaries represented by letters of credit for the account of TransDigm or such Restricted Subsidiary, as the case may be, issued in the ordinary course of business of TransDigm or such Restricted Subsidiary, including, without limitation, in order to provide security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Indebtedness with respect to workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by TransDigm or any Restricted Subsidiary of TransDigm in the ordinary course of business.

    For purposes of determining compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, TransDigm shall, in its sole discretion, classify, or later reclassify, such item of Indebtedness in any manner that complies with such covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of the "Limitations on Incurrence of Additional Indebtedness" covenant.

        "PERMITTED INVESTMENTS" means:

        (1) Investments by TransDigm or any Restricted Subsidiary of TransDigm in any Restricted Subsidiary of TransDigm (other than a Restricted Subsidiary of TransDigm in which an Affiliate of TransDigm that is not a Restricted Subsidiary of TransDigm holds a minority interest) (whether existing on the Issue Date or created after the Issue Date) or any Person (including by means of any transfer of cash or other property) if as a result of that Investment that Person shall become a Restricted Subsidiary of TransDigm, other than Restricted Subsidiary of TransDigm in which an Affiliate of TransDigm that is not a Restricted Subsidiary of TransDigm holds a minority interest,

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    or that will merge with or consolidate into TransDigm or a Restricted
    Subsidiary of TransDigm and Investments in TransDigm by any Restricted Subsidiary of TransDigm;

        (2) investments in cash and Cash Equivalents;

        (3) loans and advances to employees and officers of TransDigm and its Restricted Subsidiaries for bona fide business purposes in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

        (4) Currency Agreements, Hedging Agreements and Interest Swap Obligations entered into in the ordinary course of business and otherwise in compliance with the Indenture;

        (5) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

        (6) Investments made by TransDigm or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the "Limitation on Asset Sales" covenant;

        (7) Investments existing on the Issue Date;

        (8) accounts receivable created or acquired in the ordinary course of business;

        (9) guarantees by TransDigm or a Restricted Subsidiary of TransDigm permitted to be incurred under the Indenture;

        (10) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed $10.0 million, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value;

        (11) any Investment by TransDigm or a Subsidiary of TransDigm in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest; and

        (12) Investments the payment for which consists exclusively of Qualified Capital Stock of TransDigm.

    "PERMITTED LIENS" means the following types of Liens:

        (1) Liens for taxes, assessments or governmental charges or claims either:

           (a) not delinquent; or

           (b) contested in good faith by appropriate proceedings and as to which TransDigm or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

        (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

        (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any

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    Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations, exclusive of obligations for the payment of borrowed money;

        (4) judgment Liens not giving rise to an Event of Default;

        (5) easements, rights-of-way zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of TransDigm or any of its Restricted Subsidiaries;

        (6) any interest or title of a lessor under any Capitalized Lease Obligation;

        (7) purchase money Liens to finance property or assets of TransDigm or any Restricted Subsidiary of TransDigm acquired, constructed or improved in the ordinary course of business; PROVIDED, HOWEVER, that

           (a) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of TransDigm or any Restricted Subsidiary of TransDigm other than the property and assets so acquired and

           (b) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

        (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of TransDigm or any of its Restricted Subsidiaries, including rights of offset and set-off;

        (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

        (12) Liens securing Indebtedness under Currency Agreements and Hedging Agreements;

        (13) Liens incurred in the ordinary course of business of TransDigm or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed $5.0 million at any one time outstanding;

        (14) Liens on assets transferred to a Securitization Entity or an assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

        (15) leases or subleases granted to others that do not materially interfere with the ordinary course of business of TransDigm and its Restricted Subsidiaries;

        (16) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

        (17) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

        (18) Liens securing Acquired Indebtedness incurred in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant;

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        (19) Liens placed upon assets of a Restricted Subsidiary of TransDigm that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under the Indenture; and

        (20) Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (8) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the Issue Date; PROVIDED that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced.

    "PERMITTED SUBSIDIARY PREFERRED STOCK" means any series of Preferred Stock of a Restricted Subsidiary of TransDigm that constitutes Qualified Capital Stock and has a fixed dividend rate, the liquidation value of all series of which, when combined with the aggregate amount of Indebtedness of TransDigm and its Restricted Subsidiaries incurred pursuant to clause (14) of the definition of Permitted Indebtedness, does not exceed $5.0 million.

    "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision of a governmental agency.

    "PREFERRED STOCK" of any Person means any Capital Stock of that Person that has preferential rights to any other Capital Stock of that Person with respect to dividends or redemptions or upon liquidation.

    "PRODUCTIVE ASSETS" means assets, including Capital Stock, that are used or usable by TransDigm and its Restricted Subsidiaries in Permitted Businesses.

    "PURCHASE MONEY NOTE" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from TransDigm or any Subsidiary of TransDigm in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

    "QUALIFIED SECURITIZATION TRANSACTION" means any transaction or series of transactions that may be entered into by TransDigm or any of its Restricted Subsidiaries pursuant to which TransDigm or any of its Subsidiaries may sell, convey or otherwise transfer to:

        (1) a Securitization Entity, in the case of a transfer by TransDigm or any of its Restricted Subsidiaries; and

        (2) any other Person, in the case of a transfer by a Securitization Entity, or may grant a security interest in any accounts receivable or equipment, whether now existing or arising or acquired in the future, of TransDigm or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets, including contract rights, which are customarily transferred or in respect of which security interests are customarily granted in connection with assets securitization transactions involving accounts receivable and equipment.

    "RECAPITALIZATION" means the recapitalization of Holdings consummated on the Issue Date.

    "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or

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replacement for, such security or Indebtedness in whole or in part. "Refinanced"
and "Refinancing" shall have correlative meanings.

    "REFINANCING INDEBTEDNESS" means any Refinancing, modification, replacement, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness, other than intercompany Indebtedness, including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith; PROVIDED that any such event shall not:

        (1) directly or indirectly result in an increase in the aggregate principal amount of Permitted Indebtedness, except to the extent such increase is a result of a simultaneous incurrence of additional
    Indebtedness:

           (a) to pay Required Premiums and related fees; or

           (b) otherwise permitted to be incurred under the Indenture; and

        (2) create Indebtedness with a Weighted Average Life to Maturity at the time that Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold.

    "RELATED PARTY" with respect to any Permitted Holder means:

           (a) (1) any spouse, sibling, parent or child of such Permitted Holder; or

           (2) the estate of any Permitted Holder during any period in which that estate holds Capital Stock of TransDigm for the benefit of any Person referred to in clause (a)(1); or

           (b) any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of, or the sole managing partner or managing member of which is, one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (a).

    "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt in respect of any Designated Senior Debt.

    "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

    "S&P" means Standard & Poor's.

    "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to TransDigm or a Restricted Subsidiary of any property, whether owned by TransDigm or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by TransDigm or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

    "SECURITIZATION ENTITY" means a Wholly Owned Subsidiary of TransDigm, or another Person in which TransDigm or any Subsidiary of TransDigm makes an Investment and to which TransDigm or any Subsidiary of TransDigm transfers accounts receivable or equipment and related assets which engages in no activities other than in connection with the financing of accounts receivable or equipment and

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which is designated by the Board of Directors of TransDigm (as provided below)
as a Securitization Entity:

        (1) no portion of the Indebtedness or any other Obligations, contingent or otherwise, of which:

           (a) is guaranteed by TransDigm or any Restricted Subsidiary of TransDigm (excluding guarantees of Obligations, other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings;

           (b) is recourse to or obligates TransDigm or any Restricted Subsidiary of TransDigm in any way other than pursuant to Standard Securitization Undertakings; or

           (c) subjects any property or asset of TransDigm or any Restricted Subsidiary of TransDigm directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

        (2) with which neither TransDigm nor any Restricted Subsidiary of TransDigm has any material contract, agreement, arrangement or understanding other than on terms no less favorable to TransDigm or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of TransDigm, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

        (3) to which neither TransDigm nor any Restricted Subsidiary of TransDigm has any obligations to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

    Any such designation by the Board of Directors of TransDigm shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of TransDigm giving effect to such designation and an Officers' Certificate certifying that such designation complied with foregoing conditions.

    "SENIOR DEBT" means the principal of, premium, if any, and interest, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect to that Senior Debt, whether or not such interest is an allowed claim under applicable law, on any Indebtedness of TransDigm or any Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest, including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect to that Senior Debt, whether or not such interest is an allowed claim under applicable law, on, and all other amounts owing in respect of:

        (x) all monetary obligations of every nature of TransDigm or any Guarantor under the New Credit Facility, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities;

        (y) all Interest Swap Obligations and guarantees of those Interest Swap Obligations; and

        (z) all obligations and guarantees of those obligations under Currency Agreements and Hedging Agreements, in each case whether outstanding on the Issue Date or thereafter incurred.

        Notwithstanding the foregoing, "Senior Debt" shall not include:

           (i) any Indebtedness of TransDigm or a Guarantor to TransDigm or to a Subsidiary of TransDigm;

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           (ii) other than the Holdings PIK Notes, any Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of TransDigm or any Subsidiary of TransDigm, including, without limitation, amounts owed for compensation, other than a shareholder who is also a lender or an Affiliate of a lender under the Credit Facilities, including the New Credit Facility;

           (iii) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services;

           (iv) Indebtedness represented by Disqualified Capital Stock;

           (v) any liability for federal, state, local or other taxes owed or owing by TransDigm;

           (vi) that portion of any Indebtedness incurred in violation of the Indenture provisions set forth under "Limitation on Incurrence of Additional Indebtedness" but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (vi) if the holder(s) of that obligation or their representative and the Trustee shall have received an Officer's Certificate of TransDigm to the effect that the incurrence of such Indebtedness does not or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not violate such provisions of the Indenture;

           (vii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to TransDigm; and

           (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of TransDigm.

    "SIGNIFICANT SUBSIDIARY," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

    "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by TransDigm or any subsidiary of TransDigm which are reasonably customary in an accounts receivable or equipment transaction.

    "STOCKHOLDERS AGREEMENTS" means those certain stockholders agreements entered into in connection with the Recapitalization.

    "SUBSIDIARY," with respect to any Person, means:

           (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly by such Person; or

           (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

    "TAX ALLOCATION AGREEMENT" means the tax allocation agreement dated as of the Issue Date between Holdings and TransDigm.

    "TOTAL ASSETS" means the total consolidated assets of TransDigm and its Restricted Subsidiaries, as set forth on TransDigm's most recent consolidated balance sheet.

    "U.S. SUBSIDIARY" means any Subsidiary of TransDigm that is incorporated under the laws of the United States or any State thereof or the District of Columbia.

    "UNRESTRICTED SUBSIDIARY" of any Person means:

        (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

        (2) any Subsidiary of an Unrestricted Subsidiary.

    The Board of Directors may designate any Subsidiary, including any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, TransDigm or any other Subsidiary of TransDigm that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED that:

        (1) TransDigm certifies to the Trustee that such designation complies with the "Limitation on Restricted Payments" covenant; and

        (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of TransDigm or any of its Restricted Subsidiaries.

    The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to that designation, TransDigm is able to incur at least $1.00 of additional Indebtedness, other than Permitted Indebtedness, in compliance with the "Limitation on Incurrence of Additional Indebtedness" covenant and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

        (1) the then outstanding aggregate principal amount of such Indebtedness; into

        (2) the sum of the total of the products obtained by multiplying;

           (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by

           (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary.

    "WHOLLY OWNED SUBSIDIARY" of any Person means any Subsidiary of such Person of which all the outstanding voting securities, other than, in the case of a Restricted Subsidiary, that is incorporated in a jurisdiction other than a State in the United States or the District of Columbia, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law, are owned by such Person or any Wholly Owned Subsidiary of such Person.

                              REGISTRATION RIGHTS

    THE SUMMARY SET FORTH BELOW OF CERTAIN PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY, ALL THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT, A COPY OF WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT.


    TransDigm, the Initial Guarantors and the initial purchasers entered into the Registration Rights Agreement on December 3, 1998 (the "Issue Date") under the terms of which each of TransDigm and the Initial Guarantors agreed that they will, at their expense, for the benefit of holders of the Old Notes (the "Holders");


    - within 60 days after the Issue Date (the "Filing Date"), file a registration statement on an appropriate registration form (the "Exchange Offer Registration Statement") with respect to a registered offer (the "Exchange Offer") to exchange the Old Notes for these New Notes, guaranteed on a senior subordinated basis by the Guarantors, which New Notes will have terms substantially identical in all material respects to the Old Notes; and

    - cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, TransDigm will offer these New Notes in exchange for surrender of the Old Notes. TransDigm will keep the Exchange Offer open for not less than 30 days after the date notice of the Exchange Offer is mailed to the Holders. For each of the Old Notes surrendered to TransDigm in to the Exchange Offer, the Holder who surrendered that Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue (1) from the later of (A) the last interest payment date on which interest was paid on the Old Note surrendered in exchange for the New Note, or (B) if the Old Note is surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of that exchange and as to which interest will be paid, the date of that interest payment date or (2) if no interest has been paid on that Old Note, from the Issue Date.

    If, (1) because of any change in law or in currently prevailing interpretations of the Staff of the Commission, TransDigm is not permitted to effect an exchange offer, (2) the Exchange Offer is not consummated by June 6, 1999 or (3) in certain circumstances, certain holders of unregistered Old Notes so request, or (4) in the case of any Holder that participates in the exchange offer, that Holder does not receive New Notes on the date of the exchange that may be sold without restriction under state and federal securities laws, other than due solely to the status of such Holder as an affiliate of the Company within the meaning of the Securities Act, then in each case, TransDigm will (A) promptly deliver to the Holders and the Trustee written notice of that event and
(B) at its sole expense, (a) as promptly as practicable, file a shelf registration statement covering resales of the Old Notes (the "Shelf Registration Statement"); and (b) use its best efforts to keep effective the Shelf Registration Statement until the earlier of two years after its effective date or such time as all of the applicable Old Notes have been sold under the Shelf Registration Statement. TransDigm will, in the event that a Shelf Registration Statement is filed, provide to each Holder copies of the prospectus that is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement for the Old Notes has become effective and take other actions as are required to permit unrestricted resales of the Old Notes. A Holder that sells Old Notes relying on the Shelf Registration Statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to some of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to that Holder.

    If TransDigm fails to comply with the above provisions or if the Exchange Offer Registration Statement or the Shelf Registration Statement fails to become effective, then, as liquidated damages, additional interest (the "Additional Interest") shall become payable in respect of the Old Notes as follows:

    - if (A) neither the Exchange Offer Registration Statement or Shelf Registration Statement is filed with the Commission on or prior to the applicable filing date or (B) notwithstanding that TransDigm has consummated or will consummate an exchange offer, TransDigm is required to file a Shelf Registration Statement and that Shelf Registration Statement is not filed on or prior to the date required by the Registration Rights Agreement, then commencing on the day after either such required filing dates, Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.50% per year for the first 90 days immediately following each such filing date, such Additional Interest rate increasing by an additional 0.50% per year at the beginning of each subsequent 90-day period; or

    - if (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the Commission on or prior to 90 days after the applicable filing deadline set for that filing in the Registration Rights Agreement or (B) notwithstanding that TransDigm has consummated or will consummate an exchange offer, TransDigm is required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 90th day following the filing date deadline set for such filing in the Registration Rights Agreement, then, commencing on the day after such 90th day following the filing deadline set for such filing in the Registration Rights Agreement, Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.50% per year for the first 90 days immediately following such date, that Additional Interest rate increasing by an additional 0.50% per year at the beginning of each subsequent 90-day period; or

    - if (A) TransDigm has not exchanged New Notes for all Old Notes validly tendered in accordance with the terms of the exchange offer on or prior to the 185th day after the Issue Date or (B) if applicable, the Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date, unless at that time all Old Notes have been disposed of under the Shelf Registration Statement, then Additional Interest shall accrue on the principal amount of the Old Notes at a rate of 0.50% per year for the first 90 days commencing on (x) the 185th day after the Issue Date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of
      (B) above, that Additional Interest rate increasing by an additional 0.50% per year at the beginning of each subsequent 90-day period;

However, the Additional Interest rate on the Old Notes may not accrue under more than one of the foregoing clauses at any one time and at no time shall the aggregate amount of Additional Interest accruing exceed in the aggregate 1.0% per year; and (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement, (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement, or (3) upon the exchange of New Notes for all Old Notes tendered, or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective. Additional Interest on the Old Notes as a result of that clause, as the case may be, shall cease to accrue.

    Any amounts of Additional Interest will be payable in cash on the original interest payment dates for the Old Notes.

                         BOOK-ENTRY; DELIVERY AND FORM

    The certificates representing the New Notes will be issued in fully registered form without interest coupons.

    Except as described herein under the heading "-Certificated Securities," New Notes will initially be represented by a permanent global New Note in fully registered form without interest coupons (the "Global Note") and will be deposited with the Trustee as custodian for DTC and registered in the name of a nominee of such depositary.

THE GLOBAL NOTE

    TransDigm expects that according to procedures established by DTC (A) upon the issuance of the Global Note, DTC or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by the Global Note to the respective accounts of persons who have accounts with that depositary and (B) ownership of beneficial interests in the Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee and the records of participants. Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants.

    So long as DTC, or its nominee, is the registered owner or holder of the New Notes, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the New Notes represented by the Global Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Note will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture.

    Payments of the principal of, premium, if any, and interest on, the Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of that Global Note. None of TransDigm, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

    TransDigm expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest on the Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of DTC or its nominee. TransDigm also expects that payments by participants to owners of beneficial interests in the Global Note held through those participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Those payments will be the responsibility of those participants.

    Transfers between participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell New Notes to persons in states that require physical delivery of the New Notes, or to pledge such securities, that holder must transfer its interest in the Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

    DTC has advised TransDigm that it will take any action permitted to be taken by a holder of New Notes, including the presentation of New Notes for exchange as described below, only at the direction of one or more participants to whose accounts the DTC interests in the Global Note are credited and only in respect of that portion of the aggregate principal amount of New Notes as to which that participant or those participants has or have given that direction. However, if there is an Event of

Default under the Indenture applicable to the Global Note, DTC will exchange the Global Note for Certificated Securities, which it will distribute to its participants.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of DTC, it is under no obligation to perform those procedures and those procedures may be discontinued at any time. Neither TransDigm nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED SECURITIES

    Certificated securities shall be issued in exchange for the Old Notes in the Exchange Offer or for beneficial interest in the Global Note, in each case, if requested by a Holder of such Old Note or such beneficial interests, respectively. In addition, certificated securities shall be issued in exchange for beneficial interests in the Global Note if DTC is at any time unwilling or unable to continue as a depositary for the Global Note and a successor depositary is not appointed by TransDigm within 90 days.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following general discussion summarizes the material U.S. federal income tax aspects of the exchange offer to holders of the Old Notes. This discussion is summary for general information only and does not consider all aspects of the Old Notes in light of such holder's personal circumstances. This discussion also does not address the U.S. federal income tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities, or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the Old Notes as part of a "straddle", a "hedge" against currency risk or a "conversion transaction"; persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, this discussion does not prescribe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction.

    This discussion is based upon the Code, existing and presupposed regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decision now in effect, all of which are subject to change, possibly on a retroactive basis. TransDigm has not and will not seek any rulings or opinions from the IRS or counsel with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the exchange offer which are difference from those discussed herein.

    HOLDERS OF THE OLD NOTES SHOULD CONSULT THEIR OWN ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN JURISDICTION, TO THE EXCHANGE OFFER IN LIGHT OF THEIR PARTICULAR SITUATIONS.

    The exchange of Old Notes for New Notes under the terms of the exchange offer should not constitute a taxable exchange. As a result, a holder (A) should not recognize taxable gains of loss as a result of exchanging Old Notes for New Notes under the terms of the exchange offer, (B) the holding period of the New Notes should include the holding period of the Old Notes exchanged for the New Notes and (C) the adjusted tax basis of the New Notes should be the same as the adjusted tax basis, immediately before the exchange of the Old Notes exchange for the New Notes.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus together with any resale of those New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in the resales of New Notes received in exchange for Old Notes where those Old Notes were acquired as a result of market-making activities or other trading activities. TransDigm has agreed that for a period of up to 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in any such resale.

    TransDigm and the Guarantors will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of those New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    TransDigm has agreed to pay all expenses incident to TransDigm's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Old Notes including any broker-dealers, and certain parties related to such holders, against certain types of liabilities, including liabilities under the Securities Act.

                                    EXPERTS


    The consolidated financial statements of TransDigm Holding Company as of September 30, 1998 and 1997, and for each of the three years in the period ended September 30, 1998, included in this prospectus and the related financial statement schedule included elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and elsewhere in the Registration Statement, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.



    The consolidated financial statements of Marathon Power Technologies Company as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



    The consolidated financial statements of ZMP, Inc. as of June 26, 1998, and for the year then ended, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                                 LEGAL MATTERS

    The validity of the New Notes offered hereby will be passed upon for TransDigm by Latham & Watkins, New York, New York.

                         INDEX TO FINANCIAL STATEMENTS


TRANSDIGM HOLDING COMPANY

Report of Deloitte & Touche LLP, Independent Auditors................................  F-2

Consolidated Balance Sheets as of September 30, 1998 and 1997........................  F-3

Consolidated Statements of Income and Retained Earnings (Deficit) for each of the three years in the period ended September 30, 1998.................................  F-4

Consolidated Statements of Cash Flows for each of the three years in the period ended
  September 30, 1998.................................................................  F-5

Notes to Consolidated Financial Statements for each of the three years in the period ended September 30, 1998...........................................................  F-6

Unaudited Consolidated Balance Sheet as of January 1, 1999...........................  F-19

Unaudited Consolidated Statements of Operations for the thirteen weeks ended January
  1, 1999 and December 26, 1997......................................................  F-20

Unaudited Consolidated Statement of Changes in Stockholders' Equity for the thirteen weeks ended January 1, 1999........................................................  F-21

Unaudited Consolidated Statements of Cash Flows for the thirteen weeks ended January
  1, 1999 and December 26, 1997......................................................  F-22

Notes to Unaudited Consolidated Financial Statements for the thirteen weeks ended
  January 1, 1999 and December 26, 1997..............................................  F-23

MARATHON POWER TECHNOLOGIES COMPANY

Report of PricewaterhouseCoopers LLP, Independent Accountants........................  F-26

Consolidated Balance Sheets as of December 31, 1996 and 1995.........................  F-27

Consolidated Statements of Operations and Retained Earnings for each of the two years in the period ended December 31, 1996..............................................  F-28

Consolidated Statements of Cash Flows for each of the two years in the period ended
  December 31, 1996..................................................................  F-29

Notes to Consolidated Financial Statements for each of the two years in the period ended December 31, 1996............................................................  F-30

ZMP, INC.

Report of Deloitte & Touche LLP, Independent Auditors................................  F-37

Consolidated Balance Sheet as of June 26, 1998.......................................  F-38

Consolidated Statement of Income and Retained Earnings for the year ended June 26,
  1998...............................................................................  F-39

Consolidated Statement of Cash Flows for the year ended June 26, 1998................  F-40

Notes to Consolidated Financial Statements for the year ended June 26, 1998..........  F-41

Unaudited Consolidated Balance Sheet as of December 25, 1998.........................  F-47

Unaudited Consolidated Statements of Income for the twenty-six weeks ended December
  25, 1998 and December 26, 1997.....................................................  F-48

Unaudited Consolidated Statement of Stockholders' Equity for the twenty-six weeks ended December 25, 1998............................................................  F-49

Unaudited Consolidated Statements of Cash Flows for the twenty-six weeks ended
  December 25, 1998 and December 26, 1997............................................  F-50

Notes to Unaudited Consolidated Financial Statements for the twenty-six weeks ended
  December 25, 1998 and December 26, 1997............................................  F-51

INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of TransDigm Holding Company

    We have audited the accompanying consolidated balance sheets of TransDigm Holding Company and its subsidiaries (the "Company") as of September 30, 1998 and 1997, and the related consolidated statements of income and retained earnings (deficit) and of cash flows for each of the three years in the period ended September 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of TransDigm Holding Company and its subsidiaries as of September 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998 in conformity with generally accepted accounting principles.

    As discussed in Note 17 to the consolidated financial statements, in 1998, the Company retroactively changed its method of accounting for put warrants.

DELOITTE & TOUCHE LLP

Cleveland, Ohio
November 9, 1998 (except for Note 18 for which the date is December 3, 1998)

                           TRANSDIGM HOLDING COMPANY

                          CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                                SEPTEMBER 30,
                                                                                            ----------------------
                                                                                               1998        1997
                                                                                            ----------  ----------
ASSETS (NOTE 9)
CURRENT ASSETS:
  Cash and cash equivalents...............................................................  $   19,486  $    5,397
  Accounts receivable--Net (Note 4).......................................................      12,530      12,475
  Inventories (Note 5)....................................................................      18,280      17,410
  Deferred income taxes (Note 11).........................................................       3,799       3,902
  Prepaid expenses and other..............................................................         165         313
                                                                                            ----------  ----------
      Total current assets................................................................      54,260      39,497

PROPERTY, PLANT AND EQUIPMENT--Net (Note 6)...............................................      21,951      21,022
INTANGIBLE ASSETS--Net (Note 7)...........................................................      35,294      37,508
DEBT ISSUE COSTS--Net.....................................................................         606         873
DEFERRED INCOME TAXES (Note 11)...........................................................       3,674       3,069
                                                                                            ----------  ----------
TOTAL.....................................................................................  $  115,785  $  101,969
                                                                                            ----------  ----------
                                                                                            ----------  ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt (Note 9)..............................................  $    5,000  $    5,000
  Accounts payable........................................................................       5,667       5,275
  Accrued liabilities (Note 8)............................................................      10,239      12,702
  Put warrants (Notes 9 and 17)...........................................................      16,700      --
                                                                                            ----------  ----------
      Total current liabilities...........................................................      37,606      22,977

LONG-TERM DEBT--Less current portion (Note 9).............................................      40,000      45,000
PUT WARRANTS (Notes 9 and 17).............................................................      --          10,160
NON-CURRENT PORTION OF ACCRUED PENSION COSTS (Note 10)....................................       1,752       1,219
                                                                                            ----------  ----------
      Total liabilities...................................................................      79,358      79,356
                                                                                            ----------  ----------
COMMITMENTS AND CONTINGENCIES (Note 15)
STOCKHOLDERS' EQUITY:
  Capital stock (Note 12).................................................................      24,281      24,352
  Retained earnings (deficit).............................................................      12,900      (1,237)
  Minimum pension liability adjustment (Note 10)..........................................        (754)       (502)
                                                                                            ----------  ----------
      Total stockholders' equity..........................................................      36,427      22,613
                                                                                            ----------  ----------
TOTAL.....................................................................................  $  115,785  $  101,969
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

       CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS (DEFICIT)

                             (DOLLARS IN THOUSANDS)

                                                                                      YEAR ENDED SEPTEMBER 30,
                                                                                  --------------------------------
                                                                                     1998       1997       1996
                                                                                  ----------  ---------  ---------
NET SALES (Note 4)..............................................................  $  110,868  $  78,159  $  62,897
COST OF SALES (Including charge of $242 in 1998 and $666 in 1997 due to
  inventory purchase accounting adjustment) (Note 2)............................      59,395     49,303     41,874
                                                                                  ----------  ---------  ---------
GROSS PROFIT....................................................................      51,473     28,856     21,023
                                                                                  ----------  ---------  ---------
OPERATING EXPENSES:
  Selling and administrative....................................................      10,473      7,561      6,459
  Amortization of intangibles...................................................       2,438      2,089      3,838
  Research and development......................................................       1,724      1,116        836
                                                                                  ----------  ---------  ---------
      Total operating expenses..................................................      14,635     10,766     11,133
                                                                                  ----------  ---------  ---------
INCOME FROM OPERATIONS..........................................................      36,838     18,090      9,890
INTEREST EXPENSE--NET...........................................................       3,175      3,463      4,510
WARRANT PUT VALUE ADJUSTMENT (Note 17)..........................................       6,540      4,800      2,160
                                                                                  ----------  ---------  ---------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY LOSS...............................      27,123      9,827      3,220
INCOME TAX PROVISION (Note 11)..................................................      12,986      5,193      2,045
                                                                                  ----------  ---------  ---------
INCOME BEFORE EXTRAORDINARY LOSS................................................      14,137      4,634      1,175
EXTRAORDINARY LOSS FROM EXTINGUISHMENT OF DEBT, NET OF INCOME TAXES OF $975
  (Note 9)......................................................................      --          1,462     --
                                                                                  ----------  ---------  ---------
NET INCOME......................................................................      14,137      3,172      1,175
                                                                                  ----------  ---------  ---------
RETAINED EARNINGS (DEFICIT) BEGINNING OF YEAR:
  As previously reported........................................................      --         (1,985)    (4,537)
  Accounting change (Note 17)...................................................      --         (2,424)    (1,047)
                                                                                  ----------  ---------  ---------
  As restated...................................................................      (1,237)    (4,409)    (5,584)
                                                                                  ----------  ---------  ---------
RETAINED EARNINGS (DEFICIT), END OF YEAR........................................  $   12,900  $  (1,237) $  (4,409)
                                                                                  ----------  ---------  ---------
                                                                                  ----------  ---------  ---------

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                     YEAR ENDED SEPTEMBER 30,
                                                                                ----------------------------------
                                                                                   1998        1997        1996
                                                                                ----------  ----------  ----------
OPERATING ACTIVITIES:
  Net income..................................................................  $   14,137  $    3,172  $    1,175
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation..............................................................       4,029       3,677       3,485
    Amortization of intangibles...............................................       2,438       2,089       3,838
    Amortization of debt discount and debt issue costs........................         267         757       1,267
    Warrant put value adjustment..............................................       6,540       4,800       2,160
    Deferred income taxes.....................................................        (341)     (1,733)        839
    Extraordinary charge for early extinguishment of debt (Note 9)............      --           1,462      --
    Changes in assets and liabilities, net of effects from acquisition of business (Note 2):
      Accounts receivable.....................................................        (821)     (1,343)      2,790
      Inventories.............................................................        (870)        337       1,794
      Prepaid expenses and other assets.......................................         148         787        (361)
      Accounts payable........................................................         392       1,233       1,224
      Accrued and other liabilities...........................................      (2,464)      2,230         484
                                                                                ----------  ----------  ----------
    Net cash provided by operating activities.................................      23,455      17,468      18,695
                                                                                ----------  ----------  ----------

  INVESTING ACTIVITIES:
  Capital expenditures........................................................      (5,061)     (2,285)     (2,494)
  Acquisition of Marathon Power Technologies Company, net of cash acquired of
    $748 (Note 2).............................................................         766     (40,875)     --
                                                                                ----------  ----------  ----------
  Net cash used in investing activities.......................................      (4,295)    (43,160)     (2,494)
                                                                                ----------  ----------  ----------

  FINANCING ACTIVITIES:
  Proceeds from term loan net of fees of $873.................................      --          49,127      --
  Net repayments under revolving credit loans.................................      --          --          (6,690)
  Repayment of term and subordinated notes including prepayment charge of $867
    in 1997 (Note 9)..........................................................      (5,000)    (20,867)     (6,500)
  Proceeds from issuance of capital stock.....................................      --              67         115
  Purchase of capital stock...................................................         (71)       (174)       (400)
                                                                                ----------  ----------  ----------
  Net cash provided by (used in) financing activities.........................      (5,071)     28,153     (13,475)
                                                                                ----------  ----------  ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS.....................................      14,089       2,461       2,726
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR..................................       5,397       2,936         210
                                                                                ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, END OF YEAR........................................  $   19,486  $    5,397  $    2,936
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for interest......................................  $    3,640  $    2,600  $    3,483
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------
  Cash paid during the year for income taxes..................................  $   13,490  $    5,468  $      700
                                                                                ----------  ----------  ----------
                                                                                ----------  ----------  ----------

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

1. DESCRIPTION OF THE BUSINESS AND MERGER

    TransDigm Holding Company ("Holding") through its wholly-owned operating subsidiary, TransDigm Inc. ("TransDigm"), is a premier supplier of proprietary mechanical components servicing the aircraft, mining, marine and other manufacturing industries. TransDigm along with its wholly-owned subsidiary, Marathon Power Technologies Company ("Marathon"), offers a broad line of component products including tube connectors, valves, batteries, static inverters, pumps, quick disconnects, clamps and ball bearing and sliding controls. Holding has no operations, liabilities or assets except for its investment in TransDigm.

    On August 3, 1998, Phase II Acquisition Corp. ("Acquiror"), an entity formed by affiliates of Odyssey Investment Partners, LP ("Odyssey") and Holding entered into a definitive agreement and plan of merger which agreement was amended on November 9, 1998 (the "Merger Agreement" or the "Merger"). Pursuant to the terms of the Merger, Acquiror will be merged with and into Holding, with Holding being the surviving corporation in the Merger (the "Surviving Corporation"). In the Merger, holders of Holding's outstanding common stock will be entitled to receive, in exchange for each outstanding share of common stock (except for shares held directly or indirectly by Holding or the Rolled Shares, as defined below) the "Per Share Merger Consideration" as defined in the Merger Agreement. The aggregate consideration payable pursuant to the Merger, including amounts payable to holders of options and warrants, is expected to be approximately $299.7 million.

    In connection with the Merger, Kelso Investment Associates IV, LP and Kelso Equity Partners II, LP (collectively "Kelso") will retain approximately 15.4% of the Surviving Corporation's outstanding common stock (the "Rolled Shares") subject to adjustment for certain transactions prior to closing. In addition, certain members of management of Holding agreed, in connection with and as a condition to entering into the Merger Agreement, to rollover stock options with an estimated gross and net value of approximately $17.2 million and $13.7 million, respectively.

    The Merger is intended to be treated as a recapitalization for financial reporting purposes which will have no impact on the historical basis of Holding's consolidated assets and liabilities. The Merger is subject to customary closing conditions, including the termination or expiration of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, Holding having a minimum consolidated net worth, as defined, at closing of not less than $52 million and funding of committed financing. Odyssey has received financing commitments for the transactions from Bankers Trust Corporation, whose commitments are subject to certain conditions.

    Simultaneously with the Merger, Holding and TransDigm will refinance all of its existing debt (Note 9). The Merger, the refinancing, and payment of fees and expenses are expected to be funded by (i) existing cash balances, (ii) investments by Odyssey of $100.2 million, (iii) funds from a new $120 million Senior Credit Facility, (iv) funds from $125 million senior subordinated notes and (v) Holding PIK notes and additional common stock of $20 million issued to certain stockholders. After consummation of the Merger, Holding anticipates that it will have approximately $27.0 million available for working capital, certain permitted acquisitions and for general corporate purposes under the new Senior Credit Facility.

    Upon consummation of the Merger, Odyssey and its co-investors will own approximately 73.7% of the Surviving Corporation's common stock and Kelso and other continuing stockholders will own approximately 26.3% of the outstanding shares of Holdings' common stock on a fully diluted basis.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

1. DESCRIPTION OF THE BUSINESS AND MERGER (CONTINUED)
    During each of the years ended September 30, 1998, 1997 and 1996, TransDigm paid Kelso a management fee of approximately $0.1 million.

2. ACQUISITION

    On August 8, 1997, TransDigm acquired all of the outstanding common stock of Marathon for approximately $41.6 million in cash (including acquisition expenses), $4 million of which was placed into two $2 million escrow accounts (an environmental escrow and an indemnity escrow) to indemnify TransDigm in the event certain defined environmental and other costs were incurred by Marathon or TransDigm subsequent to the acquisition. At September 30, 1997, a post-closing purchase price adjustment of approximately $.8 million was due from the seller (see Note 4), which was received during November 1997 from the indemnity escrow. The remainder of the indemnity escrow was released to the seller during the year ended September 30, 1998. The environmental escrow account expires after the occurrence of certain defined events in the Stock Purchase Agreement. During September 1998, the seller filed a lawsuit against the Company to release the environmental escrow alleging that the Company had violated the requirements of the Stock Purchase Agreement relating to the investigation of the presence of certain contaminants at the Marathon facility in Texas (Note 15). The Company has filed counter claims against the seller and the ultimate outcome of this matter cannot presently be determined.

    The acquisition has been accounted for as a purchase. Accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based upon their estimated fair value at the date of acquisition, as follows:

Current assets.....................................................  $   8,176
Property and equipment.............................................      9,519
Intangible and other assets........................................     28,859
Current liabilities................................................     (4,308)
Other liabilities..................................................     (1,389)
                                                                     ---------
    Net............................................................  $  40,857
                                                                     ---------
                                                                     ---------

    The acquisition was financed with available cash of approximately $10.9 million and the proceeds of senior term debt of approximately $30 million. The excess of the aggregate purchase price over the fair market value of net assets acquired of approximately $28.9 million was recognized as goodwill.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

2. ACQUISITION (CONTINUED)
    Marathon's results of operations have been included in Holdings' financial statements since the date of the acquisition. The following table summarizes the unaudited consolidated pro forma results of operations, as if the acquisition had occurred at the beginning of the following periods:

                                                                               UNAUDITED
                                                                          YEAR ENDED SEPTEMBER
                                                                                  30,
                                                                          --------------------

                                                                            1997       1996
                                                                          ---------  ---------
                                                                              (DOLLARS IN
                                                                               THOUSANDS)
Net sales...............................................................  $  96,075  $  82,425
Income before income taxes and extraordinary items......................     11,220      9,190
Net income..............................................................      3,894      1,522

    Pro forma net income for the year ended September 30, 1997 includes an extraordinary loss from extinguishment of debt (net of income taxes of $975) of $1,462. Pro forma net income for the year ended September 30, 1996 includes an extraordinary gain from Marathon's extinguishment of debt (net of income taxes of $135) of $230.

    This pro forma information does not purport to be indicative of the results that actually would have been obtained if the operations had been combined during the periods presented and is not intended to be a projection of future results.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    CONSOLIDATION--The accompanying consolidated financial statements include the accounts of TransDigm Holding Company and subsidiaries (collectively the "Company"). All significant intercompany balances and transactions have been eliminated. Because TransDigm Holding Company has no operations of its own and, prior to the Recapitalization, had no assets or liabilities other than its equity interest in TransDigm, the consolidated financial statements of TransDigm Holding Company for the three year period ended September 30, 1998 are identical to the historical consolidated financial statements of TransDigm.

    REVENUE RECOGNITION--Revenue is recognized when products are shipped to the customer. Any anticipated losses on contracts are charged to earnings when identified.

    CASH EQUIVALENTS--The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS--The Company reserves for amounts determined to be uncollectible based on specific identification and historical experience.

    INVENTORIES--Inventories are stated at the lower of cost or market. Cost of inventories is determined by the average cost and the first-in, first-out (FIFO) methods. In accordance with industry practice, all inventories are classified as current assets even though a portion of the inventories is not expected to be realized within one year.

    PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method at rates based on the estimated useful lives of the assets.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    DEBT ISSUE COSTS AND DISCOUNTS--The cost of obtaining financing for the acquisition as well as debt discounts are amortized using the interest method over the respective terms of the related debt issues.

    INTANGIBLE ASSETS--Intangible assets are amortized on a straight-line basis over their respective estimated useful lives ranging from 2 to 40 years. The Company assesses the recoverability of intangibles by determining whether the amortization over the remaining life can be recovered through projected undiscounted cash flows from future operations.

    INCOME TAXES--The Company accounts for income taxes using an asset and liability approach. Deferred taxes are recorded for the difference between the book and tax basis of various assets and liabilities.

    PRODUCT WARRANTY COSTS--The Company provides a one year warranty on certain products beginning on the date the product is installed on an aircraft. A provision for estimated sales returns and the cost of repairs is recorded at the time of sale and periodically adjusted to reflect actual experience.

    ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. ACCOUNTS RECEIVABLE, MAJOR CUSTOMERS AND EXPORT SALES

    Accounts receivable consist of the following at September 30 (dollars in thousands):

                                                                            1998       1997
                                                                          ---------  ---------
Due from U.S. government or prime contractors under
  U.S. government programs..............................................  $   1,217  $     773
Commercial customers....................................................     11,578     11,439
Marathon post-closing purchase price adjustment (Note 2)................     --            766
Allowance for uncollectible amounts.....................................       (265)      (503)
                                                                          ---------  ---------
Accounts receivable--net................................................  $  12,530  $  12,475
                                                                          ---------  ---------
                                                                          ---------  ---------

    The Company's sales and receivables are concentrated in the aircraft industry. The Company's customers consist primarily of original equipment manufacturers of aircraft and aircraft subassemblies, commercial airlines, distributors, and various agencies of the United States government, including the U.S. military.

    For the year ended September 30, 1998, two customers represented approximately 20% and 14%, respectively, of the Company's net sales. One customer represented approximately 15% of the Company's net sales during the year ended September 30, 1997 and a group of related customers represented approximately 11% of the Company's net sales for the year ended September 30, 1996.

    Export sales to customers, primarily in Western Europe, were $17.8 million in 1998, $15.5 million in 1997 and $12.3 million in 1996.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

4. ACCOUNTS RECEIVABLE, MAJOR CUSTOMERS AND EXPORT SALES (CONTINUED) Approximately 9.6% of the Company's receivables at September 30, 1998 were due from one customer and approximately 14.5% of the receivables were due from entities which principally operate outside of the United States. Credit is extended based on an evaluation of the customer's financial condition and collateral is generally not required.

5. INVENTORIES

    Inventories consist of the following at September 30 (dollars in thousands):

                                                                                      1998       1997
                                                                                    ---------  ---------
Work-in-progress and finished goods...............................................  $  10,577  $  14,913
Raw materials and purchased component parts.......................................     12,038      6,268
                                                                                    ---------  ---------
  Total...........................................................................     22,615     21,181
Reserve for excess and obsolete inventory.........................................     (4,335)    (3,771)
                                                                                    ---------  ---------
Inventories--net..................................................................  $  18,280  $  17,410
                                                                                    ---------  ---------
                                                                                    ---------  ---------

6. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consist of the following at September 30 (dollars in thousands):

                                                                                     1998        1997
                                                                                  ----------  ----------
Land and improvements...........................................................  $    4,683  $    4,667
Buildings and improvements......................................................       8,125       7,575
Machinery and equipment.........................................................      26,198      21,977
Construction in progress........................................................         150         265
                                                                                  ----------  ----------
  Total.........................................................................      39,156      34,484
Accumulated depreciation........................................................     (17,205)    (13,462)
                                                                                  ----------  ----------
Property, plant and equipment--net..............................................  $   21,951  $   21,022
                                                                                  ----------  ----------
                                                                                  ----------  ----------

7. INTANGIBLE ASSETS

    Intangible assets, net of accumulated amortization, consist of the following at September 30 (dollars in thousands):

                                                                                                1998       1997
                                                                                              ---------  ---------
Goodwill....................................................................................  $  33,341  $  34,155
Technology and other........................................................................      1,953      3,353
                                                                                              ---------  ---------
Total.......................................................................................  $  35,294  $  37,508
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Accumulated amortization of intangibles was $16.5 million at September 30, 1998 and $14 million at September 30, 1997.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

8. ACCRUED LIABILITIES

    Accrued liabilities consist of the following at September 30 (dollars in thousands):

                                                                            1998       1997
                                                                          ---------  ---------
Compensation and related benefits.......................................  $   3,993  $   4,025
Estimated losses on uncompleted contracts...............................      3,012      3,733
Sales returns and repairs...............................................      1,391      1,797
Environmental costs.....................................................        280        683
Income taxes............................................................        380        266
Interest................................................................        135        350
Other...................................................................      1,048      1,848
                                                                          ---------  ---------
Total...................................................................  $  10,239  $  12,702
                                                                          ---------  ---------
                                                                          ---------  ---------

9. DEBT

    SUMMARY--The Company's long-term debt consists of the following at September 30 (dollars in thousands):

                                                                            1998       1997
                                                                          ---------  ---------
Term loans..............................................................  $  45,000  $  50,000
Current maturities......................................................     (5,000)    (5,000)
                                                                          ---------  ---------
Long-term portion.......................................................  $  40,000  $  45,000
                                                                          ---------  ---------
                                                                          ---------  ---------

    REVOLVING CREDIT, SWING LINE, AND TERM LOANS--During the year ended September 30, 1997, the Company obtained a new $70 million credit facility with a group of financial institutions which consist of a $20 million revolving credit line (including $1 million of available swing line loans) and $50 million of term loans. At September 30, 1998, the Company had $20 million of borrowings (the entire revolving credit line) available under the credit facility. Any amounts borrowed under the revolving credit and swing line loans mature in the year 2003 and amounts borrowed under the term loans mature on various dates through the year 2003.

    Borrowings under the credit facility bear interest at the Company's option of (1) the Alternate Base Rate plus .25% or (2) the LIBO rate for Eurodollar loans plus 1.25%, payable quarterly. The Alternate Base Rate is equal to the highest of (a) the Prime Rate, (b) the Base CD Rate plus 1% or (c) the Federal Funds Effective Rate plus .5%. The interest rate on outstanding borrowings at September 30, 1998 was approximately 6.9%.

    Any amounts borrowed under the credit facility are collateralized by substantially all of the tangible assets of the Company. The agreement also contains a number of restrictive covenants that, among other things, limit the ability of the Company to incur indebtedness, pay dividends, engage in mergers and consolidations, engage in transactions with affiliates, make capital expenditures, engage in sales of assets or the stock of a subsidiary company and make certain investments. The agreement also requires the maintenance of a minimum net worth as well as debt to adjusted earnings, interest coverage, and other ratios. The Company is in compliance with all financial covenants of the credit facility as of September 30, 1998.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

9. DEBT (CONTINUED)
    The maturities of the Company's term loans are as follows: 1999--$5 million; 2000 through 2003-- $10 million each year.

    SUBORDINATED NOTES--During the year ended September 30, 1997, the Company redeemed, in advance of their scheduled maturity, outstanding subordinated notes which had a carrying value at the time of the redemption of approximately $19.3 million ($20 million principal balance net of an unamortized discount of approximately $.7 million). As a result of the redemption, the Company recognized an extraordinary loss of approximately $1.5 million (net of a current income tax benefit of approximately $1 million) on the early extinguishment of debt which included prepayment costs of approximately $.8 million and the write-off of the remaining unamortized debt issue costs of approximately $1 million. The subordinated notes bore interest at an annual rate of 13%, payable semi-annually.

    The subordinated notes included detachable warrants to purchase approximately 16,000 shares of non-voting common stock of TransDigm Holding Company at a price of $.10 per share which were not affected by the redemption of the subordinated notes. The warrants are not exercisable except in connection with the following triggering events: public offering of TransDigm Holding Company's common stock, a business combination in which the Company is not the surviving entity, and a change of control (see Note 1). If no transaction constituting a triggering event is consummated prior to July 31, 1999, warrant holders have the right to exercise a put option requiring the Company to repurchase all of the warrants at their then appraised fair market value. If the warrant holders have not exercised their put option prior to September 30, 2001, then TransDigm Holding Company will have the right to call the warrants at their then appraised fair market value.

10. RETIREMENT PLANS

    The Company has two non-contributory, defined benefit pension plans which together cover all of its union employees. The plans provide benefits of stated amounts for each year of service. The Company's funding policy is to contribute actuarially determined amounts allowable under Internal Revenue Service regulations. The plans' assets consist primarily of guaranteed investment contracts with an insurance company.

    Net periodic pension cost of the defined benefit plans consists of the following for the years ended September 30 (dollars in thousands):

                                                                        1998       1997       1996
                                                                      ---------  ---------  ---------
Service cost--benefits earned during the period.....................  $      86  $      74  $      72
Interest cost on projected benefit obligation.......................        306        288        262
Actual return on plan assets........................................       (190)      (136)      (130)
Net amortization and deferral.......................................         94        101         28
                                                                      ---------  ---------  ---------
Net periodic pension cost...........................................  $     296  $     327  $     232
                                                                      ---------  ---------  ---------
                                                                      ---------  ---------  ---------

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

10. RETIREMENT PLANS (CONTINUED)
    The following table sets forth the funded status of the plans and amounts recognized in the Company's consolidated balance sheets at September 30 (dollars in thousands).

                                                                               1998       1997
                                                                             ---------  ---------
Actuarial present value of benefit obligation, substantially
  all vested...............................................................  $   4,969  $   4,096
Plan assets at fair value..................................................      2,817      2,232
                                                                             ---------  ---------
Projected benefit obligation in excess of plan assets......................      2,152      1,864
Unrecognized net loss from past experience different from that assumed.....     (1,196)      (791)
Unamortized prior service cost.............................................       (226)       (98)
Adjustment required to recognize additional minimum liability..............      1,422        889
                                                                             ---------  ---------
Accrued pension cost recognized in the consolidated balance sheets (current
  and long-term portions)..................................................  $   2,152  $   1,864
                                                                             ---------  ---------
                                                                             ---------  ---------

    The assumptions used to determine net periodic pension cost as well as the funded status are:

                                                                                     1998         1997
                                                                                     -----        -----
Discount rate...................................................................         6.5%         7.5%
Long-term rate of return on plan assets.........................................         7.5%         7.5%

    The provisions of Financial Accounting Standards Board Statement No. 87, "Employers' Accounting for Pensions" require recognition in the balance sheet of an additional minimum liability and related intangible asset (limited by the amount of unamortized prior service cost) for pension plans with accumulated benefits in excess of plan assets. At September 30, 1998 and 1997, an additional liability of $1.4 million and $.9 million, respectively, is reflected in the consolidated balance sheets. At September 30, 1998 and 1997, the liability exceeded the unrecognized prior service cost resulting in a charge to stockholders' equity, net of taxes, of $.8 million and $.5 million, respectively.

    The Company also sponsors a defined contribution employee savings plan which covers substantially all of the Company's non-union employees. Under the plan, the Company contributes a percentage of employee compensation and matches a portion of employee contributions to the plan. The cost recognized for such contributions under this plan for the years ended September 30, 1998, 1997 and 1996 was approximately $.6 million in all years.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

11. INCOME TAXES

    The provision (benefit) for income taxes consists of the following for the years ended September 30 (dollars in thousands):

                                                                    1998       1997       1996
                                                                  ---------  ---------  ---------
Current.........................................................  $  13,327  $   6,926  $   2,897
Deferred........................................................       (341)    (1,733)       839
Benefit of operating loss carryforward..........................     --         --         (1,691)
                                                                  ---------  ---------  ---------
Total...........................................................  $  12,986  $   5,193  $   2,045
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

    The difference between the provision for income taxes at the federal statutory income tax rate and the tax shown in the consolidated statements of income and retained earnings (deficit) for the years ended September 30 is as follows (dollars in thousands):

                                                                    1998       1997       1996
                                                                  ---------  ---------  ---------
Tax at statutory rate of 35% (34% in 1997 and 1996).............  $   9,493  $   3,341  $   1,095
State and local income taxes....................................      1,053        445        160
Nondeductible warrant put value adjustment......................      2,289      1,632        734
Benefit from foreign sales corporation..........................       (349)      (394)    --
Nondeductible goodwill amortization.............................        353         70     --
Other--net......................................................        147         99         56
                                                                  ---------  ---------  ---------
Provision for income taxes......................................  $  12,986  $   5,193  $   2,045
                                                                  ---------  ---------  ---------
                                                                  ---------  ---------  ---------

    The components of the deferred tax assets at September 30 consist of the following (dollars in thousands):

                                                                               1998       1997
                                                                             ---------  ---------
CURRENT ASSET:
Estimated losses on uncompleted contracts..................................  $   1,175  $   1,300
Employee benefits..........................................................        649        743
Sales returns and repairs..................................................        548        541
Other accrued liabilities..................................................      1,427      1,318
                                                                             ---------  ---------
Total......................................................................  $   3,799  $   3,902
                                                                             ---------  ---------
                                                                             ---------  ---------

NON-CURRENT ASSET:
Intangible assets..........................................................  $   3,724  $   3,638
Retirement obligations.....................................................        596        401
Property, plant and equipment..............................................       (646)      (970)
                                                                             ---------  ---------
Total......................................................................  $   3,674  $   3,069
                                                                             ---------  ---------
                                                                             ---------  ---------

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

12. STOCKHOLDERS' EQUITY

    CAPITAL STOCK--Authorized capital stock of the Company consists of 900,000 shares of common stock (voting), par value $.01 per share and 100,000 shares of Class A (non-voting) common stock. At September 30, 1998, outstanding common shares were 236,120 of voting common stock and 13,750 of Class A non-voting common stock. There was no change in the number of outstanding Class A non-voting shares during the years ended September 30, 1998, 1997 and 1996.

    During the years ended September 30, 1998, 1997, and 1996, the Company issued voting common shares, principally to employees and members of its board of directors, as follows (dollars in thousands):

                                                                             1998         1997        1996
                                                                             -----        -----     ---------
Number of shares........................................................          --          200         575
                                                                                 ---          ---   ---------
                                                                                 ---          ---   ---------
Proceeds................................................................          --    $      67   $     115
                                                                                 ---          ---   ---------
                                                                                 ---          ---   ---------

    During the years ended September 30, 1998, 1997, and 1996, the Company also repurchased certain voting common shares, principally from terminated employees, as follows (dollars in thousands):

                                                                            1998        1997       1996
                                                                            -----     ---------  ---------
Number of shares.......................................................         175         410      1,085
                                                                                ---   ---------  ---------
                                                                                ---   ---------  ---------
Acquisition cost.......................................................   $      71   $     174  $     400
                                                                                ---   ---------  ---------
                                                                                ---   ---------  ---------

    STOCK OPTIONS--The Company has certain stock option plans for its employees. The options generally vest upon the earlier of: (1) the occurrence of certain events such as the achievement of certain earnings targets or a change in the control of the Company or (2) certain specified dates in the option agreements. A summary of the status of the Company's stock option plans as of September 30, 1998, 1997 and 1996 and changes during the years then ended is presented below:

                                                      1998                            1997                 1996
                                         ------------------------------  ------------------------------  ---------
                                                     WEIGHTED-AVERAGE                WEIGHTED-AVERAGE
                                          SHARES      EXERCISE PRICE      SHARES      EXERCISE PRICE      SHARES
                                         ---------  -------------------  ---------  -------------------  ---------
Outstanding at beginning of year.......     37,467       $     158          31,150       $     116          36,700
Granted................................     --              --               7,597             324           4,900
Exercised..............................     --              --                (220)            145          (5,090)
Forfeited..............................     --              --              (1,060)            147          (5,360)
                                         ---------                       ---------                       ---------
Outstanding at end of year.............     37,467             158          37,467             158          31,150
                                         ---------                       ---------                       ---------
                                         ---------                       ---------                       ---------
Exercisable at end of year.............     19,670             113          17,121             110          14,792
                                         ---------                       ---------                       ---------
                                         ---------                       ---------                       ---------

                                          WEIGHTED-AVERAGE
                                           EXERCISE PRICE
                                         -------------------
Outstanding at beginning of year.......       $     105
Granted................................             200
Exercised..............................             100
Forfeited..............................             100
Outstanding at end of year.............             116
Exercisable at end of year.............             106

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

12. STOCKHOLDERS' EQUITY (CONTINUED)
    The following table summarizes information about stock options outstanding at September 30, 1998:

                                                                 OPTIONS OUTSTANDING
                                                   -----------------------------------------------
                                                                  WEIGHTED-AVERAGE
EXERCISE                                             NUMBER           REMAINING          NUMBER
PRICES                                             OUTSTANDING    CONTRACTUAL LIFE     EXERCISABLE
-------------------------------------------------  -----------  ---------------------  -----------
$100.............................................      25,170               5.8            17,020
 154.............................................         400               6.8               200
 200.............................................       4,900               7.5             2,450
 335.............................................       6,997               8.5
                                                   -----------                         -----------
                                                       37,467                              19,670
                                                   -----------                         -----------
                                                   -----------                         -----------

    The Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plans. No compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method specified in Statement of Financial Accounting Standards No. 123, the Company's net income for the years ended September 30, 1998 and 1997 would have been reduced by approximately $115,000 in both years.

    The weighted average fair value of options granted during fiscal 1997 and 1996 was $950,000 and $340,000, respectively. The fair value of the options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for grants in both fiscal 1997 and 1996: risk-free interest rates ranging from 6.25% to 6.85%, expected life of seven years, expected volatility and dividend yield of 0%.

13. LEASES

    TransDigm leases office space for its corporate headquarters and one of its divisions. The lease requires rental payments of approximately $200,000 per year through the initial term of the lease, which expires in 1999. TransDigm may also be required to share in the operating costs of the facility under certain conditions. TransDigm has the option to renew the lease for an additional five years beyond the expiration of the initial lease term. TransDigm also has commitments under operating leases for vehicles and equipment. Rental expense was $599,000 in 1998, $540,000 in 1997, and $570,000 in 1996. Future, minimum rental commitments at September 30, 1998 under operating leases having initial or remaining non-cancelable lease terms exceeding one year are $383,000 in 1999, $166,000 in 2000, $79,000 in 2001, and $29,000 in 2002.

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying value of the Company's cash and cash equivalents, accounts receivable and payable, and accrued liabilities approximate their fair value due to the short-term maturities of these assets and liabilities. The Company also believes that the aggregate fair value of its term loans approximates its carrying amount because the interest rates on the debt are reset on a frequent basis to reflect current market rates.

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

15. CONTINGENCIES

    ENVIRONMENTAL--The soil and groundwater beneath the Company's facility in Waco, Texas have been impacted by releases of hazardous materials. The resulting contaminants of concern have been delineated and characterized. Because the majority of these contaminants are presently below action levels prescribed by the Texas Natural Resources Conservation Commission ("TNRCC"), and because an escrow (Note 2) was previously funded to cover the cost of remediation that TNRCC might require for those contaminants currently in excess of action limits, management does not believe the condition of the soil and groundwater at the Waco facility will require incurrence of material expenditures.

    OTHER--While the Company is currently involved in certain legal proceedings, management believes the results of these proceedings will not have a material effect on the financial condition, results of operations or cash flows of the Company. During the ordinary course of business, the Company is from time to time threatened with, or may become a party to, legal actions and other proceedings. The Company believes that its potential exposure to such legal actions is adequately covered by its aviation product and general liability insurance.

16. NEW ACCOUNTING STANDARDS

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income." The statement requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company's other comprehensive income consists of the minimum pension liability adjustment. If the Company had adopted SFAS No. 130, comprehensive income would have been reduced by $252,000, $122,000, and $177,000 in 1998, 1997, and 1996, respectively. The Company will adopt this standard during fiscal 1999.

    In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." The statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments such as a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. The Company will adopt this standard during fiscal 1999.

    In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, "Employer's Disclosures about Pensions and Other Postretirement Benefits." The statement requires an enterprise to disclose certain information about its pension and postretirement benefits, including a reconciliation of beginning and ending balances of the benefit obligation, the funded status of the plans, and the amount of net periodic benefit cost recognized. The Company will adopt this standard during fiscal 1999.

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a

                           TRANSDIGM HOLDING COMPANY

                 YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996

16. NEW ACCOUNTING STANDARDS (CONTINUED) hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The Company will adopt this standard during fiscal 2000.

    While management has not completed its analysis of these new accounting standards, the adoption of these standards is not expected to have a material effect on the Company's financial statements.

17. ACCOUNTING CHANGE

    In connection with the planned registration of the Senior Subordinated Notes described in Note 1 with the Securities and Exchange Commission ("Commission"), the Company has retroactively adopted a new method of accounting for the put warrants issued in 1993 (see Note 9). The Company adopted the new method to comply with the requirements of the Commission for put warrants. Under the new method of accounting, the Company has recorded a liability for the estimated put value of the warrants and is recognizing changes in the estimated put value in earnings. Previously, the Company recognized the warrants as a component of stockholders' equity and adjusted the carrying value of the warrants on a straight-line basis for the difference between their original recorded amount of $1.6 million and their estimated put value in July 1999, with an offsetting charge to the Company's retained earnings (deficit). The Company has restated its 1997 and 1996 consolidated financial statements for this change in accordance with the provisions of Accounting Principles Board Opinion No. 20, "Accounting Changes." The significant effects of the change in accounting on the Company's consolidated statements of income and retained earnings (deficit) are as follows (dollars in thousands):

                                                                               1997       1996
                                                                             ---------  ---------
As previously reported:
  Income before extraordinary loss.........................................  $   9,434  $   3,335
  Net income...............................................................      7,972      3,335
As restated:
  Income before extraordinary loss.........................................      4,634      1,175
  Net income...............................................................      3,172      1,175

    Because the Merger described in Note 1 constitutes a "triggering event" pursuant to the terms of the warrants, the warrant holders will be permitted to exercise their put option in connection with the closing of the transaction. Accordingly, the Company has adjusted the carrying value of the warrants in the accompanying September 30, 1998 consolidated balance sheet to their estimated fair value.

18. SUBSEQUENT EVENT

    The Merger described in Note 1 was completed on December 3, 1998.

                                 * * * * * * *

                           TRANSDIGM HOLDING COMPANY

                           CONSOLIDATED BALANCE SHEET

                             (DOLLARS IN THOUSANDS)

                                   UNAUDITED

                                                                                                       JANUARY 1,
                                                                                                          1999
                                                                                                       -----------
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........................................................................   $   2,103
  Accounts receivable, net...........................................................................      14,403
  Inventories........................................................................................      18,180
  Refundable income taxes............................................................................       7,692
  Deferred income taxes and other....................................................................       3,992
                                                                                                       -----------
      Total current assets...........................................................................      46,370

PROPERTY, PLANT AND EQUIPMENT--Net...................................................................      21,709

INTANGIBLE ASSETS--Net...............................................................................      34,649

DEBT ISSUE COSTS--Net................................................................................      11,101
DEFERRED INCOME TAXES AND OTHER......................................................................       4,332
                                                                                                       -----------
                                                                                                       -----------
TOTAL................................................................................................   $ 118,161
                                                                                                       -----------
                                                                                                       -----------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt..................................................................   $   4,700
  Accounts payable...................................................................................       5,554
  Accrued liabilities................................................................................       9,362
                                                                                                       -----------
      Total current liabilities......................................................................      19,616

LONG-TERM DEBT--Less current portion.................................................................     231,500

OTHER LIABILITIES....................................................................................       2,410
                                                                                                       -----------
      Total liabilities..............................................................................     253,526
                                                                                                       -----------
COMMITMENTS AND CONTINGENCIES

REDEEMABLE COMMON STOCK..............................................................................         800
                                                                                                       -----------
STOCKHOLDERS' EQUITY (DEFICIT):
  Capital stock......................................................................................     100,624
  Retained earnings (deficit)........................................................................    (236,035)
  Accumulated other comprehensive income.............................................................        (754)
                                                                                                       -----------
      Total stockholders' equity (deficit)...........................................................    (136,165)
                                                                                                       -----------
TOTAL................................................................................................   $ 118,161
                                                                                                       -----------
                                                                                                       -----------

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                   UNAUDITED

                                                                                           THIRTEEN WEEKS ENDED
                                                                                         -------------------------
                                                                                         JANUARY 1,   DECEMBER 26,
                                                                                            1999          1997
                                                                                         -----------  ------------
NET SALES..............................................................................   $  28,194    $   26,104

COST OF SALES..........................................................................      14,937        14,707
                                                                                         -----------  ------------
GROSS PROFIT...........................................................................      13,257        11,397
                                                                                         -----------  ------------
OPERATING EXPENSES:
  Selling and administrative...........................................................       2,685         2,669
  Amortization of intangibles..........................................................         645           635
  Research and development.............................................................         448           339
  Merger expenses......................................................................      39,593            --
                                                                                         -----------  ------------
      Total operating expenses.........................................................      43,371         3,643
                                                                                         -----------  ------------
INCOME (LOSS) FROM OPERATIONS..........................................................     (30,114)        7,754

INTEREST EXPENSE--Net..................................................................       2,276         1,046
                                                                                         -----------  ------------
INCOME (LOSS) BEFORE INCOME TAXES......................................................     (32,390)        6,708

INCOME TAX PROVISON (BENEFIT)..........................................................      (7,566)        2,590
                                                                                         -----------  ------------
NET INCOME (LOSS)......................................................................   $ (24,824)   $    4,118
                                                                                         -----------  ------------
                                                                                         -----------  ------------

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                             (DOLLARS IN THOUSANDS)

                                   UNAUDITED

                                                                     THIRTEEN WEEKS ENDED JANUARY 1, 1999
                                                             -----------------------------------------------------
                                                                                        ACCUMULATED
                                                                          RETAINED         OTHER
                                                              CAPITAL     EARNINGS     COMPREHENSIVE
                                                               STOCK      (DEFICIT)       INCOME          TOTAL
                                                             ----------  -----------  ---------------  -----------
BALANCE, OCTOBER 1, 1998...................................  $   24,281  $    12,900     $    (754)    $    36,427

ISSUANCE OF CAPITAL STOCK..................................     100,200                                    100,200

PAYMENT OF CONSIDERATION IN RECAPITALIZATION...............     (23,857)    (224,111)                     (247,968)

NET LOSS...................................................          --      (24,824)           --         (24,824)
                                                             ----------  -----------         -----     -----------
BALANCE, JANUARY 1, 1999...................................  $  100,624  $  (236,035)    $    (754)    $  (136,165)
                                                             ----------  -----------         -----     -----------
                                                             ----------  -----------         -----     -----------

                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                   UNAUDITED


                                                                                          THIRTEEN WEEKS ENDED
                                                                                       --------------------------
                                                                                        JANUARY 1,   DECEMBER 26,
                                                                                           1999          1997
                                                                                       ------------  ------------
OPERATING ACTIVITIES:
  Net income (loss)..................................................................  $    (24,824)  $    4,118
  Adjustments to reconcile net income (loss) to net cash provided by
    (used in) operating activities:
    Depreciation.....................................................................           954        1,020
    Amortization of intangibles......................................................           645          635
    Amortization of debt issue costs.................................................           766           70
    Interest deferral on Holdings PIK Notes..........................................           200           --
    Changes in assets and liabilities:
      Accounts receivable............................................................        (1,873)      (1,069)
      Inventories....................................................................           100          611
      Refundable income taxes........................................................        (7,692)          --
      Prepaid expenses and other assets..............................................           (28)        (237)
      Accounts payable...............................................................          (113)        (369)
      Accrued liabilities............................................................          (870)       1,706
                                                                                       ------------  ------------
    Net cash provided by (used in) operating activities..............................       (32,735)       6,485
                                                                                       ------------  ------------
INVESTING ACTIVITIES:
  Capital expenditures...............................................................          (712)        (628)
  Marathon acquisition, post-closing purchase price adjustment.......................                        766
                                                                                       ------------  ------------
    Net cash provided by (used in) investing activities..............................          (712)         138
                                                                                       ------------  ------------
FINANCING ACTIVITIES:
  Proceeds from subordinated notes, net of fees of $6,155............................       118,845           --
  Proceeds from new credit facility, net of fees of $4,765...........................        87,832           --
  Proceeds from Holdings PIK Notes and common stock, net of fees of $341.............        19,659           --
  Payment of consideration in recapitalization--common stock and warrants............      (263,875)          --
  Net repayments under revolving credit loans........................................        (1,597)          --
  Repayment of term notes............................................................       (45,000)          --
  Proceeds from issuance of capital stock............................................       100,200           --
  Purchase of capital stock..........................................................            --          (20)
                                                                                       ------------  ------------
    Net cash provided by (used in) financing activities..............................        16,064          (20)
                                                                                       ------------  ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.................................       (17,383)       6,603
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.......................................        19,486        5,397
                                                                                       ------------  ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD.............................................  $      2,103   $   12,000
                                                                                       ------------  ------------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest...........................................  $      1,293   $      350
                                                                                       ------------  ------------
                                                                                       ------------  ------------
  Cash paid during the period for income taxes.......................................  $        506   $       68
                                                                                       ------------  ------------
                                                                                       ------------  ------------


                See notes to consolidated financial statements.

                           TRANSDIGM HOLDING COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           THIRTEEN WEEKS ENDED JANUARY 1, 1999 AND DECEMBER 26, 1997

1. DESCRIPTION OF THE BUSINESS AND MERGER

    TransDigm Holdings Company ("Holdings") through its wholly owned operating subsidiary, TransDigm Inc. ("TransDigm"), is a premier supplier of proprietary mechanical components servicing the aircraft, mining, marine and other manufacturing industries. TransDigm along with its wholly-owned subsidiary, Marathon Power Technologies Company ("Marathon"), offers a broad line of component products including tube connectors, valves, batteries, static inverters, pumps, quick disconnects, clamps and ball bearings and sliding controls.

    On December 3, 1998, Phase II Acquisition Corp. ("Acquiror"), an entity formed by affiliates of Odyssey Investment Partners, LP ("Odyssey") and Holdings consummated a definitive agreement and plan of merger (the "Merger Agreement" or the "Merger"). Pursuant to the terms of the Merger, Acquiror was merged with and into Holdings, with Holdings being the surviving corporation in the Merger (the "Surviving Corporation"). In the Merger, owners of Holdings' outstanding common stock received, in exchange for each outstanding share of common stock (except for shares held directly or indirectly by Holdings or the Rolled Shares, as defined below), the "Per Share Merger Consideration" as defined in the Merger Agreement. The aggregate consideration payable pursuant to the Merger, including amounts payable to holders of options and warrants, was approximately $299.7 million.

    In connection with the Merger, Kelso Investment Associates IV, LP and Kelso Equity Partners II, LP (collectively "Kelso") retained approximately 15.4% of the Surviving Corporation's outstanding common stock (the "Rolled Shares"). In addition, certain members of management of Holdings agreed, in connection with and as a condition to entering into the Merger Agreement, to rollover stock options with an estimated gross and net value of approximately $17.2 million and $13.7 million, respectively. The Merger was treated as a recapitalization (the "Recapitalization") for financial reporting purposes, which had no impact on the historical basis of Holdings' consolidated assets and liabilities.

    Simultaneously with the Merger, Holdings and TransDigm (collectively with Marathon, the "Company") refinanced all of its existing debt. The Merger, the refinancing, and payment of fees and expenses were funded by (i) existing cash balances, (ii) investments by Odyssey of $100.2 million, (iii) funds from a new $120 million Senior Credit Facility, (iv) funds from $125 million Senior Subordinated Notes and (v) Holdings PIK Notes of $20 million issued to certain stockholders. At January 1, 1999, Holdings had $29.0 million available for working capital, certain permitted acquisitions and general corporate purposes under the new Senior Credit Facility.

    Separate financial statements of TransDigm are not presented since the Senior Subordinated Notes are guaranteed by Holdings and all direct and indirect subsidiaries of TransDigm, and since Holdings has no operations or assets separate from its investment in TransDigm.

2. UNAUDITED FINANCIAL INFORMATION

    The financial information included herein is unaudited; however, the information reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the Company's financial position and results of operations and cash flows for the interim periods presented. The results of operations for the thirteen weeks ended January 1, 1999 are not necessarily indicative of the results to be expected for the full year.

                           TRANSDIGM HOLDING COMPANY

           THIRTEEN WEEKS ENDED JANUARY 1, 1999 AND DECEMBER 26, 1997

3. INVENTORIES

    Inventories are stated at the lower of cost or market. Cost of inventories is determined by the average cost and the first-in, first-out (FIFO) methods. Inventories consist of the following (in thousands):

                                                                                    JANUARY 1,
                                                                                       1999
                                                                                    -----------
Work-in-progress and finished goods...............................................   $  10,051
Raw materials and purchased component parts.......................................      12,775
                                                                                    -----------
    Total.........................................................................      22,826
Reserve for excess and obsolete inventory.........................................      (4,646)
                                                                                    -----------
Inventories--net..................................................................   $  18,180
                                                                                    -----------
                                                                                    -----------

4. INCOME TAXES

    Income tax expense (benefit) as a percentage of income (loss) before income taxes was (23.3)% for the first quarter of fiscal 1999 compared to 38.6% for the first quarter of fiscal 1998. The tax benefit recorded for the first quarter of fiscal 1999 was significantly impacted by the non-deductible expenses incurred in connection with the Recapitalization.

5. REDEEMABLE COMMON STOCK

    The redeemable common stock represents the estimated value of common stock held by management shareholders which have certain put rights.

6. CONTINGENCIES

    ENVIRONMENTAL--The soil and goundwater beneath the Company's facility in Waco, Texas have been impacted by releases of hazardous materials. The resulting contaminants of concern have been delineated and characterized. Because the majority of these contaminants are presently below action levels prescribed by the Texas Natural Resources Conservation Commission ("TNRCC"), and because an escrow was previously funded to cover the cost of remediation that TNRCC might require for those contaminants currently in excess of action limits, management does not believe the condition of the soil and groundwater at the Waco facility will require incurrence of material expenditures.

    OTHER--While the Company is currently involved in certain legal proceedings, management believes the results of these proceedings will not have a material effect on the financial condition, results of operations or cash flows of the Company. During the ordinary course of business, the Company is from time to time threatened with, or may become a party to, legal actions and other proceedings. The Company believes that its potential exposure to such legal actions is adequately covered by its aviation product and general liability insurance.

                           TRANSDIGM HOLDING COMPANY

           THIRTEEN WEEKS ENDED JANUARY 1, 1999 AND DECEMBER 26, 1997

7. NEW ACCOUNTING STANDARD

    The Company adopted the provisions of Statement No. 130 of the Financial Accounting Standards Board "Reporting Comprehensive Income" during the thirteen weeks ended January 1, 1999. Accordingly, the Company's accumulated other comprehensive income, consisting solely of its minimum pension liability adjustment, is reported separately in the accompanying consolidated balance sheet and statement of changes in stockholders' equity. There were no changes in accumulated other comprehensive income during the thirteen weeks ended January 1, 1999 and December 26, 1997.


8. SUBSEQUENT EVENT



    On April 23, 1999, TransDigm acquired ZMP, Inc, including all of its outstanding common stock, for $41 million. The purchase price is subject to adjustment for changes in working capital and other matters as defined in the merger agreement.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Marathon Power Technologies Company

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Marathon Power Technologies Company and its subsidiary at December 31, 1996 and 1995, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Dallas, Texas
January 17, 1997

                      MARATHON POWER TECHNOLOGIES COMPANY

                          CONSOLIDATED BALANCE SHEETS
                (DOLLARS IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1996       1995
                                                                                              ---------  ---------
                                                      ASSETS
Current assets:
  Cash and cash equivalents.................................................................  $     326  $      79
  Accounts receivable, less allowance for doubtful accounts of $25 and $24 at December 31,
    1996 and 1995, respectively.............................................................      2,419      2,636
  Inventories...............................................................................      3,191      3,076
  Deferred income taxes.....................................................................        321        292
  Prepaid income taxes......................................................................         40        119
  Other current assets......................................................................         68         67
                                                                                              ---------  ---------
      Total current assets..................................................................      6,365      6,269
  Property, plant and equipment.............................................................      6,496      6,570
                                                                                              ---------  ---------
      Total assets..........................................................................  $  12,861  $  12,839
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................................................  $     776  $     719
  Accrued expenses..........................................................................      2,108      2,238
  Short-term debt...........................................................................        518        476
  Current maturities of long-term debt......................................................        475         --
                                                                                              ---------  ---------
      Total current liabilities.............................................................      3,877      3,433
                                                                                              ---------  ---------
Deferred income taxes.......................................................................        339        216
Long-term debt..............................................................................      2,025      5,000
                                                                                              ---------  ---------
      Total long-term liabilities...........................................................      2,364      5,216
                                                                                              ---------  ---------

Commitments and contingencies (Note 13)
Shareholders' equity:
  Common stock, $.01 par value; 50,000 shares authorized, 30,000 shares issued and
    outstanding.............................................................................          1          1
  Capital in excess of par value............................................................      2,999      2,999
  Retained earnings.........................................................................      3,628      1,198
  Treasury stock, at cost; 75 shares........................................................         (8)        (8)
                                                                                              ---------  ---------
      Total shareholders' equity............................................................      6,620      4,190
                                                                                              ---------  ---------
        Total liabilities and shareholders' equity..........................................  $  12,861  $  12,839
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                      MARATHON POWER TECHNOLOGIES COMPANY

          CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                             (DOLLARS IN THOUSANDS)

                                                                                                   YEAR ENDED
                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1996       1995
                                                                                              ---------  ---------
Net sales...................................................................................  $  20,065  $  18,072
Cost of goods sold..........................................................................     11,833     11,280
                                                                                              ---------  ---------
Gross profit................................................................................      8,232      6,792
Selling expenses............................................................................      1,286      1,024
General and administrative expenses.........................................................      3,100      2,959
                                                                                              ---------  ---------
Income from operations......................................................................      3,846      2,809
Interest expense............................................................................       (403)      (644)
                                                                                              ---------  ---------
Income before income taxes and extraordinary items..........................................      3,443      2,165
Provision for income taxes..................................................................     (1,243)      (759)
                                                                                              ---------  ---------
Income before extraordinary items...........................................................      2,200      1,406
Extraordinary gain on extinguishment of debt, net of income taxes...........................        230         --
                                                                                              ---------  ---------
Net income..................................................................................      2,430      1,406
Retained earnings (accumulated deficit), beginning of period................................      1,198       (208)
                                                                                              ---------  ---------
Retained earnings, end of period............................................................  $   3,628  $   1,198
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                      MARATHON POWER TECHNOLOGIES COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                               YEAR ENDED DECEMBER
                                                                                                       31,
                                                                                               --------------------
                                                                                                 1996       1995
                                                                                               ---------  ---------
Cash flows from operating activities:
  Net income.................................................................................  $   2,430  $   1,406
    Adjustments to reconcile net income to net cash provided by operating activities:
      Extraordinary gain on early extinguishment of debt, net of income taxes................       (230)    --
      Depreciation and amortization..........................................................        766        673
      Deferred income tax provision..........................................................         94        175
      Other..................................................................................         (4)    --
    Changes in operating assets and liabilities:
      Accounts receivable....................................................................        217       (500)
      Inventories............................................................................       (246)       604
      Prepaid income taxes...................................................................         79       (119)
      Other current assets...................................................................         (1)       126
      Accounts payable.......................................................................         57        313
      Accrued expenses.......................................................................       (130)      (293)
      Income taxes payable...................................................................     --            (45)
                                                                                               ---------  ---------
        Net cash provided by operating activities............................................      3,032      2,340
                                                                                               ---------  ---------
Cash flows from investing activities:
  Property, plant and equipment additions....................................................       (702)      (363)
  Property, plant and equipment dispositions.................................................         10     --
                                                                                               ---------  ---------
        Net cash used in investing activities................................................       (692)      (363)
                                                                                               ---------  ---------
Cash flows from financing activities:
  Net increase of line of credit.............................................................         42        476
  Repayment of long-term debt................................................................     (2,125)    (3,000)
  Other......................................................................................        (10)    --
  Acquisition of treasury stock..............................................................     --             (8)
                                                                                               ---------  ---------
        Net cash used in financing activities................................................     (2,093)    (2,532)
                                                                                               ---------  ---------
Net increase (decrease) in cash and cash equivalents.........................................        247       (555)
Cash and cash equivalents at beginning of period.............................................         79        634
                                                                                               ---------  ---------
Cash and cash equivalents at end of period...................................................  $     326  $      79
                                                                                               ---------  ---------
                                                                                               ---------  ---------
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
    Interest.................................................................................  $     459  $     672
                                                                                               ---------  ---------
                                                                                               ---------  ---------
    Income taxes.............................................................................  $   1,198  $     748
                                                                                               ---------  ---------
                                                                                               ---------  ---------

   The accompanying notes are an integral part of these financial statements.

                      MARATHON POWER TECHNOLOGIES COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND FORMATION

    Marathon Power Technologies Company ("Company") was organized in March 1994 and purchased substantially all of the net assets of Marathon Power Technologies, a wholly-owned subsidiary of American Premier Underwriters, Inc., on May 19, 1994. The Company, located in Waco, Texas, manufactures vented and sealed nickel cadmium rechargeable batteries which are used in aviation and consumer electrical equipment. The Company also manufactures static inverters, used largely in the aviation industry, which convert DC power into AC power, as well as other items, such as battery chargers. The Company maintains a subsidiary in the United Kingdom used primarily for distribution of vented products.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The Company's significant accounting policies are as follows:

    PRINCIPLES OF CONSOLIDATION--The financial statements include the accounts of the Company and its wholly-owned subsidiary after elimination of intercompany transactions and balances. Certain reclassifications were made to conform prior year amounts to the current year presentation.

    USE OF ESTIMATES--Financial statements prepared in conformity with generally accepted accounting principles require management to make estimates and assumptions about reported amounts of assets and liabilities; disclosure of contingent assets and liabilities and reported amounts of revenues and expenses. Management must also make estimates and judgments about future results of operations related to specific elements of the business in assessing recoverability of assets and recorded values of liabilities. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS--Cash and cash equivalents include cash on hand and short-term investments with original maturities of three months or less.

    CREDIT CONCENTRATIONS--The Company sells products chiefly to aviation companies and/or suppliers to aviation companies, generally on an unsecured basis. The Company provides estimated reserves against accounts receivable for collection losses.

    INVENTORIES--Inventories are stated at the lower of cost or market, cost being determined on a first-in first-out basis.

    PROPERTY PLANT AND EQUIPMENT--Property, plant and equipment, including assets under capital lease, are carried at acquisition cost. Depreciation and amortization are computed on the straight-line basis over the estimated remaining useful lives of the assets (ranging from 2 to 30 years) and the remaining term of capital leases, respectively. Repair and maintenance expenditures are charged to operations as incurred, and expenditures for major renewals and betterments are capitalized. When units of property are disposed, the cost and related accumulated depreciation are removed from the accounts, and the resulting gains or losses are included in operations.

    REVENUE RECOGNITION--Sales revenue and related cost of sales are recognized as products are shipped to customers. In the normal course of business, the Company provides for product defects through the issuance of one to two year warranties covering its products. The costs associated with these warranties are accrued at the time of sale which totaled $130,000 and $232,000 in 1996 and 1995, respectively.

                      MARATHON POWER TECHNOLOGIES COMPANY

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES--Deferred income taxes are provided for differences between tax laws and financial accounting standards regarding the recognition and measurement of assets, liabilities, revenues and expenses. Such differences result principally from different methods of purchase price allocation for tax and financial accounting purposes and depreciation.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--Management believes the recorded values of financial instruments approximate their current fair values as such items are current in nature and/or generally bear variable interest rates which adjust yield to derive current market value.

    STOCK-BASED COMPENSATION--In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" ("SFAS 123") was issued. This statement requires the fair value of stock options and other stock-based compensation issued to employees to either be included as compensation in the statement of operations, or the pro forma effect on net income of such compensation expense to be disclosed in the footnotes to the Company's financial statements commencing with the Company's year ending December 31, 1996. The Company has adopted SFAS 123 on a disclosure basis only. As such, implementation of SFAS 123 is not expected to impact the Company's consolidated balance sheet or consolidated statement of operations.

3. INVENTORIES

    Inventories comprise the following (dollars in thousands):

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------
Raw materials..............................................................  $     887  $     716
Work-in-process............................................................      1,601      1,731
Finished goods.............................................................        703        629
                                                                             ---------  ---------
                                                                             $   3,191  $   3,076
                                                                             ---------  ---------
                                                                             ---------  ---------

4. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment comprise the following (dollars in thousands):

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------
Land.......................................................................  $     693  $     693
Building and improvements..................................................      3,379      3,370
Machinery and equipment....................................................      3,550      3,258
Other......................................................................        678        294
                                                                             ---------  ---------
                                                                                 8,300      7,615
Less accumulated depreciation and amortization.............................      1,804      1,045
                                                                             ---------  ---------
                                                                             $   6,496  $   6,570
                                                                             ---------  ---------
                                                                             ---------  ---------

    Routine repairs and maintenance charged to expense were $108,000 and $161, 000 for the years ended December 31, 1996 and 1995, respectively.

                      MARATHON POWER TECHNOLOGIES COMPANY

5. ACCRUED LIABILITIES

    Accrued liabilities comprise the following (dollars in thousands):

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------
Customer rebates...........................................................  $     690  $     200
Compensation...............................................................        583        788
Warranty...................................................................        435        535
Other......................................................................        400        715
                                                                             ---------  ---------
                                                                             $   2,108  $   2,238
                                                                             ---------  ---------
                                                                             ---------  ---------

6. LONG-TERM DEBT

    Long-term debt comprises the following (dollars in thousands):

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------
$3,000 revolving credit facility with a bank, bearing interest at 0.25%
  above prime at December 31, 1996 (8.5%) and 1.0% above prime at December
  31, 1995 (9.5%) on the outstanding balance, principal and interest
  payable upon deposit of available funds, available until June 1999.......  $     518  $     476
Note payable to a bank, bearing interest at 0.25% above prime at December
  31, 1996 (8.5%) and 1.0% above prime at December 31, 1995 (9.5%) payable
  in varying installments through June 1999................................      2,500      2,500
Subordinated note payable to a corporation, interest payable quarterly at
  9.0%, principal due in two installments through May 2000.................     --          2,500
                                                                             ---------  ---------
                                                                                 3,018      5,476
Less current maturities....................................................        993        476
                                                                             ---------  ---------
                                                                             $   2,025  $   5,000
                                                                             ---------  ---------
                                                                             ---------  ---------

    The Company's revolving credit facility includes an additional $750,000 overadvance facility under which no borrowings were outstanding in 1996 or 1995. The overadvance facility will be reduced to $500,000, $250,000 and $0 on January 1, April 1, and July 1 of 1997, respectively. The Company pays a commitment fee of .25% per annum of the daily average of the unused portion of the revolving credit facility. Prior to October 1996, the commitment fee paid was .5%.

    The above debt is secured by the Company's assets and common stock and is restricted by certain financial covenants including capital base, debt ratio and current ratio requirements, among others.

                      MARATHON POWER TECHNOLOGIES COMPANY

6. LONG-TERM DEBT (CONTINUED)
    In 1996, the Company extinguished its $2,500,000 subordinated note payable for a cash payment of $2,125,000, obtained from a combination of operating cash flows and an increase in borrowings under the line of credit. The difference between the carrying amount of the note and the cash paid to the holder of such borrowings (and related expenses of $10,000) was recorded as an extraordinary gain on the early extinguishment of debt of $365,000 ($230,000 net of income taxes). The effective tax rate for the extraordinary gain was 37.0%.

    Aggregate maturities of long-term debt as of December 31, 1996 are as follows (dollars in thousands):

1997................................................................  $     993
1998................................................................        900
1999................................................................      1,125
2000................................................................     --
2001................................................................     --
                                                                      ---------
                                                                      $   3,018
                                                                      ---------
                                                                      ---------

7. INCOME TAXES

    Income tax provision comprises the following (in thousands):

                                                                                    YEAR ENDED
                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1996       1995
                                                                               ---------  ---------
Current
  Federal....................................................................  $   1,060  $     536
  State......................................................................        154         48
                                                                               ---------  ---------
    Total current............................................................      1,214        584
                                                                               ---------  ---------
Deferred:
  Federal....................................................................         25        156
  State......................................................................          4         19
                                                                               ---------  ---------
    Total deferred...........................................................         29        175
                                                                               ---------  ---------
    Provision for income taxes before extraordinary gain.....................      1,243        759
Income tax expense from extraordinary gain...................................        135         --
                                                                               ---------  ---------
    Total provision for income taxes.........................................  $   1,378  $     759
                                                                               ---------  ---------
                                                                               ---------  ---------

                      MARATHON POWER TECHNOLOGIES COMPANY

7. INCOME TAXES (CONTINUED)
    The effective tax rate on earnings before income taxes and extraordinary items was different than the federal statutory tax rate. The following summary reconciles the federal statutory tax rate and provision with the actual effective rate and provision:

                                                                                  YEAR ENDED
                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------
Federal income tax expense.................................................       34.0%      34.0%
State taxes, net of federal expense........................................        3.0%       3.1%
Disallowed meals and entertainment.........................................        0.2%       1.4%
Valuation allowance........................................................     --           (2.8%)
Other......................................................................       (1.1%)      (0.7%)
                                                                                   ---        ---
                                                                                  36.1%      35.0%
                                                                                   ---        ---
                                                                                   ---        ---

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The significant components of the Company's net deferred tax assets and liabilities comprise the following (dollars in thousands):

                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1996       1995
                                                                               ---------  ---------
Deferred tax assets and liabilities
  Accruals and reserves......................................................  $     321  $     292
  Asset allocation difference................................................       (339)      (216)
                                                                               ---------  ---------
    Net deferred tax asset (liability).......................................  $     (18) $      76
                                                                               ---------  ---------
                                                                               ---------  ---------

8. SALES TO MAJOR CUSTOMERS

    The Company made sales to various U.S. governmental agencies representing 14.0% and 7.0% of net sales in 1996 and 1995, respectively. Sales to two of the Company's nongovernmental customers represent 25.6% and 22.8%, respectively, of net sales in 1996 and 31.3% and 29.5% respectively, in 1995. These customers also represented 20.4% and 34.6%, respectively, of outstanding trade receivables at December 31, 1996 and 28.0% and 22.6%, respectively, at December 31, 1995. In the normal course of business, the Company extends credit on open account to its customers, including U.S. governmental agencies and distributors of the Company's products. Extensions of credit to all customers are closely monitored and no significant credit losses have occurred during the years ended December 31, 1996 and 1995.

9. RESEARCH AND DEVELOPMENT

    The Company is engaged in several research and development projects. Costs associated with these projects are charged to operations when incurred. Research and development costs are included in general and administrative expenses and totaled $362,000 and $279,000 in 1996 and 1995, respectively.

                      MARATHON POWER TECHNOLOGIES COMPANY

10. RELATED PARTY TRANSACTIONS

    The Company paid management fees of $200,000 and $181,000 during 1996 and 1995, respectively, which are included in general and administrative expenses, to its principal shareholder under an agreement which calls for quarterly installments equal to 1.0% of quarterly net sales. Included in accrued liabilities other (Note 5) are management fees payable of $51,000 and $46,000 as of December 31, 1996 and 1995, respectively.

    Included in treasury stock at December 31, 1996 and 1995 are 75 shares of the Company's common stock which were repurchased from a former employee during 1995 for approximately $8,000.

11. STOCK OPTIONS

    The Company established an incentive stock option plan in 1994 under which options to acquire an aggregate of 3,000 shares of the Company's common stock may be granted to employees and consultants of the Company. The plan requires that the exercise price for each stock option be not less than 100% of the fair market value of common stock at the time the option is granted. Both nonqualified stock options and incentive stock options, as defined by the Internal Revenue Code of 1986, as amended, may be granted under the plan. The options are nontransferable and are cancelable if the optionee's employment or other association with the Company is terminated for any reason. The plan and all underlying options terminate on January 1, 2005 or earlier. As of December 31, 1996 and 1995, options of 2,681 and 2,531, respectively, had been granted under the plan.

                                                                           NUMBER OF    EXERCISE
                                                                            OPTIONS       PRICE
                                                                          -----------  -----------
Options granted (initially) in 1995.....................................       2,531    $     100
  Exercised.............................................................      --           --
  Canceled/Expired......................................................      --           --
                                                                               -----        -----
Outstanding at December 31, 1995........................................       2,531          100
Options granted in 1996.................................................         150          100
  Exercised.............................................................      --           --
  Canceled/Expired......................................................      --           --
                                                                               -----        -----
Outstanding at December 31, 1996........................................       2,681    $     100
                                                                               -----        -----
                                                                               -----        -----

    As of December 31, 1996 and 1995, options for 1,609 and 1,012 shares, respectively, were exercisable under the Company's stock option plan.

    The fair market values of options as of their grant dates were approximately $49 and $42 per option in December 1996 and 1995, respectively, based on comparison of the fair market value of the underlying shares and the net present value of the exercise price over the period of exercisability at a risk free market rate of 7.9% and 5.7%, respectively. No dividend payments or volatility in stock prices were assumed in the fair market value calculations.

    No compensation expense was recorded during 1996 or 1995 for options issued under the plan since the Company accounts for such transactions in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees." Had the Company included the stock-based compensation in the consolidated statement of operations, $17,000 and $28,000 in additional employee compensation expenses, net of the effect of income taxes, would have been recorded in 1996 and 1995, respectively. This would result in pro forma net income of $2,413,000 and $1,378,000, respectively.

                      MARATHON POWER TECHNOLOGIES COMPANY

12. EMPLOYEE BENEFITS

    The Company sponsors a defined contribution retirement plan for Company employees. Employees are eligible to participate in the plan on the first day of the calendar quarter following their employment date. The Company makes annual contributions to the plan equal to 50% of the employees contribution (up to a maximum of 6% of each employee's compensation). The Company's expense under this plan was $68,000 and $62,000 in 1996 and 1995, respectively.

    The Company sponsors a self-funded employee welfare benefit plan which provides comprehensive medical benefits to Company employees and their dependents. All full-time employees become eligible on the first day of the month following the month in which they complete 30 days of service. The Company incurred expenses of $366,000 and $304,000 under this plan during the years ended December 31, 1996 and 1995, respectively.

13. COMMITMENTS AND CONTINGENCIES

    Under the terms of the May 19, 1994 asset purchase agreement, the Company is indemnified for any preacquisition environment remediation costs. The Company had accrued $36,000 and $25,000 at December 31, 1996 and 1995, respectively, for additional hazardous waste disposal costs.

    The Company is party to certain legal proceedings incidental to its business. Certain claims arising in the ordinary course of business have been filed or are pending against the Company. Management does not believe the outcome of any of these proceedings will materially affect the Company's financial position or results of operations. Under the terms of the May 19, 1994 asset purchase agreement, the Company is indemnified for any preacquisition legal costs. The Company accrues for claims that are both probable and for which expected loss can be reasonably estimated.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
ZMP, Inc.
Glendale, California

    We have audited the accompanying consolidated balance sheet of ZMP, Inc. and subsidiary (the "Company") as of June 26, 1998, and the related consolidated statements of income and retained earnings and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 26, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP



Costa Mesa, California
August 26, 1998
(except for Note 9 as to which the date is April 23, 1999)

                            ZMP, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)



                                                                                                         JUNE 26,
                                                                                                           1998
                                                                                                         ---------
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................................................................  $   1,267
  Accounts receivable, net of allowance for doubtful accounts of $150..................................      5,788
  Inventories, net.....................................................................................     10,264
  Deferred income taxes (Note 5).......................................................................      1,988
  Other current assets.................................................................................        616
                                                                                                         ---------
    Total current assets...............................................................................     19,923
                                                                                                         ---------

EQUIPMENT AND IMPROVEMENTS:
  Construction-in-progress.............................................................................      3,542
  Machinery and equipment..............................................................................      3,184
  Furniture and fixtures...............................................................................      1,103
                                                                                                         ---------
                                                                                                             7,829
  Less accumulated depreciation and amortization.......................................................     (3,514)
                                                                                                         ---------
    Equipment and improvements, net....................................................................      4,315
                                                                                                         ---------

OTHER ASSETS (Note 8)..................................................................................        424

GOODWILL, net (Note 2).................................................................................     13,737

DEFERRED INCOME TAXES (Note 5).........................................................................        126
                                                                                                         ---------
TOTAL..................................................................................................  $  38,525
                                                                                                         ---------
                                                                                                         ---------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable.....................................................................................  $   1,863
  Accrued liabilities..................................................................................      2,278
  Income taxes payable (Note 5)........................................................................        415
                                                                                                         ---------
    Total current liabilities..........................................................................      4,556
                                                                                                         ---------
OTHER LIABILITIES (Note 8).............................................................................        424
                                                                                                         ---------

SENIOR SUBORDINATED NOTES PAYABLE (Note 4).............................................................     15,196
                                                                                                         ---------

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' EQUITY (Notes 1 and 7):
  Common stock, $.001 par value; 100,000 shares authorized; 100,000 shares issued and outstanding
  Additional paid-in capital...........................................................................     16,139
  Retained earnings (quasi-reorganization effective June 29, 1996--$10,889 of accumulated deficit was
  charged against additional paid-in-capital)..........................................................      2,210
                                                                                                         ---------
    Total stockholders' equity.........................................................................     18,349
                                                                                                         ---------
TOTAL..................................................................................................  $  38,525
                                                                                                         ---------
                                                                                                         ---------


                See notes to consolidated financial statements.

                            ZMP, INC. AND SUBSIDIARY

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS

                             (DOLLARS IN THOUSANDS)


                                                                                                       YEAR ENDED
                                                                                                        JUNE 26,
                                                                                                          1998
                                                                                                       -----------
NET SALES............................................................................................   $  34,154

COST OF SALES........................................................................................      22,421
                                                                                                       -----------
GROSS PROFIT.........................................................................................      11,733
                                                                                                       -----------
OPERATING EXPENSES:
  Selling, general and administrative (Note 8).......................................................       6,976
  Amortization (Note 2)..............................................................................         687
  Facility relocation (Note 1).......................................................................         503
                                                                                                       -----------
      Total operating expenses.......................................................................       8,166
                                                                                                       -----------
OPERATING INCOME.....................................................................................       3,567

INTEREST EXPENSE, net (Note 4).......................................................................       1,496
                                                                                                       -----------
INCOME BEFORE PROVISION FOR INCOME TAXES.............................................................       2,071

PROVISION FOR INCOME TAXES (Note 5)..................................................................       1,098
                                                                                                       -----------
NET INCOME...........................................................................................         973

RETAINED EARNINGS, BEGINNING OF YEAR.................................................................       1,237
                                                                                                       -----------
RETAINED EARNINGS, END OF YEAR.......................................................................   $   2,210
                                                                                                       -----------
                                                                                                       -----------


                See notes to consolidated financial statements.

                            ZMP, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                                                                      YEAR ENDED
                                                                                                     JUNE 26, 1998
                                                                                                     -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.......................................................................................    $     973
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization..................................................................        1,172
    Deferred income taxes..........................................................................         (302)
    Loss on disposal of assets.....................................................................            1
    Interest deferral on senior subordinated notes payable.........................................        1,693
    Changes in operating assets and liabilities:
      Accounts receivable..........................................................................         (967)
      Inventories..................................................................................       (1,978)
      Other current assets.........................................................................         (360)
      Accounts payable.............................................................................         (194)
      Accrued liabilities..........................................................................          468
      Income taxes payable.........................................................................          (85)
      Other liabilities............................................................................           41
                                                                                                          ------
        Net cash provided by operating activities..................................................          462
                                                                                                          ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment and improvements..........................................................       (3,827)
  Purchases of investments.........................................................................          (41)
                                                                                                          ------
        Net cash used in investing activities......................................................       (3,868)
                                                                                                          ------

NET DECREASE IN CASH AND CASH EQUIVALENTS..........................................................       (3,406)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR.......................................................        4,673
                                                                                                          ------

CASH AND CASH EQUIVALENTS, END OF YEAR.............................................................    $   1,267
                                                                                                          ------
                                                                                                          ------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest.......................................................................................    $      --
                                                                                                          ------
                                                                                                          ------
    Income taxes...................................................................................    $   1,030
                                                                                                          ------
                                                                                                          ------

                See notes to consolidated financial statements.

                            ZMP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        FOR THE YEAR ENDED JUNE 26, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


    ORGANIZATION AND NATURE OF BUSINESS--ZMP, Inc. (the "Company" or "ZMP"), through its wholly-owned subsidiary, Adams Rite Aerospace (ARA), designs and manufactures specialized parts and systems for the aerospace industry. The Company operates only in this industry segment and does not have significant foreign operations.



    Effective June 29, 1996, the Company adopted a plan to recapitalize the Company and restructure the senior subordinated notes payable. Under this plan, the Company exchanged 9,308 shares of common stock for all of the previously outstanding Series AA, Series A and Series B preferred stock. The Company also issued 90,692 shares of common stock as payment of $9,766,000 of senior subordinated notes payable and accrued interest to the majority stockholder. Additionally, the terms of the remaining senior subordinated notes payable were amended to accrue interest at 12%, payable semiannually on December 31 and June 30, with the principal due on December 31, 1998. On June 8, 1998, ZMP signed an agreement to extend the maturity date of the senior subordinated notes payable to December 31, 1999. The Company accounted for the recapitalization as a deficit reclassification quasi-reorganization and eliminated the prior accumulated deficit against additional paid-in capital. The fair value of the Company's net assets exceeded the book value and, therefore, no adjustment to carrying values was recorded.


    On February 23, 1998, the Company relocated its primary operating facility from Glendale, California to a 100,000-square-foot facility located in Fullerton, California.

    CONSOLIDATION POLICY--The accompanying consolidated financial statements include the accounts of ZMP and ARA. All significant intercompany accounts and transactions have been eliminated in consolidation.


    REPORTING PERIOD--The Company's fiscal year is the 52 or 53 week period ending on the Friday nearest June 30. Fiscal 1998 contained 52 weeks.


    REVENUE RECOGNITION, CONCENTRATION OF CREDIT RISK AND EXPORT SALES--The Company recognizes revenue from product sales upon shipment. Substantially all of the Company's accounts receivable are due from companies in the aerospace industry located throughout the United States and internationally. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Receivables are generally due within 30 days; however, some European customers have payment terms ranging from 60 to 90 days. Export sales to customers, primarily in western Europe, were $6.5 million for the year ended June 26, 1998.


    CASH AND CASH EQUIVALENTS--The Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents.

                            ZMP, INC. AND SUBSIDIARY

                        FOR THE YEAR ENDED JUNE 26, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INVENTORIES--Inventories are stated at the lower of cost or market, with cost being determined on a first-in, first-out basis. Inventories consist of the following (dollars in thousands):

                                                                                     JUNE 26,
                                                                                       1998
                                                                                     ---------
Raw materials......................................................................  $   9,554
Work-in-process....................................................................      1,844
Finished goods.....................................................................      1,272
                                                                                     ---------
                                                                                        12,670
Less allowance for obsolete inventory..............................................     (2,406)
                                                                                     ---------
Total..............................................................................  $  10,264
                                                                                     ---------
                                                                                     ---------

    EQUIPMENT AND IMPROVEMENTS--Equipment and improvements are stated at cost. Depreciation of equipment is provided for using the straight-line and accelerated methods over the estimated useful lives of the equipment, which range from three to ten years. Amortization of leasehold improvements is provided for using the straight-line method over the shorter of the lease term or the useful life of the improvement.

    IMPAIRMENT--The Company reviews the recoverability of long-term and intangible assets to determine if there has been any impairment. This assessment is performed based on the estimated undiscounted future cash flows from operating activities compared with the carrying value of the related assets. If the future cash flows (undiscounted and without interest charges) were less than the carrying value, a writedown would be recorded to reduce the related asset to its estimated fair value.

    MAJOR CUSTOMERS--During fiscal 1998, the Company had sales to one customer representing 20% of net sales. Accounts receivable from such customer represent 14% of total receivables at June 26, 1998.

    INCOME TAXES--Deferred income taxes represent the tax consequences of differences between the income tax bases of assets and liabilities and their bases for financial reporting purposes. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


    LITIGATION--The Company does not anticipate that adverse outcomes in currently pending litigation would have a material adverse effect on its business, results of operations or financial condition.

                            ZMP, INC. AND SUBSIDIARY

                        FOR THE YEAR ENDED JUNE 26, 1998

2. GOODWILL

    Goodwill is being amortized over 30 years using the straight-line method and consists of the following (dollars in thousands):

                                                                                     JUNE 26,
                                                                                       1998
                                                                                     ---------
Goodwill...........................................................................  $  20,692
Less accumulated amortization......................................................     (6,955)
                                                                                     ---------
Total..............................................................................  $  13,737
                                                                                     ---------
                                                                                     ---------

3. LINE OF CREDIT


    ARA maintains a revolving line of credit which provides for maximum borrowings of $2,000,000, limited to 80% of eligible accounts receivable, as defined, and includes a sub-limit feature for the issuance of commercial letters of credit in an amount not to exceed $1,000,000. Borrowings under the revolving credit facility bear interest at the bank's prime rate plus .25% (8.75% at June 26, 1998). The revolving credit facility was not utilized by ARA during the year ended June 26, 1998.


4. SENIOR SUBORDINATED NOTES PAYABLE

    Senior subordinated notes payable to the majority stockholder consist of the following (dollars in thousands):


                                                                                     JUNE 26,
                                                                                       1998
                                                                                     ---------
12% senior subordinated notes, interest payable semiannually, principal payable at
December 31, 1999, unsecured, including deferred interest of $3,196,000 at June 26,
1998...............................................................................  $  15,196
                                                                                     ---------
                                                                                     ---------

                            ZMP, INC. AND SUBSIDIARY

                        FOR THE YEAR ENDED JUNE 26, 1998

5. INCOME TAXES

    The provision for income taxes is summarized as follows (dollars in thousands):

                                                                                   YEAR ENDED
                                                                                    JUNE 26,
                                                                                      1998
                                                                                   -----------
Current:
  Federal........................................................................   $   1,076
  State..........................................................................         324
                                                                                   -----------
                                                                                        1,400
                                                                                   -----------
Deferred:
  Federal........................................................................        (225)
  State..........................................................................         (77)
                                                                                   -----------
                                                                                         (302)
                                                                                   -----------
Provision for income taxes.......................................................   $   1,098
                                                                                   -----------
                                                                                   -----------

    The difference between the provision for income taxes at the federal (statutory) income tax rate and the tax shown in the consolidated statement of income and retained earnings is as follows (dollars in thousands):


                                                                                   YEAR ENDED
                                                                                    JUNE 26,
                                                                                      1998
                                                                                   -----------
Tax at statutory rate of 35%.....................................................   $     725
State franchise taxes............................................................         270
Nondeductible goodwill amortization..............................................         196
Benefit from foreign sales corporation...........................................         (75)
Other--net.......................................................................         (18)
                                                                                   -----------
Provision for income taxes.......................................................   $   1,098
                                                                                   -----------
                                                                                   -----------

                            ZMP, INC. AND SUBSIDIARY

                        FOR THE YEAR ENDED JUNE 26, 1998

5. INCOME TAXES (CONTINUED)

    The components of deferred income tax assets consist of the following (dollars in thousands):


                                                                                   YEAR ENDED
                                                                                    JUNE 26,
                                                                                      1998
                                                                                   -----------
CURRENT ASSETS:
  Inventories....................................................................   $   1,450
  Warranty costs.................................................................          84
  Bad debt allowances............................................................          65
  Compensation and other accrued expenses........................................         389
                                                                                   -----------
Total............................................................................   $   1,988
                                                                                   -----------
                                                                                   -----------
NON-CURRENT ASSETS:
  Equipment and improvements.....................................................   $     161
  Other..........................................................................         (35)
                                                                                   -----------
Total............................................................................   $     126
                                                                                   -----------
                                                                                   -----------

6. COMMITMENTS AND CONTINGENCIES

    The Company leases its primary operating facility under a 15-year operating lease. Such lease includes a minimum escalation clause based on the Consumer Price Index.

    Future minimum lease commitments for all operating leases are as follows (dollars in thousands):

FISCAL YEAR ENDING:
-------------------------------------------------------------------------------------

1999.................................................................................  $     540
2000.................................................................................        540
2001.................................................................................        556
2002.................................................................................        573
2003.................................................................................        590
Thereafter...........................................................................      6,571
                                                                                       ---------
Total................................................................................  $   9,370
                                                                                       ---------
                                                                                       ---------

    Total rent expense, net of sublease income, was $551,000 for the year ended June 26, 1998. Sublease income for the year ended June 26, 1998 was approximately $55,000.

    The Company recorded a deferred rent liability of $87,000 as of June 26, 1998 in conjunction with its operating lease.

7. STOCKHOLDERS' EQUITY


    On August 3, 1998, the Company entered into a series of agreements with its Chief Executive Officer. The agreements provide, amongst other things, for a warrant grant to the Chief Executive Officer, whereby the executive will be granted the right to purchase 8,695 shares of common stock at a price of $39.41 per share. The warrant vested immediately with respect to 5,435 shares and the

                            ZMP, INC. AND SUBSIDIARY

                        FOR THE YEAR ENDED JUNE 26, 1998

7. STOCKHOLDERS' EQUITY (CONTINUED)

remaining portion of the warrant vests over three years, with immediate vesting of all warrants upon a change of control, as defined.


8. RETIREMENT AND DEFERRED COMPENSATION PLANS

    The Company sponsors a defined contribution retirement plan that covers substantially all of its employees. Contributions to the plan are at the discretion of management and may be discontinued at any time. There are no other postretirement benefits. Included in the consolidated statement of income and retained earnings are expenses for the retirement plan of $127,000 for the year ended June 26, 1998.

    The Company also has a deferred compensation agreement with a key employee that provides for payment from a trust upon retirement or other termination of employment. The Company may at any time make additional deposits of cash or other property in trust to the plan.

    As of June 26, 1998, the plan assets are invested primarily in mutual funds and are subject to reinvestment as determined by the key employee. Based on the nature of the investments and the ability of the key employee to alter the investment strategy, such plan assets have been classified as trading securities as defined in Statement of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. Additionally, the plan assets are classified as noncurrent based on the key employee's intent of maintaining the assets within the plan for a minimum of one year.

9. SUBSEQUENT EVENT


    On April 23, 1999, TransDigm Inc. acquired ZMP, Inc., including all of its outstanding common stock, for $41 million. The purchase price is subject to adjustment for changes in working capital and other matters as defined in the merger agreement.

                            ZMP, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET


                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)


                                   UNAUDITED


                                                                                                      DECEMBER 25,
                                                                                                          1998
                                                                                                      ------------
                                                      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.........................................................................   $    3,687
  Accounts receivable--net..........................................................................        5,935
  Inventories, net (Note 3).........................................................................       10,188
  Deferred income taxes.............................................................................        1,988
  Other current assets..............................................................................           84
                                                                                                      ------------
      Total current assets..........................................................................       21,882
                                                                                                      ------------

EQUIPMENT AND IMPROVEMENTS, NET.....................................................................        4,681

GOODWILL, net.......................................................................................       13,394

OTHER ASSETS........................................................................................          550
                                                                                                      ------------
TOTAL...............................................................................................   $   40,507
                                                                                                      ------------
                                                                                                      ------------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..................................................................................   $    1,645
  Accrued liabilities...............................................................................        1,742
  Income taxes payable..............................................................................          422
                                                                                                      ------------
      Total current liabilities.....................................................................        3,809
                                                                                                      ------------
OTHER LIABILITIES...................................................................................          424
                                                                                                      ------------

SENIOR SUBORDINATED NOTES PAYABLE...................................................................       16,128
                                                                                                      ------------

COMMITMENTS AND CONTINGENCIES.......................................................................           --

STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value; 108,695 shares authorized; 105,435 shares issued and outstanding...           --
  Additional paid-in capital........................................................................       17,167
  Retained earnings ($10,889 of accumulated deficit was charged against
    additional paid-in-capital).....................................................................        2,979
                                                                                                      ------------
      Total stockholders' equity....................................................................       20,146
                                                                                                      ------------
TOTAL...............................................................................................   $   40,507
                                                                                                      ------------
                                                                                                      ------------


                See notes to consolidated financial statements.

                            ZMP, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                             (DOLLARS IN THOUSANDS)

                                   UNAUDITED


                                                                                               TWENTY-SIX
                                                                                              WEEKS ENDED
                                                                                       --------------------------
                                                                                       DECEMBER 25,  DECEMBER 26,
                                                                                           1998          1997
                                                                                       ------------  ------------
NET SALES............................................................................   $   20,061    $   17,774
COST OF SALES........................................................................       12,896        11,854
                                                                                       ------------  ------------
GROSS PROFIT.........................................................................        7,165         5,920
                                                                                       ------------  ------------
OPERATING EXPENSES:
  Selling, general and administrative expenses.......................................        3,527         3,528
  Amortization expense...............................................................          343           343
  Stock compensation expense (Note 4)................................................          814            --
  Merger expenses (Note 1)...........................................................          164            --
                                                                                       ------------  ------------
      Total operating expenses.......................................................        4,848         3,871
                                                                                       ------------  ------------
OPERATING INCOME.....................................................................        2,317         2,049
INTEREST EXPENSE, net................................................................          881           716
                                                                                       ------------  ------------
INCOME BEFORE PROVISION FOR INCOME TAXES.............................................        1,436         1,333
PROVISION FOR INCOME TAXES...........................................................          667           707
                                                                                       ------------  ------------
NET INCOME...........................................................................   $      769    $      626
                                                                                       ------------  ------------
                                                                                       ------------  ------------


                See notes to consolidated financial statements.

                            ZMP, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                FOR THE TWENTY-SIX WEEKS ENDED DECEMBER 25, 1998

                             (DOLLARS IN THOUSANDS)

                                   UNAUDITED

                                                                           COMMON      ADDITIONAL
                                                                            STOCK        PAID-IN     RETAINED
                                                                           SHARES        CAPITAL     EARNINGS      TOTAL
                                                                        -------------  -----------  -----------  ---------
BALANCE, JUNE 27, 1998................................................          100     $  16,139    $   2,210   $  18,349

NET INCOME............................................................                                     769         769

ISSUANCE OF COMMON STOCK WARRANTS.....................................                        814                      814

EXERCISE OF COMMON STOCK WARRANTS.....................................            5           214                      214
                                                                                ---    -----------  -----------  ---------

BALANCE, DECEMBER 25, 1998............................................          105     $  17,167    $   2,979   $  20,146
                                                                                ---    -----------  -----------  ---------
                                                                                ---    -----------  -----------  ---------

                See notes to consolidated financial statements.

                            ZMP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                   UNAUDITED


                                                                                                TWENTY-SIX
                                                                                               WEEKS ENDED
                                                                                       ----------------------------
                                                                                       DECEMBER 25,   DECEMBER 26,
                                                                                           1998           1997
                                                                                       -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.........................................................................    $     769      $     626
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization....................................................          667            523
    Stock compensation expense (Note 4)..............................................          814
    Interest deferral on senior subordinated notes payable...........................          932            828
    Changes in operating assets and liabilities:
      Accounts receivable............................................................          356           (305)
      Inventories....................................................................           76           (715)
      Other current assets...........................................................          532             49
      Accounts payable...............................................................         (218)          (344)
      Accrued and other current liabilities..........................................         (519)          (284)
                                                                                            ------         ------
        Net cash provided by operating activities....................................        3,409            378
                                                                                            ------         ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment and improvements............................................         (690)          (611)
  Loans made to Executive............................................................         (503)            --
  Purchases of investments...........................................................          (10)           (45)
                                                                                            ------         ------
        Net cash used in investing activities........................................       (1,203)          (656)
                                                                                            ------         ------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Exercise of common stock warrants..................................................          214
                                                                                            ------         ------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.................................        2,420           (278)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.......................................        1,267          4,673
                                                                                            ------         ------
CASH AND CASH EQUIVALENTS, END OF PERIOD.............................................    $   3,687      $   4,395
                                                                                            ------         ------
                                                                                            ------         ------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest.........................................................................    $      --      $      --
                                                                                            ------         ------
                                                                                            ------         ------
    Income taxes.....................................................................    $     666      $   1,033
                                                                                            ------         ------
                                                                                            ------         ------


                See notes to consolidated financial statements.

                            ZMP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         FOR THE TWENTY-SIX WEEKS ENDED

                    DECEMBER 25, 1998 AND DECEMBER 26, 1997


1. DESCRIPTION OF BUSINESS AND MERGER


    ZMP, Inc. (the "Company" or "ZMP"), through its wholly owned subsidiary, Adams Rite Aerospace ("ARA"), designs and manufactures specialized parts and systems for the aerospace industry.


    On April 23, 1999, TransDigm Inc. acquired all of the outstanding common stock of ZMP for $41 million. The purchase price is subject to adjustment for changes in working capital and other matters as defined in the merger agreement. Expenses relating to the merger are shown separately on the accompanying consolidated statements of income.


2. UNAUDITED FINANCIAL INFORMATION

    The financial information included herein is unaudited; however, the information reflects all adjustments (consisting solely of normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the Company's financial position and results of operations and cash flows for the interim periods presented. The results of operations for the twenty-six weeks ended December 25, 1998 are not necessarily indicative of the results to be expected for the full year.

3. INVENTORIES

    Inventories are stated at the lower of cost or market. Cost of inventories is determined by the first-in, first-out (FIFO) method. Inventories consist of the following (dollars in thousands):

                                                                                  DECEMBER 25,
                                                                                      1998
                                                                                  ------------
Raw materials...................................................................   $    9,204
Work-in-process.................................................................        1,840
Finished goods..................................................................        1,429
                                                                                  ------------
  Total.........................................................................       12,473
Reserve for excess and obsolete inventory.......................................       (2,285)
                                                                                  ------------
Inventories--net................................................................   $   10,188
                                                                                  ------------
                                                                                  ------------

4. STOCK COMPENSATION EXPENSE


    On August 3, 1998, the Company entered into a series of agreements with its Chief Executive Officer (the "Executive"). Under the agreements, the Executive was granted the right to purchase 8,695 shares of common stock at a price of $39.41 per share. The stock warrants vest over three years, with immediate vesting of all warrants upon a change of control, such as the merger described in Note 1. Compensation expense representing the difference between the fair value of common stock and the warrant price was recognized by the Company as a result of the warrant agreements and is presented separately on the accompanying consolidated statement of income for the twenty-six weeks ended December 25, 1998.



    In conjunction with the warrant grant, the Company provided the Executive with a $288,000 loan evidenced by a demand note, bearing interest at 5.0%, and collateralized by the Company's common stock held by the Executive, to pay for the tax consequences, to the Executive, related to the warrant

                            ZMP, INC. AND SUBSIDIARY

                         FOR THE TWENTY-SIX WEEKS ENDED

                    DECEMBER 25, 1998 AND DECEMBER 26, 1997

4. STOCK COMPENSATION EXPENSE (CONTINUED)

grant. Additionally, in December 1998, the Company provided the Executive with a second $214,000 loan evidenced by a demand note, bearing interest at the Internal Revenue Service's permitted minimum interest rate (4.28% at December 25, 1998), and collateralized by the Company's common stock held by the Executive. The second loan was intended to provide the Executive with sufficient funds to retire a commercial loan obtained by the Executive in conjunction with the exercise of 5,435 warrants that immediately vested upon the warrant grant. Both loans are included in accounts receivable in the accompanying balance sheet.



5. LINE OF CREDIT



    In September 1998, ARA renewed a revolving line of credit through July 2000 which provides for maximum borrowings of $2,000,000, limited to 80% of eligible accounts receivable, as defined, and includes a sub-limit feature for the issuance of commercial letters of credit in an amount not to exceed $1,000,000. Borrowings under the revolving credit facility bear interest at the bank's prime rate plus .25% (7.75% at December 25, 1998). The revolving credit facility was not utilized by ARA during the two 26 week periods ended December 25, 1998 and December 26, 1997. The availability of funds under the revolving credit facility terminates upon a change of control of the Company.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   -----------------------------------------------------------------

                                   PROSPECTUS

   -----------------------------------------------------------------

                                 TRANSDIGM INC.


                             OFFER TO EXCHANGE ITS
                       10 3/8% SENIOR SUBORDINATED NOTES
                            DUE 2008 WHICH HAVE BEEN
                              REGISTERED UNDER THE
                             SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   10 3/8% SENIOR SUBORDINATED NOTES DUE 2008


                                          , 1999
       ------------------------------------------------------------------

                     DEALER PROSPECTUS DELIVERY OBLIGATION

       UNTIL       , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THESES
       SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
       ------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the "Court of Chancery"), or any court in such suit or action was brought, shall determine upon application that, despite the liability judgment, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.


    Accordingly, each of (i) the Restated Certificate of Incorporation (dated September 28, 1993) and the amendments thereto (dated December 21, 1993) of TransDigm Holding Company (filed herewith as Exhibits 3.1 and 3.2, respectively), (ii) the Certificate of Incorporation (dated July 2, 1993) and the amendments thereto (dated July 22, 1993) of TransDigm Inc. (filed herewith as Exhibits 3.4 and 3.5, respectively), (iii) the Certificate of Incorporation (dated March 28, 1994) and the amendments thereto (dated May 18, 1994 and May 24, 1994) of Marathon Power Technologies Company (filed herewith as Exhibits 3.7, 3.8 and 3.9, respectively), (iv) the Amended and Restated Articles of Incorporation (dated April 23, 1999) of ZMP, Inc. (filed herewith as Exhibit 3.10) and (v) the Articles of Incorporation (dated July 30, 1986) and the amendments thereto (dated September 12, 1986, January 27, 1992, December 31, 1992 and August 11, 1997) of Adams Rite Aerospace, Inc. (filed herewith as Exhibits 3.12, 3.13, 3.14, 3.15 and 3.16, respectively), provide that subject to certain exceptions, TransDigm Holding Company, TransDigm Inc., Marathon Power Technologies Company, ZMP, Inc. and Adams Rite Aerospace, Inc. (collectively, the "Co-Registrants" and, individually, the "Co-Registrant") shall indemnify each of its respective director or officer against any and all expenses (including attorneys' fees), judgments, fines, excise taxes assessed with respect to any employee benefit plan, or penalties and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of such Co-Registrant), to which such director or officer is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that such director or officer is, was or at any time becomes a director or officer of such Co-Registrant, or is, or was serving, or at any time serves at the request of such Co-Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Restated Certificate of Incorporation or the Certificate of Incorporation, as applicable, and the amendments thereto also provide that the respective Co-Registrant shall advance expenses (including attorneys' fees) actually and reasonably incurred by its director or officer in defending any proceeding and any judgments, fines or amounts to be paid in settlement thereof. The Restated Certificate of Incorporation or the Certificate of Incorporation, as applicable, and the amendments thereto provide, however, that the foregoing provisions shall not require the respective Co-Registrant to pay any indemnity (i) for which payment is actually made to such director or officer under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance; (ii) for which such director or officer is indemnified by the respective Co-Registrant pursuant to applicable law or otherwise than pursuant to the Restated Certificate of Incorporation or the Certificate of Incorporation, as applicable, of the respective Co-Registrant; (iii) for an accounting of profits made from the purchase or sale by such director or officer of securities of the respective Co-Registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; (iv) on account of such director's or officer's conduct which is finally adjudged by a court to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnity is not lawful. Such indemnification shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification may be entitled under any statute, the Bylaws, other provisions of the Restated Certificate of Incorporation or the Certificate of Incorporation, as applicable, of the respective Co-Registrant, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director's or officer's official capacity and as to action in any other capacity while holding such office.

    Furthermore, a director of a Co-Registrant shall not be liable to the respective Co-Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the respective Co-Registrant or its stockholders,
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for the unlawful payment of a dividend, unlawful stock purchase or unlawful redemption, (d) for any transaction from which the director derived an improper personal benefit, or such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  ---------------------------------------------------------------------------------------------------------

     *2.1  Agreement and Plan of Merger, dated August 3, 1998, between Phase II Acquisition Corp. and TransDigm
           Holding Company.

     *2.2  Amendment One, dated November 9, 1998, to the Agreement and Plan of Merger between Phase II Acquisition
           Corp. and TransDigm Holding Company.

      2.3  Agreement and Plan of Reorganization, dated as of March 31, 1999, by and among TransDigm Inc., ARA
           Acquisition Corporation, ZMP, Inc. and TCW Special Placements Fund II.

     *3.1  Restated Certificate of Incorporation, filed on September 28, 1993, of TransDigm Holding Company.

     *3.2  Certificate of Amendment, filed on December 21, 1993, of the Restated Certificate of Incorporation of
           TransDigm Holding Company.

     *3.3  Certificate of Ownership and Merger, filed on December 3, 1998, merging Phase II Acquisition Corp. with and into TransDigm Holding Company.

     *3.4  Certificate of Incorporation, filed on July 2, 1993, of NovaDigm Acquisition, Inc. (TransDigm Inc.).

     *3.5  Certificate of Amendment, filed on July 22, 1993, of the Certificate of Incorporation of NovaDigm
           Acquisition, Inc. (TransDigm Inc.).

     *3.6  Certificate of Ownership and Merger, filed on September 13, 1993, merging IMO Aerospace Company with and into TransDigm Inc.

 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  ---------------------------------------------------------------------------------------------------------
     *3.7  Certificate of Incorporation, filed on March 28, 1994, of MPT Acquisition Corp. (Marathon Power
           Technologies Company).

     *3.8  Certificate of Amendment, filed on May 18, 1994, of the Certificate of Incorporation of MPT Acquisition
           Corp. (Marathon Power Technologies Company).

     *3.9  Certificate of Amendment, filed on May 24, 1994, of the Certificate of Incorporation of MPT Acquisition
           Corp. (Marathon Power Technologies Company).

     3.10  Amended and Restated Articles of Incorporation, filed on April 23, 1999, of ZMP, Inc.

     3.11  Agreement of Merger, filed on April 23, 1999, merging ARA Acquisition Corporation with and into ZMP, Inc.

     3.12  Articles of Incorporation, filed on July 30, 1986, of ARP Acquisition Corporation (Adams Rite Aerospace,
           Inc.).

     3.13  Certificate of Amendment, filed on September 12, 1986, of the Articles of Incorporation of ARP
           Acquisition Corporation (Adams Rite Aerospace, Inc.).

     3.14  Certificate of Amendment, filed on January 27, 1992, of the Articles of Incorporation of Adams Rite
           Products, Inc. (Adams Rite Aerospace, Inc.).

     3.15  Certificate of Amendment, filed on December 31, 1992, of the Articles of Incorporation of Adams Rite
           Products, Inc. (Adams Rite Aerospace, Inc.).

     3.16  Certificate of Amendment, filed on August 11, 1997, of the Articles of Incorporation of Adams Rite Sabre
           International, Inc. (Adams Rite Aerospace, Inc.).

    *3.17  Bylaws of TransDigm Holding Company.

    *3.18  Bylaws of NovaDigm Acquisition, Inc. (TransDigm Inc.).

    *3.19  Bylaws of MPT Acquisition Corp. (Marathon Power Technologies Company).

     3.20  Amended and Restated Bylaws of ZMP, Inc.

     3.21  Amended and Restated Bylaws of Adams Rite Aerospace, Inc.

     *4.1  Indenture, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon Power
           Technologies Company and State Street Bank and Trust Company, as trustee, relating to $125,000,000 aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2008 and the registered 10 3/8%
           Senior Subordinated Notes due 2008.

      4.2  Supplemental Indenture, dated April 23, 1999, among ZMP, Inc. and Adams Rite Aerospace, Inc. and State
           Street Bank and Trust Company, as trustee.

     *4.3  Specimen Certificate of 10 3/8% Senior Subordinated Notes due 2008 (the "Old Notes") (included in Exhibit
           4.1 hereto).

     *4.4  Specimen Certificate of the registered 10 3/8% Senior Subordinated Notes due 2008 (the "New Notes")
           (included in Exhibit 4.1 hereto).

     *4.5  Registration Rights Agreement, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon Power Technologies Company and BT Alex. Brown Incorporated and Credit Suisse First Boston
           Corporation.

     *4.6  Indenture, dated December 3, 1998, between TransDigm Holding Company and State Street Bank and Trust
           Company, as trustee, relating to $20,000,000 aggregate principal amount of 12% Pay-in-Kind Senior Notes due 2009.

     *4.7  Specimen Certificate of 12% Pay-in-Kind Senior due 2008 (included in Exhibit 4.6 hereto).

 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  ---------------------------------------------------------------------------------------------------------
     *4.8  Registration Rights Agreement, dated December 3, 1998, among TransDigm Holding Company and Kelso
           Investment Associates IV, L.P. and Kelso Equity Partners II, L.P.

     *4.9  Credit Agreement, dated December 3, 1998, among TransDigm Inc. and TransDigm Holding Company and Bankers
           Trust Company, as the administrative agent, and the various financial institutions parties thereto.

    *4.10  First Amendment to the Credit Agreement, dated December 10, 1998, among TransDigm Inc., TransDigm Holding
           Company and Bankers Trust Company, as the administrative agent, and the various financial institutions parties thereto.

     4.11  Second Amendment to the Credit Agreement, dated April 23, 1999, among TransDigm Inc., TransDigm Holding
           Company and Marathon Power Technologies Company and Bankers Trust Company, as the administrative agent, and the various financial institutions parties thereto.

     4.12  Third Amendment to the Credit Agreement, dated April 23, 1999, among TransDigm Inc. and TransDigm Holding
           Company and Bankers Trust Company, as the administrative agent, and the various financial institutions parties thereto.

    *4.13  Specimen Revolving Note evidencing the revolving borrowings under the Credit Agreement (included in
           Exhibit 4.9 hereto).

    *4.14  Specimen Term A Note evidencing the Term A credit advances under the Credit Agreement (included in
           Exhibit 4.9 hereto).

    *4.15  Specimen Term B Note evidencing the Term B credit advances under the Credit Agreement (included in
           Exhibit 4.9 hereto).

    *4.16  Security Agreement, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon
           Power Technologies Company and Bankers Trust Company, as the administrative agent under the Credit
           Agreement.

    *4.17  Pledge Agreement, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon
           Power Technologies Company and Bankers Trust Company, as the administrative agent under the Credit
           Agreement.

    *4.18  Form of Assignment of Security Interest in United States Copyrights by TransDigm Inc., TransDigm Holding
           Company and Marathon Power Technologies Company for the benefit of Bankers Trust Company, as the administrative agent under the Credit Agreement (included in Exhibit 4.16 hereto).

    *4.19  Form of Assignment of Security Interest in United States Trademarks and Patents by TransDigm Inc.,
           TransDigm Holding Company and Marathon Power Technologies Company for the benefit of Bankers Trust
           Company, as the administrative agent under the Credit Agreement (included in Exhibit 4.16 hereto).

      5.1  Opinion of Latham & Watkins regarding the validity of the New Notes.

    *10.1  Stockholders' Agreement, dated December 3, 1998, by and among TransDigm Holding Company, Odyssey
           Investment Partners Fund, LP, Odyssey Coinvestors, LLC, TD-Equity LLC, KIA IV-TD, LLC and Kelso Equity
           Partners II, L.P.

    *10.2  Stockholders' Agreement, dated December 3, 1998, by and among TransDigm Holding Company, Odyssey
           Investment Partners Fund and certain employee stockholders of TransDigm Holding Company.

    *10.3  Tax Allocation Agreement, dated December 3, 1998, between TransDigm Holding Company and TransDigm Inc.

    *10.4  TransDigm Inc. Senior Executive Benefits Plan.

 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  ---------------------------------------------------------------------------------------------------------
    *10.5  Summary of Annual Incentive Compensation Plan for Key Management Employees of TransDigm Inc.

     12.1  Statement of Computation of Ratio of Earnings to Fixed Charges.

     12.2  Statement of Computation of Ratio of EBITDA, As Defined, to Cash Interest Expense.

     12.3  Statement of Computation of Ratio of EBITDA, As Defined, less Capital Expenditures to Cash Interest
           Expense.

     12.4  Statement of Computation of Ratio of Total Debt to EBITDA.

    *21.1  Subsidiaries of TransDigm Holding Company.

     23.1  Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1 hereto).

     23.2  Consent of Deloitte & Touche LLP.

     23.3  Consent of PricewaterhouseCoopers LLP.

     23.4  Consent of Deloitte & Touche LLP.

    *24.1  Power of Attorney of TransDigm Holding Company, TransDigm Inc., Marathon Power Technologies, ZMP, Inc.
           and Adams Rite Aerospace, Inc. (included on signature pages to this Registration Statement on Form S-4).

    *25.1  Statement of Eligibility and Qualification (form T-1) under the Trust Indenture Act of 1939 of State
           Street Bank and Trust Company.

    *27.1  Financial Data Schedule.

    *99.1  Form of Letter of Transmittal and related documents to be used in conjunction with the exchange offer.


------------------------


* Previously filed


                               SCHEDULES OMITTED

    Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

    Each of the undersigned Co-Registrants hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the respective Co-Registrant pursuant to the foregoing provisions described under Item 20 above, or otherwise, the respective Co-Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the respective Co-Registrant of expenses incurred or paid by a director, officer or controlling person of such Co-Registrant in the successful defense of any action, suit paid by a director, officer or controlling person of such Co-Registrant in the successful defense of any action, suit or proceeding) is asserted against such Co-Registrant by such director, officer or controlling person in connection with the securities being registered, such Co-Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    Each of the undersigned Co-Registrants hereby undertakes (i) to respond to requests for information that is incorporated by reference into this Prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    Each of the undersigned Co-Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

    Each of the undersigned Co-Registrants hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Each of the undersigned Co-Registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the application form.

    Each of the undersigned Co-Registrants hereby undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph or
(ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Each of the undersigned Co-Registrants hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Co-Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waco, State of Texas, on April 23, 1999.



                                TRANSDIGM INC.

                                By:           /s/ PETER B. RADEKEVICH
                                     -----------------------------------------
                                                Peter B. Radekevich
                                              CHIEF FINANCIAL OFFICER

                                TRANSDIGM HOLDING COMPANY

                                By:           /s/ PETER B. RADEKEVICH
                                     -----------------------------------------
                                                Peter B. Radekevich
                                              CHIEF FINANCIAL OFFICER

                                MARATHON POWER TECHNOLOGIES COMPANY

                                By:           /s/ PETER B. RADEKEVICH
                                     -----------------------------------------
                                                Peter B. Radekevich
                                              CHIEF FINANCIAL OFFICER

                                ZMP, INC.

                                By:           /s/ PETER B. RADEKEVICH
                                     -----------------------------------------
                                                Peter B. Radekevich
                                              CHIEF FINANCIAL OFFICER

                                ADAMS RITE AEROSPACE, INC.

                                By:           /s/ PETER B. RADEKEVICH
                                     -----------------------------------------
                                                Peter B. Radekevich
                                              CHIEF FINANCIAL OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TransDigm Inc., a Delaware corporation (the "Company"), for himself and not for one another, does hereby constitute and appoint Peter B. Radekevich, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement with respect to the proposed issuance, offer, exchange and delivery by the Company of its registered 10 3/8% Senior Subordinated Notes due 2008, or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chief Executive Officer
              *                   (Principal Executive
------------------------------    Officer) and Chairman of    April 23, 1999
      Douglas W. Peacock          the Board
                                President and Chief
              *                   Operating Officer
------------------------------    (Principal Executive        April 23, 1999
      W. Nicholas Howley          Officer) and Director
              *                 Chief Financial Officer
------------------------------    (Principal Financial and    April 23, 1999
     Peter B. Radekevich          Accounting Officer)

              *
------------------------------  Director                      April 23, 1999
        Stephen Berger

              *
------------------------------  Director                      April 23, 1999
       William Hopkins

              *
------------------------------  Director                      April 23, 1999
        Muzzafar Mirza

              *
------------------------------  Director                      April 23, 1999
        John W. Paxton

              *
------------------------------  Director                      April 23, 1999
      Thomas R. Wall, IV


*By:        /s/ PETER B.
             RADEKEVICH
      ------------------------
        Peter B. Radekevich
          Attorney-in-fact

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of TransDigm Holding Company, a Delaware corporation ("Holdings"), for himself and not for one another, does hereby constitute and appoint Peter B. Radekevich, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement with respect to the proposed issuance, offer, exchange and delivery by Holdings of its guarantee of TransDigm Inc.'s registered 10 3/8% Senior Subordinated Notes due 2008, or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chief Executive Officer
              *                   (Principal Executive
------------------------------    Officer) and Chairman of    April 23, 1999
      Douglas W. Peacock          the Board
                                President and Chief
              *                   Operating Officer
------------------------------    (Principal Executive        April 23, 1999
      W. Nicholas Howley          Officer) and Director
              *                 Chief Financial Officer
------------------------------    (Principal Financial and    April 23, 1999
     Peter B. Radekevich          Accounting Officer)

              *
------------------------------  Director                      April 23, 1999
        Stephen Berger

              *
------------------------------  Director                      April 23, 1999
       William Hopkins

              *
------------------------------  Director                      April 23, 1999
        Muzzafar Mirza

              *
------------------------------  Director                      April 23, 1999
        John W. Paxton

              *
------------------------------  Director                      April 23, 1999
      Thomas R. Wall, IV


*By:        /s/ PETER B.
             RADEKEVICH
      ------------------------
        Peter B. Radekevich
          Attorney-in-fact

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Marathon Power Technologies Company, a Delaware corporation ("Marathon"), for himself and not for one another, does hereby constitute and appoint Peter Radekevich, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement with respect to the proposed issuance, offer, exchange and delivery by Marathon of its guarantee of TransDigm Inc.'s registered 10 3/8% Senior Subordinated Notes due 2008, or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chief Executive Officer
              *                   (Principal Executive
------------------------------    Officer) and Chairman of    April 23, 1999
      Douglas W. Peacock          the Board

              *
------------------------------  President (Principal          April 23, 1999
     Robert S. Henderson          Executive Officer)

              *                 Chief Financial Officer
------------------------------    (Principal Financial and    April 23, 1999
     Peter B. Radekevich          Accounting Officer)

              *
------------------------------  Director                      April 23, 1999
      W. Nicholas Howley


*By:        /s/ PETER B.
             RADEKEVICH
      ------------------------
        Peter B. Radekevich
          Attorney-in-fact

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of ZMP, Inc., a California corporation ("ZMP"), for himself and not for one another, does hereby constitute and appoint Peter Radekevich, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement with respect to the proposed issuance, offer, exchange and delivery by ZMP of its guarantee of TransDigm Inc.'s registered 10 3/8% Senior Subordinated Notes due 2008, or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chief Executive Officer
    /s/ DOUGLAS W. PEACOCK        (Principal Executive
------------------------------    Officer) and Chairman of    April 23, 1999
      Douglas W. Peacock          the Board

    /s/ W. NICHOLAS HOWLEY      President (Principal
------------------------------    Executive Officer) and      April 23, 1999
      W. Nicholas Howley          Director
   /s/ PETER B. RADEKEVICH      Chief Financial Officer
------------------------------    (Principal Financial and    April 23, 1999
     Peter B. Radekevich          Accounting Officer)

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Adams Rite Aerospace, Inc., a California corporation ("Adams Rite Aerospace"), for himself and not for one another, does hereby constitute and appoint Peter Radekevich, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement with respect to the proposed issuance, offer, exchange and delivery by Adams Rite Aerospace of its guarantee of TransDigm Inc.'s registered 10 3/8% Senior Subordinated Notes due 2008, or any registration statement for this offering that is to be effective upon the filing pursuant to rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chief Executive Officer
    /s/ DOUGLAS W. PEACOCK        (Principal Executive
------------------------------    Officer) and Chairman of    April 23, 1999
      Douglas W. Peacock          the Board

    /s/ W. NICHOLAS HOWLEY      President (Principal
------------------------------    Executive Officer) and      April 23, 1999
      W. Nicholas Howley          Director
   /s/ PETER B. RADEKEVICH      Chief Financial Officer
------------------------------    (Principal Financial and    April 23, 1999
     Peter B. Radekevich          Accounting Officer)

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and Board of Directors of TransDigm Holding Company

We have audited the consolidated balance sheets of TransDigm Holding Company and its subsidiaries (the "Company") as of September 30, 1998 and 1997 and the related consolidated statements of income and retained earnings (deficit) and of cash flows for each of the three years in the period ended September 30, 1998 and have issued our report thereon dated November 9, 1998 (December 3, 1998 as to Note 18); such consolidated financial statements and report are included in this Registration Statement No. 333-71397. Our audits also included the consolidated financial statement schedule of the Company, shown on page II-12. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP
Cleveland, Ohio
November 9, 1998

                           TRANSDIGM HOLDING COMPANY
                       VALUATION AND QUALIFYING ACCOUNTS
             FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                                                     COLUMN C
                                                            --------------------------
                                                COLUMN B            ADDITIONS             COLUMN D
                                               -----------  --------------------------  -------------    COLUMN E
                  COLUMN A                     BALANCE AT    CHARGED TO                  DEDUCTIONS    -------------
---------------------------------------------   BEGINNING     COSTS AND     MARATHON        FROM        BALANCE AT
                 DESCRIPTION                    OF PERIOD     EXPENSES     ACQUISITION   RESERVE(1)    END OF PERIOD
---------------------------------------------  -----------  -------------  -----------  -------------  -------------

YEAR ENDED SEPTEMBER 30, 1998
  Allowance for doubtful accounts............   $     503     $    (165)           --     $      73      $     265
  Reserve for excess and obsolete
    inventory................................       3,771           773            --           209          4,335
  Sales returns and repairs..................       1,797           273            --           679          1,391
  Environmental..............................         683          (158)           --           245            280

YEAR ENDED SEPTEMBER 30, 1997
  Allowance for doubtful accounts............   $     403     $     149     $      25     $      74      $     503
  Reserve for excess and obsolete
    inventory................................       2,299           914           785           227          3,771
  Sales returns and repairs..................       1,155           792           748           898          1,797
  Environmental..............................          15           118           550            --            683

YEAR ENDED SEPTEMBER 30, 1997
  Allowance for doubtful accounts............   $     421     $     158     $      --     $     176      $     403
  Reserve for excess and obsolete
    inventory................................       2,375           411            --           487          2,299
  Sales returns and repairs..................       1,436           398            --           679          1,155
  Environmental..............................          18            --            --             3             15

(1) For the allowance for doubtful accounts and the reserve for excess and obsolete inventory, the amounts in this column represent charge-offs net of recoveries. For the sales returns and repairs and environmental accrued liabilities, the amounts primarily represent expenditures charged against liabilities.

                                 EXHIBIT INDEX


 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  ---------------------------------------------------------------------------------------------------------

    *2.1   Agreement and Plan of Merger, dated August 3, 1998, between Phase II Acquisition Corp. and TransDigm
             Holding Company.

    *2.2   Amendment One, dated November 9, 1998, to the Agreement and Plan of Merger between Phase II Acquisition
             Corp. and TransDigm Holding Company.

     2.3   Agreement and Plan of Reorganization, dated as of March 31, 1999, by and among TransDigm Inc., ARA
             Acquisition Corporation, ZMP, Inc. and TCW Special Placements Fund II.

    *3.1   Restated Certificate of Incorporation, filed on September 28, 1993, of TransDigm Holding Company.

    *3.2   Certificate of Amendment, filed on December 21, 1993, of the Restated Certificate of Incorporation of
             TransDigm Holding Company.

    *3.3   Certificate of Ownership and Merger, filed on December 3, 1998, merging Phase II Acquisition Corp. with and into TransDigm Holding Company.

    *3.4   Certificate of Incorporation, filed on July 2, 1993, of NovaDigm Acquisition, Inc. (TransDigm Inc.).

    *3.5   Certificate of Amendment, filed on July 22, 1993, of the Certificate of Incorporation of NovaDigm
             Acquisition, Inc. (TransDigm Inc.).

    *3.6   Certificate of Ownership and Merger, filed on September 13, 1993, merging IMO Aerospace Company with and into TransDigm Inc.

    *3.7   Certificate of Incorporation, filed on March 28, 1994, of MPT Acquisition Corp. (Marathon Power
             Technologies Company).

    *3.8   Certificate of Amendment, filed on May 18, 1994, of the Certificate of Incorporation of MPT Acquisition
             Corp. (Marathon Power Technologies Company).

    *3.9   Certificate of Amendment, filed on May 24, 1994, of the Certificate of Incorporation of MPT Acquisition
             Corp. (Marathon Power Technologies Company).

     3.10  Amended and Restated Articles of Incorporation, filed on April 23, 1999, of ZMP, Inc.

     3.11  Agreement of Merger, filed on April 23, 1999, merging ARA Acquisition Corporation with and into ZMP, Inc.

     3.12  Articles of Incorporation, filed on July 30, 1986, of ARP Acquisition Corporation (Adams Rite Aerospace,
             Inc.).

     3.13  Certificate of Amendment, filed on September 12, 1986, of the Articles of Incorporation of ARP
             Acquisition Corporation (Adams Rite Aerospace, Inc.).

     3.14  Certificate of Amendment, filed on January 27, 1992, of the Articles of Incorporation of Adams Rite
             Products, Inc. (Adams Rite Aerospace, Inc.).

     3.15  Certificate of Amendment, filed on December 31, 1992, of the Articles of Incorporation of Adams Rite
             Products, Inc. (Adams Rite Aerospace, Inc.).

     3.16  Certificate of Amendment, filed on August 11, 1997, of the Articles of Incorporation of Adams Rite Sabre
             International, Inc. (Adams Rite Aerospace, Inc.).

    *3.17  Bylaws of TransDigm Holding Company.

    *3.18  Bylaws of NovaDigm Acquisition, Inc. (TransDigm Inc.).

 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  ---------------------------------------------------------------------------------------------------------
    *3.19  Bylaws of MPT Acquisition Corp. (Marathon Power Technologies Company).

     3.20  Amended and Restated Bylaws of ZMP, Inc.

     3.21  Amended and Restated Bylaws of Adams Rite Aerospace, Inc.

    *4.1   Indenture, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon Power
             Technologies Company and State Street Bank and Trust Company, as trustee, relating to $125,000,000 aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2008 and the registered 10 3/8%
             Senior Subordinated Notes due 2008.

     4.2   Supplemental Indenture, dated April 23, 1999, among ZMP, Inc. and Adams Rite Aerospace, Inc. and State
             Street Bank and Trust Company, as trustee.

    *4.3   Specimen Certificate of 10 3/8% Senior Subordinated Notes due 2008 (the "Old Notes") (included in Exhibit
             4.1 hereto).

    *4.4   Specimen Certificate of the registered 10 3/8% Senior Subordinated Notes due 2008 (the "New Notes")
             (included in Exhibit 4.1 hereto).

    *4.5   Registration Rights Agreement, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon Power Technologies Company and BT Alex. Brown Incorporated and Credit Suisse First Boston
             Corporation.

    *4.6   Indenture, dated December 3, 1998, between TransDigm Holding Company and State Street Bank and Trust
             Company, as trustee, relating to $20,000,000 aggregate principal amount of 12% Pay-in-Kind Senior Notes due 2009.

    *4.7   Specimen Certificate of 12% Pay-in-Kind Senior due 2008 (included in Exhibit 4.6 hereto).

    *4.8   Registration Rights Agreement, dated December 3, 1998, among TransDigm Holding Company and Kelso
             Investment Associates IV, L.P. and Kelso Equity Partners II, L.P.

    *4.9   Credit Agreement, dated December 3, 1998, among TransDigm Inc. and TransDigm Holding Company and Bankers
             Trust Company, as the administrative agent, and the various financial institutions parties thereto.

    *4.10  First Amendment to the Credit Agreement, dated December 10, 1998, among TransDigm Inc. and TransDigm
             Holding Company and Bankers Trust Company, as the administrative agent, and the various financial institutions parties thereto.

     4.11  Second Amendment to the Credit Agreement, dated April 23, 1999, among TransDigm Inc., TransDigm Holding
             Company and Marathon Power Technologies Company and Bankers Trust Company, as the administrative agent, and the various financial institutions parties thereto.

     4.12  Third Amendment to the Credit Agreement, dated April 23, 1999, among TransDigm Inc. and TransDigm Holding
             Company and Bankers Trust Company, as the administrative agent, and the various financial institutions parties thereto.

    *4.13  Specimen Revolving Note evidencing the revolving borrowings under the Credit Agreement (included in
             Exhibit 4.9 hereto).

    *4.14  Specimen Term A Note evidencing the Term A credit advances under the Credit Agreement (included in
             Exhibit 4.9 hereto).

    *4.15  Specimen Term B Note evidencing the Term B credit advances under the Credit Agreement (included in
             Exhibit 4.9 hereto).

 EXHIBIT
   NO.                                              DESCRIPTION OF EXHIBIT
---------  ---------------------------------------------------------------------------------------------------------
    *4.16  Security Agreement, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon
             Power Technologies Company and Bankers Trust Company, as the administrative agent under the Credit
             Agreement.

    *4.17  Pledge Agreement, dated December 3, 1998, among TransDigm Inc., TransDigm Holding Company and Marathon
             Power Technologies Company and Bankers Trust Company, as the administrative agent under the Credit
             Agreement.

    *4.18  Form of Assignment of Security Interest in United States Copyrights by TransDigm Inc., TransDigm Holding
             Company and Marathon Power Technologies Company for the benefit of Bankers Trust Company, as the administrative agent under the Credit Agreement (included in Exhibit 4.16 hereto).

    *4.19  Form of Assignment of Security Interest in United States Trademarks and Patents by TransDigm Inc.,
             TransDigm Holding Company and Marathon Power Technologies Company for the benefit of Bankers Trust
             Company, as the administrative agent under the Credit Agreement (included in Exhibit 4.16 hereto).

     5.1   Opinion of Latham & Watkins regarding the validity of the New Notes.

   *10.1   Stockholders' Agreement, dated December 3, 1998, by and among TransDigm Holding Company, Odyssey
             Investment Partners Fund, LP, Odyssey Coinvestors, LLC, TD-Equity LLC, KIA IV-TD, LLC and Kelso Equity
             Partners II, L.P.

   *10.2   Stockholders' Agreement, dated December 3, 1998, by and among TransDigm Holding Company, Odyssey
             Investment Partners Fund and certain employee stockholders of TransDigm Holding Company.

   *10.3   Tax Allocation Agreement, dated December 3, 1998, between TransDigm Holding Company and TransDigm Inc.

   *10.4   TransDigm Inc. Senior Executive Benefits Plan.

   *10.5   Summary of Annual Incentive Compensation Plan for Key Management Employees of TransDigm Inc.

    12.1   Statement of Computation of Ratio of Earnings to Fixed Charges.

    12.2   Statement of Computation of Ratio of EBITDA, As Defined, to Cash Interest Expense.

    12.3   Statement of Computation of Ratio of EBITDA, As Defined, less Capital Expenditures to Cash Interest
             Expense.

    12.4   Statement of Computation of Ratio of Total Debt to EBITDA.

   *21.1   Subsidiaries of TransDigm Holding Company.

    23.1   Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.1 hereto).

    23.2   Consent of Deloitte & Touche LLP.

    23.3   Consent of PricewaterhouseCoopers LLP.

    23.4   Consent of Deloitte & Touche LLP.

   *24.1   Power of Attorney of TransDigm Holding Company, TransDigm Inc., Marathon Power Technologies, ZMP, Inc.
             and Adams Rite Aerospace, Inc. (included on signature pages to this Registration Statement on Form
             S-4).

   *25.1   Statement of Eligibility and Qualification (form T-1) under the Trust Indenture Act of 1939 of State
             Street Bank and Trust Company.

   *27.1   Financial Data Schedule.

   *99.1   Form of Letter of Transmittal and related documents to be used in conjunction with the exchange offer.


------------------------


*   Previously filed